================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                 PRE-EFFECTIVE

                                AMENDMENT NO. 7

                                      TO
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------
                       Gen-Net Lease Income Trust, Inc.
       (Exact Name of Registrant as Specified in Governing Instruments)

                               -----------------

                      24081 West River Road, First Floor
                          Grosse Ile, Michigan 48138
                                (734) 362-0175
  (Address, Including Zip Code, and Telephone Number, Including Area Code of
                   Registrant's Principal Executive Offices)

                               Jerry D. Bringard
                      24081 West River Road, First Floor
                          Grosse Ile, Michigan 48138
                                (734) 362-0175
 (Name, Address, Including Zip Code and Telephone Number, Including Area Code,
                             of Agent For Service)

                               -----------------

                                  Copies to:

                            John D. Ellsworth, Esq.
                         2027 Dodge Street, Suite 100
                             Omaha, Nebraska 68102

                               -----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               -----------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                            Proposed       Proposed
                                            Maximum        Maximum      Amount of
  Title of Each Class of    Amount to be Offering Price   Aggregate    Registration
Securities to be Registered  Registered     Per Unit    Offering Price     Fee
-----------------------------------------------------------------------------------
  Shares of common stock...  2,500,000       $10.00      $25,000,000    $6,250.00

================================================================================

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                            PRELIMINARY PROSPECTUS


                             SUBJECT TO COMPLETION

                          Gen-Net Lease Income Trust
                    A Real Estate Investment Trust Offering

                       2,500,000 SHARES OF COMMON STOCK
                               $10.00 PER SHARE

   Gen-Net Lease Income Trust, Inc. ("Gen-Net") is a Michigan corporation which intends to operate as a self-managed and self-advised real estate investment trust ("REIT"). This prospectus describes Gen-Net's offering of its shares of common stock to persons who, as purchasers of the shares, will become voting shareholders of Gen-Net. Unless Gen-Net receives a minimum commitment from investors to purchase a minimum of 300,000 shares (or $3,000,000) within one year after the date of this prospectus, all investor funds will be returned with interest. Prior to reaching this minimum amount, investor funds will be held in an interest bearing escrow account with Citizens First Savings Bank, Port Huron, Michigan.

   Gen-Net's shares will not be listed on any national or regional securities exchange or on the NASDAQ National Market. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. The use of forecasts in this offering is prohibited. Any representations to the contrary and any predications, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in Gen-Net is not permitted.

                               -----------------

  AN INVESTMENT IN GEN-NET INVOLVES SIGNIFICANT RISKS AND YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE "RISK FACTORS" SECTION ON PAGE 7 OF THIS PROSPECTUS FOR A DETAILED DISCUSSION OF THE
     RISKS ASSOCIATED WITH AN INVESTMENT IN GEN-NET. RISK FACTORS INCLUDE:

.. There will be no market for Gen-Net's shares, and shares may not be able to be resold at the offering price.

.. Gen-Net may not raise the maximum amount of proceeds sought in this offering, which will limit its ability to fully pursue its investment strategy.

.. Gen-Net does not yet own and has not yet identified any properties in which to invest.

.. Gen-Net has not yet qualified, for treatment as a REIT, and has not requested a ruling from the IRS as to its qualification as a REIT.

.. Gen-Net may use debt for up to 80% of the acquisition cost of its properties.
                               -----------------
--------------------------------------------------------------------------------

            --------------------------------------------------------

                                             Selling     Proceeds to
                          Price to Public Commissions(1) Company(2)
            --------------------------------------------------------
            Per Share....      $10.00         $.725        $9.275
            --------------------------------------------------------
            Total Minimum   $3,000,000(2)    $217,500    $2,782,500
            --------------------------------------------------------
            Total Maximum    $25,000,000    $1,812,500   $23,187,500
            --------------------------------------------------------

--------------------------------------------------------------------------------
(1) Investors Capital Corporation, a member of the National Association of Securities Dealers, Inc. ("NASD") will serve as managing underwriter on a "best efforts" basis, and expects to engage other members of the NASD (the "Selected Dealers") to offer the shares. Investors Capital will receive a fee of 1.5% of the gross proceeds from share sales to serve as managing underwriter, plus .25% for due diligence expenses. Additionally, Investors Capital will receive a selling commission of 5.5% which may be reallowed to the Selected Dealers if they sell shares.
(2) If Gen-Net raises the minimum of $3,000,000, it will invest a net of $2,672,500 in properties. See "Estimated Use of Proceeds."

   The offering will terminate on the earlier of either: (1) the acceptance by Gen-Net of offers for the purchase of $25,000,000 in shares or (2) the date which is one year after the initial date of this prospectus. If the offering is terminated because the $3,000,000 minimum has not been raised within the one year time period, all investor funds will be returned to the investors promptly with accrued interest from the date of collection.


                The date of this prospectus is October   , 2002





THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. GEN-NET MAY NOT SELL THE SHARES UNTIL THE REGISTRATION STATEMENT IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE SHARES AND IT IS NOT SOLICITING AN OFFER TO BUY THE SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               TABLE OF CONTENTS

SUMMARY OF THE OFFERING..................................................................  1
   Introduction..........................................................................  1
   The Net Lease Real Estate Business....................................................  1
   Risks and Other Important Factors.....................................................  1
   Who May Invest........................................................................  3
   Capitalization and Estimated Use of Proceeds..........................................  3
   Investment Objectives and Policies....................................................  4
   Properties............................................................................  4
   Management............................................................................  5
   Competition for Time and Services.....................................................  5
   Compensation to Management and Others.................................................  6
   Income Tax Considerations.............................................................  6
RISK FACTORS.............................................................................  7
   Risks Associated With This Offering...................................................  7
   Other Real Estate Investment Risks....................................................  9
   Corporate Risks....................................................................... 12
   Tax Risks............................................................................. 14
INVESTOR SUITABILITY..................................................................... 15
CONFLICTS OF INTEREST.................................................................... 16
   Competition for the Time and Services of Directors, Officers, Genesis and the Bartons. 16
   Holdings of Certain Persons........................................................... 17
   Common Counsel........................................................................ 17
THE COMPANY.............................................................................. 17
CAPITALIZATION........................................................................... 18
SELECTED FINANCIAL DATA.................................................................. 19
ESTIMATED USE OF PROCEEDS................................................................ 19
DILUTION................................................................................. 20
GEN-NET'S OBJECTIVES AND POLICIES........................................................ 20
   Operational Objectives................................................................ 20
   Investment Objectives................................................................. 21
   Investment Policies................................................................... 22
   Acquisition of Properties............................................................. 22
   Dividends............................................................................. 23
   Sale of Properties.................................................................... 24
   Borrowing Policies--Restriction of Leverage........................................... 24
   Reserves for Operating Expenses....................................................... 25
   Management of Properties.............................................................. 25
   Changes in Investment Objectives and Policies......................................... 26
   Certain Financial Activities Not Permitted............................................ 26
PROPERTY UNDERWRITING.................................................................... 27
MANAGEMENT............................................................................... 30
   Fiduciary Responsibility of the Directors............................................. 30
   The Directors' Duties Generally....................................................... 30
   Gen-Net's Directors and Executive Officers............................................ 32
   Daily Management Responsibility....................................................... 34
   Services of Genesis................................................................... 34

     PRIOR PERFORMANCE OF GEN-NET AND GENESIS...................        36
     ERISA CONSIDERATIONS.......................................        37
     INCOME TAX CONSIDERATIONS..................................        40
        General.................................................        40
        Requirements for Qualification and Taxation as a REIT...        41
        Distribution Requirements...............................        44
        Termination or Revocation of REIT Status................        45
        Taxation of the Company.................................        45
        Tax Deferred Exchanges..................................        46
        Taxation of Domestic Shareholders.......................        47
        Taxation of Foreign Shareholders........................        49
        United States Report Requirements.......................        49
        State and Local Taxes...................................        50
     DESCRIPTION OF ORGANIZATIONAL DOCUMENTS AND SHARES.........        50
        Description of Shares...................................        50
        Transfer Agent..........................................        50
        Meetings and Special Voting Requirements................        51
        Limitations on Holdings and Transfer....................        51
     REPORTS TO SHAREHOLDERS....................................        52
     PLAN OF DISTRIBUTION.......................................        52
     MANAGEMENT'S DISCUSSION AND ANALYSIS OF GEN-NET'S FINANCIAL
      CONDITION.................................................        54
     SALES MATERIALS............................................        54
     EXPERTS....................................................        54
     LEGAL MATTERS..............................................        55
     FURTHER INFORMATION........................................        55
     GLOSSARY...................................................        55
     EXHIBITS...................................................        60
        Order Form.............................................. Exhibit A
        Prior Performance Tables................................ Exhibit B
        Financial Statements.................................... Exhibit C

                            SUMMARY OF THE OFFERING

   The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus. The information appearing in the rest of the prospectus follows in the same order as the topics appear in this "SUMMARY." See "GLOSSARY" for definitions of capitalized terms used throughout the prospectus. Certain technical terms in this prospectus that are not defined within the text are defined in the Glossary.

Introduction

   Gen-Net is a Michigan corporation organized on September 28, 1998. Its sole shareholder at present is Genesis Financial Group, Inc, ("Genesis"), the organizer of Gen-Net and the Sponsor of this offering. Genesis does not intend to purchase shares in the offering, although there is nothing to prohibit it from doing so.

   Gen-Net is offering a total of 2,500,000 shares for sale at the price of $10.00 per share. Unless Gen-Net receives commitments from investors to purchase a minimum of 300,000 shares (or $3,000,000) on or before a date that is one year after the date of this prospectus, all investor funds held in escrow will be returned with interest to the investors.

   Investors Capital Corporation will assist Gen-Net in selling the shares by acting as managing underwriter of this offering on a "best efforts" basis.

   Gen-Net will acquire, own and manage properties located in the continental United States which are already leased, or are acquired on the condition that they will be leased, to certain qualifying tenants pursuant to "Net Leases." Gen-Net will hold and manage the properties and intends to eventually sell them. The net proceeds from the sale of such properties may be reinvested in other properties which meet Gen-Net's investment criteria.

The Net Lease Real Estate Business

   Under a typical Net Lease, the tenant is responsible for all or a substantial portion of real estate taxes, insurance and ordinary maintenance but not for capital expenses. Investments in Net Leased properties may offer more predictable returns than investments in properties which are not Net Leased since rising costs of operating Net Leased properties are absorbed by the tenants rather than the owner.

   Net Leased properties are often acquired through sale/leaseback transactions. Generally in a sale/leaseback transaction, the purchaser/landlord (such as Gen-Net) acquires a property from an operating company and simultaneously leases the property back to the operating company under a long-term lease. A sale/leaseback transaction is structured to provide the purchaser with a consistent stream of income that usually increases over time under to the terms of the lease.

Risks and Other Important Factors

   There are significant risks associated with being a shareholder in Gen-Net. The "RISK FACTORS" section of this prospectus contains a detailed discussion of the most important risks. The risk factors are organized into Risks Associated with this Offering, Other Real Estate Investment Risks, Corporate Risks, and Tax Risks. Please refer to the "RISK FACTORS" section of this prospectus for a more complete discussion of these risks, which are summarized below:

  Risks Associated with this Offering.

  . Gen-Net may be unable to raise the maximum proceeds. As a result, fewer properties may be acquired and Gen-Net may not be able to diversify as planned and/or fully pursue its investment strategy given the fact that Gen-Net has never previously raised equity capital from public investors.

  . Investing in real estate that is subject to mortgage debt, or leveraging, risks that a lender can foreclose on the property in which it holds a mortgage if Gen-Net does not repay the mortgage loan.

  . The offering price of $10.00 per share was determined arbitrarily by Gen-Net. Thus, there is no assurance the shares will maintain a value after the offering that compares favorably to the offering price.

  . The value of a share will be reduced by offering costs and can be further reduced by poor acquisitions by Gen-Net or the issuance of more shares in subsequent offerings.

  .  Gen-Net does not have any operating history.

  . Gen-Net is likely to be undercapitalized if it raises substantially less than the maximum offering proceeds, such that it will not diversify as planned and will have higher operating cost ratios.

  . The properties to be purchased are not known at this time. An investor will have no economic or other financial information available to assist in evaluating Gen-Net's prospective property purchases.

  . If Gen-Net distributes cash dividends to its shareholders, a portion is likely to be deemed a return of capital under applicable accounting rules. See INCOME TAX CONSIDERATIONS.

  Other Real Estate Investment Risks.

  . Because Gen-Net will lease to single tenants who will be largely responsible for maintaining the property leased to them, Gen-Net may be exposed to more financial risk due to a tenant's failure to perform under its lease than if a property were leased to multiple tenants.

  . The future value of real estate, and, consequently, Gen-Net's profits cannot be predicted. Investors cannot be sure that they will recover their original investment.

  . Because Gen-Net may acquire properties built for a special purpose and intended for particular tenants, the property may be hard to dispose of when the lease terminates or in the event of a tenant default.

  . Gen-Net may incur extraordinary expenses to comply with the Americans With Disabilities Act.

  Other Corporate Risks.

  . Gen-Net's Board of Directors and officers together will exercise all management rights subject only to the ability of the shareholders to elect the Directors.

  . Gen-Net may have insufficient working capital, which could result in Gen-Net having to borrow funds or receive additional capital through the sale of shares or subsequently authorized debt securities. There is no assurance that such additional capital can be obtained through the sale of additional shares or debt securities.

  . A shareholder will not likely be able to sell his or her investment because there is presently no organized market for the shares, no Gen-Net share buy-back program, and no planned date for termination of Gen-Net or a roll-up transaction. There is also a risk that if a shareholder is able to sell his or her shares in the future, the shareholder may have to sell them for less than the offering price.

  . The shareholders holding a majority of the shares may exercise certain voting rights, including the election of Directors, the amendment of Gen-Net's governing documents and a change in the investment objectives even if holders of 49% of the shares object.

  . The Directors have limited liability under Gen-Net's Articles of Incorporation and Bylaws.

  Tax Risks.

  . If Gen-Net fails to qualify or maintain its qualification as a REIT under the federal income tax laws, it will be taxed as a regular corporation and distributions to its shareholders will not be deductible by Gen-Net in computing its taxable income.

  . Gen-Net may incur tax liability and penalties for non-compliance with certain REIT provisions, including those relating to dividend payments and Prohibited Transactions (as defined in "INCOME TAX CONSIDERATIONS.").

  . There may in the future be adverse changes in the tax laws affecting Gen-Net and its shareholders.

   See "RISKS FACTORS" for further details.

Who May Invest

   Each investor must, at a minimum, have:

  .  gross income of $45,000 and a $45,000 net worth; or

  .  a net worth of $150,000

   Certain states require investors to meet higher standards. See "INVESTOR SUITABILITY" for details.

   This type of investment requires a long-term holding period, is considered to be illiquid and cannot be readily resold. The shares are not listed on any national market exchange or on NASDAQ. There are certain modest tax benefits claimed for this investment, but it is not a tax shelter and will not benefit a shareholder's tax situation as to the shareholder's other income. See the section in the prospectus entitled "INVESTOR SUITABILITY" for details.

Capitalization and Estimated Use of Proceeds

   The amount raised in this offering will affect Gen-Net's use of the offering proceeds. The more funds Gen-Net raises in the offering, the better able Gen-Net will be to locate and purchase suitable properties. If Gen-Net sells only the minimum number of shares, it will have cash available of approximately $2,672,500 to use for the purchase of properties, and expects to purchase approximately 2 properties. If Gen-Net is able to sell the maximum amount of shares, it is anticipated that Gen-Net will have cash available for property purchases of $22,437,500 after deduction of approximately $2,312,500 for selling commissions and expenses, other organization and offering costs, and expects to purchase approximately 20 properties. See "CAPITALIZATION" and "ESTIMATED USE OF PROCEEDS" for further details.

Investment Objectives and Policies

   Gen-Net's investment objectives include:

  . to provide regular dividends to the shareholders of no less than 90% of Gen-Net's taxable income and which may be in amounts exceeding Gen-Net's taxable income due to the non-cash character of depreciation as an expense;

  .  to provide shareholders with long term appreciation on their investment;

  . to provide shareholders with an inflation hedge by entering into leases which contain clauses for scheduled rent escalations, permitting Gen-Net to increase dividends and realize capital growth;

  .  to preserve shareholder capital.

   There is no assurance these objectives can be achieved.

   In attempting to achieve these objectives, Gen-Net will abide by the following requirements:

  . The properties acquired will be purchased for cash supplied by Gen-Net and loans encumbering the property not to exceed eighty percent (80%) of the property's total purchase price.

  . The properties, which will be used primarily for distribution and office purposes, will be leased to credit-worthy tenants, each of whom will have at least $100 million of net worth or be a municipal/state/federal government agency.

  . Net Leases with a tenant will provide that the tenant pays all or a significant portion of the operating costs associated with a property, including utilities, real estate taxes, insurance, maintenance but not capital expenditures such as roof replacement. In some cases, the leases may include an allowance in the base rent structure to cover such operational costs with any costs in excess of the allowance to be paid for by the tenant.

  . The leases will be for an extended period of time, typically ten or more years, and some will include increases in the rent during the lease period based on various formulas.

   There are also provisions in Gen-Net's Bylaws that impose conditions on possible joint ventures, and that prohibit numerous financial activities. See "GEN-NET'S OBJECTIVES AND POLICIES" for details.

Properties

   Gen-Net will attempt to acquire only certain types of properties. The properties it intends to acquire will be:

  .  primarily distribution or office;

  .  leased or to be leased on a long-term basis to a single tenant;

  .  have certain required terms in the lease;

  .  have a tenant that meets certain creditworthy criteria;

  .  satisfy certain conditions as to their prospects for appreciation.

   The properties Gen-Net intends to acquire may be located anywhere in the United States. See "PROPERTY UNDERWRITING" for details.

   Management will diversify Gen-Net's portfolio by geographical location, tenant industry segment, lease term expiration and property type with the intention of providing steady revenue growth with low volatility. Management believes that such diversification should help reduce exposure from regional recession, industry specific downturns and price fluctuations by property type. Prior to effecting any acquisitions, management will analyze:

  . property design, construction quality, efficiency, functionality and location with respect to the immediate market, city and region;

  . lease integrity with respect to term, rental rate increases, corporate guarantees and property maintenance provisions;

  .  present and anticipated conditions in the local real estate market;

  . prospects for selling or releasing the property on favorable terms in the event of a vacancy.

   Management also evaluates each potential tenant's financial strength and position within its respective industry and a property's strategic position and function within a tenant's operation or distribution systems.

Management

   Jerry D. Bringard is the President of Gen-Net, and is responsible for its management and day-to-day business affairs. Mr. Bringard will be assisted by Bruce Baum, who will be responsible for managing financial affairs. Both Messrs. Bringard and Baum are under the direction of the Board of Directors. See MANAGEMENT for information on the Directors. The Directors have a fiduciary duty under Michigan law to the shareholders, must exercise reasonable care and act in good faith. If the officers and Directors are found to be acting in a non-negligent manner and not in violation of the corporate governing documents, Michigan law or common law, they are entitled to indemnification from Gen-Net in covering the costs of defending themselves and any claims.

   Certain administrative aspects of Gen-Net's business and affairs as well as the analysis and selection of properties, negotiation of property acquisition terms, arranging debt financing terms and property management have been contracted to Genesis. Genesis is the Sponsor of this offering and the initial shareholder of Gen-Net. Genesis is owned by D. James Barton and Gregg S. Barton, his son (the "Bartons").

Competition for Time and Services

   Gen-Net will depend on the Directors, officers, and Genesis for its operation and the acquisition and management of its investments. Gen-Net's Directors and officers are all separately employed by other unrelated entities who require substantial amounts of their time. The Bartons are officers, directors and the sole owners of Genesis. The Bartons are active through Genesis in acquiring and operating Net Leased properties for Affiliates of Genesis. See "CONFLICTS OF INTEREST" for details.

   Likewise, Lieben, Whitted, Houghton, Slowiaczek & Cavanagh, P.C., L.L.O., is counsel to both Gen-Net and Genesis. Other counsel will be retained by one or more parties in the event of an apparent conflict between the interests of Gen-Net and Genesis.

Compensation to Management and Others

   Gen-Net will pay salaries for the services of the President and the Treasurer and reimburse certain expenses. Mr. Bringard's initial annual salary for serving as the President and Mr. Baum's initial annual salary for serving as the Treasurer will be $25,000. Mr. Bringard will receive no additional compensation for serving as a Director.

   The Independent Directors shall each receive an annual fee of $25,000 for serving as Directors which shall be in lieu of fees for attending each meeting of the Board of Directors in person or telephonically.

   For its services to Gen-Net, Genesis will receive compensation based upon a percentage of property sales prices and gross rental income. Genesis will also receive reimbursement for its expenses in connection with the organization of Gen-Net and this offering, Acquisition Expenses in connection with the acquisition of properties, administrative expenses in connection with providing administrative support to Gen-Net, and disposition expenses in connection with sales of properties. See MANAGEMENT for details.

   There have been no arm's length negotiations between Gen-Net and its officers and Directors or with Genesis in setting salaries, Directors' fees or fees to Genesis.

   Gen-Net will pay Investors Capital Corporation a fee equal to 1.5% of the gross sales price of shares for serving as managing underwriter, plus a fee of ..25% for due diligence expenses. Gen-Net will also pay Investors Capital a selling commission of 5.5%, which may be reallowed by Investors Capital to the Selected Dealers that sell shares. The total amount of selling compensation will not exceed 7.25%.

Income Tax Considerations

   The complexity of the federal income tax laws causes potentially material tax issues associated with an investment in Gen-Net. The principal tax consequences involved with an investment Gen-Net are that if Gen-Net is treated as a REIT for income tax purposes, investors may receive dividends that are partially sheltered from federal income taxation. These reductions in the taxable income are generated as a result of deductions from various operating expenses and from depreciation, and such deductions could be challenged by the IRS. Also, there could be changes in the federal tax laws which could either increase or decrease the tax impact from income received from Gen-Net.

   A discussion of the federal income tax issues which may be important to shareholders is set forth in the "INCOME TAX CONSIDERATIONS" section of this prospectus. This section includes a discussion of the many rules Gen-Net must follow in order to continue to qualify as a REIT and timely avoid paying federal income taxes.

                                 RISK FACTORS

   An investment in Gen-Net involves certain risks, some of which are peculiar to Gen-Net and others of which are inherent in all similar real estate investments. In analyzing the offering, prospective investors should consider carefully, among other factors, the effect, if any, of the following:

Risks Associated with this Offering


   Gen-Net has no operating history. Although Gen-Net was formed in 1998, it has been dormant and does not have any operating history. The Directors of Gen-Net and the Bartons have had experience in acquiring, developing, leasing and managing properties, but have no prior experience in managing and operating a public real estate investment trust.

   Shareholders are totally reliant on Gen-Net's management. The shareholders will not have any active participation in Gen-Net's management or in the investment of the proceeds of this offering, and, therefore, must rely on the management, acquisition expertise, and decisions regarding property investments provided by the Directors and the officers. See "THE COMPANY," "MANAGEMENT," "PRIOR PERFORMANCE" AND "DESCRIPTION OF ORGANIZATIONAL DOCUMENTS AND SHARES."

   Gen-Net's dividends, if any, will affect shareholders' tax situations. If Gen-Net generates cash from its operations and thereafter distributes the cash to shareholders in the form of dividends, a portion of those dividends will be deemed to be a return of capital to the extent the distribution exceeds net income as defined by generally accepted accounting principles. Moreover, a return of capital will also have the effect of reducing a shareholder's tax basis in his or her shares. See "INCOME TAX CONSIDERATIONS."

   There is no market for Gen-Net's shares, no share buy-back program and no planned date for a termination of Gen-Net or a roll-up transaction limiting the shareholders' ability to liquidate their investment. Although the shares are expected to be freely transferable, there is not expected to be a public market for the shares in the foreseeable future and, therefore, the shares are illiquid and considered to be long-term investments. Accordingly, a regular market for the shares will not likely develop during this offering and may not develop thereafter.
   Risks Associated with Leverage. On an aggregate basis, Gen-Net may borrow up to 80% of the purchase price of properties. The use of borrowed funds in the purchase of properties is referred to as "leverage." See "GEN-NET'S OBJECTIVES AND POLICIES--Acquisition of Properties."

   Greater use of leverage could result in less funds distributed to shareholders. The effects of utilizing leverage are to increase the number of properties that may be purchased with Gen-Net's funds available for investment, to increase the potential for gain, to increase the aggregate amount of depreciation available to Gen-Net and to increase the risk of loss. Also, while higher leverage should enable Gen-Net to acquire a greater number of investments, Gen-Net would need to utilize greater funds to make payments on the borrowed funds, which could result in less funds available for distributions to the shareholders. To the extent that Gen-Net uses leverage or increased amounts of leverage in the purchase of its properties, the potential for gain and risk of loss will be increased accordingly. If Gen-Net defaults on secured indebtedness such as a mortgage, the lender may foreclose, and Gen-Net could lose its investment in the property. Furthermore, mortgage market conditions and the policies of the Federal Reserve Board may make it difficult to obtain mortgages on acceptable terms. See "GEN-NET'S OBJECTIVES AND POLICIES."

   Certain forms of mortgage financing may require Gen-Net to sell properties or arrange for alternative financing. In purchasing properties subject to financing, Gen-Net may obtain financing with "due-on-sale" and/or "due-on-encumbrance" clauses which, upon future refinancing or sale of the properties, may cause the maturity date of such mortgage loans to be accelerated and such financing to become due. In such event, Gen-Net may be required to sell its properties on an all-cash basis, to acquire new financing in connection with the sale, or to provide seller financing. It is not Gen-Net's intent to provide seller financing, although it may be necessary or advisable in certain instances. It is unknown whether the holders of mortgages encumbering properties will require such acceleration or whether other mortgage financing will be available. Such factors will depend on the mortgage market and on financial and economic conditions existing at the time of the sale or refinancing.

   Gen-Net's ability to repay a balloon loan may depend on its ability to sell the property or obtain refinancing. Gen-Net may finance acquisitions of properties with mortgages that do not provide for the repayment of the entire principal amount of the mortgage loan or a substantial portion thereof during its term and therefore require "balloon" payments at maturity. Balloon payments are payments of a significant portion of the amount originally borrowed when the loan is due. The ability of Gen-Net to repay at maturity the outstanding principal amount of the balloon loan may be dependent on its ability to sell the property or obtain adequate refinancing, which in turn will be dependent upon economic conditions in general and the value of the property in particular at the time the loan is due. There is no assurance that Gen-Net will be able to refinance a balloon loan at maturity or that the terms of any new loan will be as favorable as the prior loan.

   If Gen-Net is unable to refinance a balloon loan at maturity, it may be forced to sell the property securing repayment of the balloon loan (or another property), which sale would be affected by economic conditions in general and possibly by the availability of financing to the purchaser. There is no assurance that the proceeds of such a sale would be sufficient to fully repay the balloon loan. Any refinancing or sale may affect the rate of return to shareholders and the projected time of disposition of Gen-Net's assets. To the extent that properties are subject to balloon mortgages, Gen-Net's objective of increasing equity through the reduction of mortgage debt on properties may be more difficult to achieve. See "GEN-NET'S OBJECTIVES AND POLICIES."

   Gen-Net's properties may not be geographically diversified, which could increase the risks to Gen-Net in the event of adverse economic conditions. Although it is not limited to investing in any particular area or region, Gen-Net may invest in properties primarily located in the same state or general geographical area. If Gen-Net's concentration of investments are in a single state or general geographical area, it will substantially increase the risks to Gen-Net in the event of any adverse change in the economic conditions and real estate markets within that state or general geographical area. Adverse trends in these economic factors could adversely affect rental income and appreciation in value of these properties, which in turn would materially affect Gen-Net's continued viability and profit potential. See "GEN-NET'S OBJECTIVES AND POLICIES" AND "PROPERTY UNDERWRITING."

   The offering price was determined arbitrarily and there is no assurance the shares will have a price determined by market factors. The Directors have arbitrarily determined the offering price for the shares. The offering price does not bear any relationship to objective factors or groups of objective factors, such as Gen-Net's financial condition. There is no assurance that the shares will have a price determined by market factors.

   An investment in Gen-Net will be immediately diluted. The offering price is $10.00 per share. There will be an immediate dilution of $ .72 in book value per share after the payment of all estimated offering expenses, and 7.20% of equity assuming that the minimum number of shares is sold. If the maximum number of shares is sold, the immediate dilution in book value will be $ .98 per share and 9.80% of equity. See "DILUTION." Investors will pay the same price for shares whether they acquire them before or after Gen-Net has made any investments. If investments previously acquired by Gen-Net have depreciated in value, the value of the shares purchased by the investor later in the offering will be diluted immediately upon the purchase of the shares. The Directors may authorize the issuance of shares in addition to shares issued in this offering, which would have the effect of diluting the interests of the existing shareholders.

   Gen-Net may be undercapitalized and unable to pursue its investment strategy. If Gen-Net raises a minimal amount of proceeds through this offering, it will be less able to achieve a planned diversification of properties, the percentage of the gross offering proceeds applied to property acquisition expenses will be higher, and Gen-Net may not be able to fully pursue its investment strategy. See "ESTIMATED USE OF PROCEEDS" AND "GEN-NET'S OBJECTIVES AND POLICIES."

   Gen-Net has not identified any properties so investors cannot investigate specific properties. Gen-Net has not identified any specific properties in which to invest. Because properties are not identified, prospective investors are unable to investigate any specific properties. However, this prospectus will be amended or supplemented at any time a reasonable probability exists that a specific property will be acquired. See "GEN-NET'S OBJECTIVES AND POLICIES."

   Gen-Net's operations involve various conflicts of interests. Genesis, the Sponsor, engages in a separate business of acquiring, managing, and selling Net Leased properties for other entities with similar investment objectives to those of Gen-Net. Genesis, and the Bartons (who control Genesis) do not have to favor Gen-Net. Genesis owns 20,346 shares of Gen-Net and can purchase additional shares under the terms of this offering. Gen-Net's Directors and officers can also purchase shares and, subject to certain limitations, can be expected to vote any such shares in their respective interests. See "CONFLICTS OF INTEREST."

Other Real Estate Investment Risks

   Single tenant leases depend upon the continued financial condition of one tenant. In leases with single tenants, the continued viability of the lease will depend directly on the continued financial viability of one tenant. If the tenant fails and the lease is terminated, Gen-Net would incur a reduction in cash flow from the property and the value of the property would be decreased. Also, where two or more properties have the same tenant, or related tenants, the continued viability of each property would depend directly on the financial viability of a single tenant. To help reduce these risks, Gen-Net will continue to consider the creditworthiness and financial strength of the tenants of its properties at the time they are acquired. See "GEN-NET'S OBJECTIVES AND POLICIES."

   Net leases provide greater tenant discretion and are typically for longer terms. Net Leases frequently provide the tenant greater discretion in using the leased property than ordinary property leases, such as the right to freely sublease the property, to make alterations in the leased premises, and to obtain early termination of the lease under specified circumstances. Further, Net Leases are typically for longer lease terms and thus, there is an increased risk that any rental increase clauses in future years will fail to result in fair market rental rates during those years.

   In leases with single tenants, the financial failure of a tenant could result in the termination of its lease with Gen-Net which, in turn, might cause a reduction in Gen-Net's cash flow and/or decrease the value of the property. In evaluating a possible investment, the creditworthiness, or financial strength, of a tenant generally will be a more significant factor than the value of the property without a lease with the tenant and the appraised value of a property will probably reflect the value of the tenant's ongoing lease of the property. See "GEN-NET'S OBJECTIVES AND POLICIES."

   If a tenant defaults on its lease payments, Gen-Net would not only lose the net cash flow from the tenant but also might divert cash flow generated by other properties to meet the mortgage payments on the defaulted property in order to prevent a foreclosure. See "GEN-NET'S OBJECTIVES AND POLICIES."

   If a lease is terminated, there can be no assurance that Gen-Net would be able to lease the property for the rent previously received or would be able to sell the property without incurring a loss. Gen-Net could also experience delays in enforcing its rights against tenants. Furthermore, the federal income tax laws may restrict Gen-Net's ability to deal with a new tenant after termination of a lease. See "INCOME TAX CONSIDERATIONS." In addition, there can be no assurance that Gen-Net could recover the property promptly in any bankruptcy proceedings or that Gen-Net would receive rent in such proceedings sufficient to cover its expenses with respect to the property.

   Real estate investments are expected to limit the ability of Gen-Net to vary its portfolio promptly in response to changing economic, financial and investment conditions. Real estate investments will be subject to risks such as adverse changes in general economic conditions or local conditions (for example, excessive building resulting in an oversupply of existing space or a decrease in employment, reducing the demand for real estate in the area), as well as other factors affecting real estate values (i.e., rent controls, increasing labor, materials and energy costs, the attractiveness of the neighborhood, etc). Investments will also be subject to risks such as adverse changes in interest rates, the availability of long-term mortgage funds and additional debt financing, and Gen-Net's ability to provide for adequate maintenance of its properties. To the extent that Gen-Net utilizes less amounts of debt to acquire properties, the risks relating to interest rates and long-term financing will be reduced.

   Gen-Net has not yet identified any specific properties in which to invest. Because properties are not identified, prospective investors are unable to investigate the properties. Like all real estate equity investments, Gen-Net's investments will be subject to the risk of inability to attract or retain tenants and to the risk of a decline in rental income as a result of adverse changes in the economic conditions, local real estate markets and other factors. Also, certain expenditures associated with equity investments (principally mortgage payments, real estate taxes, maintenance and utility costs) are not necessarily decreased by events adversely affecting Gen-Net's income from its investments. Should such events occur, Gen-Net's investments could become a burden, and distributions to shareholders may be impaired. In the event that mortgage payments are not met with respect to a property, Gen-Net could sustain a loss as a result of a foreclosure of mortgages secured by the property.

   There is no assurance that properties will appreciate in value, that Gen-Net will be profitable or pay dividends. While it is Gen-Net's policy to buy leased, income-producing properties at a price (inclusive of expenses) at or below the Appraised Value and below the replacement cost of similar structures, there is no assurance that any properties acquired by Gen-Net will operate at a profit, will appreciate in value or will ever be sold at a profit, or that dividends will be paid by Gen-Net. The marketability and value of any properties will be dependent upon many factors beyond Gen-Net's control. There is no assurance that there will be a ready market for the properties.

   There is no assurance that Gen-Net will receive sufficient subscriptions to be able to diversity its investments. This offering is being made on a "best efforts" basis, and there is no assurance that Gen-Net will receive subscriptions for all of the shares being offered. Gen-Net's potential profitability and its ability to diversify its investments both geographically and by number and type of investment purchased will be in part determined by the amount of funds at its disposal by virtue of the sale of shares in this offering.

   The value of special purpose properties will be adversely affected by the tenant's failure to renew or honor its lease. Gen-Net may acquire properties, which are specifically suited to the needs of particular tenants. The value of these properties would be adversely affected by the failure of the specific tenant for which they are suited to renew or honor its lease. Such properties would typically require extensive renovations to adapt them for new uses by new tenants. Also, it may be difficult for Gen-Net to sell special purpose properties to persons other than the present tenant.

   Gen-Net could suffer severe losses if hazardous materials are discovered on a property. Under federal law, a landowner has certain liabilities with respect to the presence of improperly disposed hazardous substances. This liability is present without regard to the landowner's fault or knowledge of such substances and may be imposed jointly or severally upon all succeeding landowners from the date of the improper disposal. Moreover, the requirements of state and local environmental laws governing the properties which Gen-Net acquires can be expected to differ from location to location. There can be no assurance that hazardous substances or wastes, contaminants, pollutants or sources thereof will not be discovered on properties during the time they are owned by Gen-Net or after its sale of them to third parties. In the event hazardous materials are discovered on a property, Gen-Net may be required to remove these substances or sources and clean up the property. In doing so, Gen-Net may incur liability to the full extent of its assets for the entire cost of removal and cleanup. Gen-Net could also be liable to tenants or other users of the property, and may find it difficult or impossible to sell the property before or after removal or cleanup.

   Gen-Net may make loans to purchasers of its properties and risks that a purchaser could default on the loan. Gen-Net may provide financing to purchasers of its properties in order to effect their sale. This financing would result in a delay of receipt of the proceeds from the sale of the property and, in essence, would result in Gen-Net's investing in a loan to the purchaser. Gen-Net may provide financing in circumstances where lenders are not willing to make loans secured by commercial real estate, or Gen-Net may find it desirable where a purchaser is willing to pay a higher price for the property than it would without the financing. As a result of making loans to purchasers, Gen-Net risks that the purchaser could default on the loan and have a negative affect on Gen-Net's profits.

   Gen-Net could suffer a loss if it cannot re-lease a property following early termination or default in a leaseback transaction. Gen-Net, on occasion, may lease a property back to the seller for a certain period of time or until stated rental income objectives are reached. A default by the seller/lessee or other early termination of the leaseback agreement could, depending on the size of the property and Gen-Net's ability to manage and re-lease it successfully, result in a loss. In the event of a default or early termination, there is no assurance that Gen-Net would be able to find new tenants for the property without incurring a loss.

   Gen-Net could face increased costs in complying with the Americans With Disabilities Act. Title III of the Americans with Disabilities Act of 1990 ("Title III") prohibits discrimination in the private ownership and operation of real estate. Title III addresses the design, construction and use of places of public accommodation and commercial facilities by private entities. In general, Title III provides that private entities who own, operate, or lease to a place of public accommodation cannot discriminate against persons with disabilities in the facility itself or the activities and operations conducted within the facility. Title III mandates that persons with disabilities be provided accommodations and access equal to, or similar to, to the general public. In order to ensure that its properties comply with Title III, Gen-Net may incur costs necessary to remove "architectural barriers," that is, everything that prevents a person with a disability from enjoying full and equal use of a facility. These costs may be prohibitive in certain situations and thereby prevent Gen-Net from buying a property that it might otherwise wish to purchase. In addition, the costs of compliance with the Title III may have a significant adverse impact on Gen-Net's profits.

   Certain accounting standards may make leaseback transactions less desirable for the seller of a property and thus reduce the number of properties available to Gen-Net. Certain accounting standards require leases to be classified for financial reporting purposes as either capital leases or operating leases. Capital leases are required to appear as assets and liabilities on the lessee's balance sheet. Transactions in which Gen-Net acquires a deed to a property may or may not be recognized as a sale for financial reporting purposes due to certain provisions in the lease of the property. These accounting standards might make sale-leaseback transactions less desirable for the seller-tenant that wants to treat the sale-leaseback as an operating lease, and, therefore, might reduce the prospective number of properties available to Gen-Net.

   Energy shortages may adversely affect the operations of Gen-Net's properties. There may be shortages or increased costs of fuel, natural gas, water, or electric power or allocations thereof by suppliers or governmental regulatory bodies in the areas where Gen-Net purchases properties. This may adversely affect the operation of the properties. Gen-Net will endeavor, where feasible, to provide in leases for the pass-through of any such increases to tenants of the properties, but there is no guarantee that Gen-Net will be successful.

   Gen-Net may not succeed in competing with other financial institutions with similar objectives. The results Gen-Net operations will depend upon the availability of suitable properties for investment, which in turn depends to a large extent on the type of property involved, the condition of the money market, the nature and geographical location of the property, competition and other factors, none of which can be predicted with certainty. Gen-Net will be competing for acceptable investments with other financial institutions, including insurance companies, pension funds and other institutions, real estate investment trusts and limited partnerships which have similar investment objectives. Many of these competitors have greater resources than Gen-Net and may have greater collective experience than the Directors.

   Gen-Net may suffer losses to properties that are not covered by insurance. Gen-Net will arrange for comprehensive insurance, including fire, liability and extended coverage on all properties. However, there are certain types of losses (generally of a catastrophic nature) which may be either uninsurable or not economically insurable. These losses generally include those resulting from war, earthquakes and floods, in addition to punitive damages. If any such disaster occurs and is not covered by insurance, Gen-Net might suffer a loss of capital invested and any profits which might be anticipated from the property.

Corporate Risks

   Gen-Net may have insufficient working capital and may be unable to obtain funds through other means to sustain operations. There is no assurance Gen-Net will have sufficient working capital. A deficiency in working capital may be caused by a decrease in revenues, by an increase in expenses, or by an uninsured casualty to a property or by other unanticipated events. During times of insufficient working capital, there is no assurance Gen-Net could borrow funds or receive additional capital through the sale of its shares. Further, loan covenants and other restrictions included in any financing agreements relating to the acquisition of properties or otherwise, could restrict Gen-Net's ability to borrow or its ability to draw funds from working capital reserves.

   Certain provisions in Gen-Net's organizational documents limit the shareholders' ability to take certain actions. Under Gen-Net's organizational documents, shareholders voting specified percentages of the shares may take certain actions, including amending the Articles of Incorporation and Bylaws and causing Gen-Net's dissolution and liquidation. Certain provisions cannot be amended without a "super majority" vote of 66 2/3% of the shares entitled to vote. All actions approved by the requisite number of shares would be binding on all of the shareholders, whether or not they voted their shares for such action, including votes to sell all or substantially all of Gen-Net's assets, to dissolve and liquidate, or to merge or reorganize. In certain mergers and reorganizations, dissenting shareholders may not have appraisal rights with respect to their shares under applicable Michigan state law. The Directors have the power to cause the issuance of additional shares without obtaining shareholder approval. See "DESCRIPTION OF ORGANIZATIONAL DOCUMENTS AND SHARES."

   The Bylaws provide that with respect to shares owned by the Directors, or any Affiliates, neither the Directors or any Affiliate may vote or consent on matters submitted to the shareholders regarding the removal of any Director, or any Affiliate, or any transaction between Gen-Net and any of them. In determining the applicable percentage in interest of shares necessary to approve a matter in which a Director and any Affiliate may not vote or consent, any shares owned by any of them shall not be included.

   The Directors enjoy limited liability which may result in inadequate remedies being available to shareholders in the event of a claim. The Directors are directors of a Michigan business corporation and as such are required to perform their duties in good faith, in a manner believed by the Directors to be in Gen-Net's best interests and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances. A Director who performs his duties in accordance with these standards will not be liable to Gen-Net or any other person for failure to discharge his obligations as a Director. Without regard for the additional responsibilities of Independent Directors, an Independent Director will not have any greater liability than that of a Director who is not independent.

   The Directors may in the future obtain insurance at Gen-Net's expense and in reasonable amounts, against losses from tort claims or other claims which may be made against a Director, officer, employee or agent of Gen-Net.

   Under its Bylaws, Gen-Net will, under specified conditions, indemnify its Directors, officers, employees and other agents against all liabilities incurred in connection with their serving in such capacities. Shareholders may be entitled to more limited rights of action than they would otherwise have absent the limitations on Directors' liability set forth in the Bylaws.

   A delay between receipt of investor funds and the purchase of properties will delay Gen-Net's receipt of income from the properties. Although Gen-Net will be constantly reviewing available properties, there will be a delay between the time investors purchase their shares and the time the net proceeds of the offering are invested in real estate interests. A delay in the investment of offering proceeds in real estate will delay Gen-Net's receipt of rents from properties and will delay the time that distributions would otherwise be made to shareholders.

   Additional financing may dilute shareholders' interests. Gen-Net is intended to be an "open-end" REIT in that the Directors are authorized, from time to time, and without shareholder approval, to obtain capital by issuing additional shares, notes, debentures, or other obligations which may be convertible into shares or accompanied by warrants or rights to purchase shares. The issuance of additional equity interests will be made at such times and under such terms as the Directors determine to be in the best interests of Gen-Net. It is possible, however, that the issuance of additional interests may result in dilution of the current shareholders interests. Gen-Net will not, however, issue any debt shares or additional mortgage debt which would increase Gen-Net's leverage above specified limits on indebtedness, and in any event will not issue shares unless Gen-Net's historical or substantiated future cash flow, excluding extraordinary items, is sufficient to cover the interest on the debt shares.

   Gen-Net may have to limit its investments to keep from being subject to regulation under the Investment Company Act of 1940. The Directors intend to operate Gen-Net so that it will not be subject to regulation under the Investment Company Act of 1940. Gen-Net may therefore have to forego certain investments which could produce a more favorable return. Should Gen-Net fail to qualify for an exemption from registration under the Investment Company Act of 1940, it would be subject to numerous restrictions. A failure to qualify for an exemption under the Investment Company Act of 1940 could adversely affect Gen-Net and the shareholders.

Tax Risks

   Shareholders may suffer adverse tax consequences if Gen-Net fails to qualify as a REIT. Gen-Net intends to operate so as to qualify for taxation as a REIT. As a REIT, it will be allowed a deduction for dividends paid to its shareholders in computing its taxable income. Should Gen-Net fail to qualify as a REIT for any tax year, its previous election to be taxed as a REIT would terminate and it would generally not be able to elect to be taxed as a REIT until the fifth year after the beginning of the first year of the disqualification. Without REIT qualification, Gen-Net would be taxed as a regular corporation, and distributions to its shareholders would not be deductible in computing its taxable income. The payment of any tax by Gen-Net resulting from its failure to qualify as a REIT would reduce the funds available for distribution to shareholders or for investment and, if shareholder distributions had been made in anticipation of Gen-Net's qualifying for taxation as a REIT, could force Gen-Net to borrow additional funds or to liquidate certain of its investments in order to pay the applicable tax. See "INCOME TAX CONSIDERATIONS."

   There could be future tax law changes that adversely affect Gen-Net. The discussions of the federal income tax considerations of this offering are based on current law, including the Internal Revenue Code, federal tax regulations, certain administrative interpretations thereof and court decisions. Future events, such as court decisions, administrative rulings and interpretations and changes in the Internal Revenue Code or regulations, that change or modify these provisions could result in treatment under the federal income tax laws for Gen-Net and/or the shareholders that differs materially and adversely from that described in this prospectus, both for taxable years arising after and before such event. There is no assurance that future legislation, administrative interpretations or court decisions will not be retroactive in effect.

   An investment in Gen-Net may not satisfy the diversification requirements of ERISA or be authorized by the governing instrument of a particular form of IRA. Fiduciaries of a pension, profit sharing or other employee benefit plan subject to ERISA should consider whether the investment in Gen-Net's shares satisfies the diversification requirements of ERISA, whether the investment is prudent in light of possible limitations on the marketability of the shares, whether the investment would be an improper delegation of control over or responsibility for plan assets and whether such fiduciaries have authority to acquire such shares under the appropriate governing instrument and ERISA. Also, fiduciaries of an IRA should consider that an IRA may only make investments that are authorized by the appropriate governing instrument. See "ERISA CONSIDERATIONS."

                             INVESTOR SUITABILITY

   It is important that investors recognize the possible illiquidity of the shares and likelihood of a long-term holding period in order to achieve Gen-Net's investment objectives. Accordingly, the purchase of shares is not suitable for any prospective investor whose funds must remain liquid or whose investment objectives for such funds do not include a long-term holding period.

   For the form of written agreement required to purchase shares, see the Order Form attached as Exhibit A to this prospectus. Genesis and each person selling shares on Gen-Net's behalf shall make every reasonable effort to determine that shares will only be sold to an investor who represents in writing that, at the time he executes the Order Form, he meets the applicable suitability requirements and is purchasing the shares for his or her own account or the account of a qualified retirement plan.

   In order to meet the suitability requirements for this offering, each investor not a resident of states discussed specifically below must, at a minimum, have (i) gross income, as defined in the Internal Revenue Code, of $45,000 and a $45,000 net worth (excluding home, furnishings and automobiles) or (ii) net worth of $150,000 (excluding home, furnishings and automobiles).

   In the case of sales to fiduciary accounts, these suitability requirements must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary. Genesis and Investors Capital will make every reasonable effort to determine suitability and will, in part, rely on the investor's representations in establishing the investor's suitability under the standards described in the prospectus. If one or both of these parties has reason to believe otherwise, the Order Form may be rejected. These suitability standards are guidelines established by Gen-Net and various state securities regulators to assure that investors have the financial means to assume the risks involved for an investment. In making this determination Genesis or Investors Capital will ascertain that the prospective investor:

    a. meets the minimum income and net worth standards applicable to the investor;

    b. can reasonably benefit from an investment in Gen-Net based on the investor's overall investment objectives and portfolio structure;

    c. is able to bear the economic risk of the investment based on the investor's overall financial situation; and

    d. has an apparent understanding of the fundamental risks of the investment, the risks that the investor may lose the entire investment, the lack of liquidity of the shares, the restrictions on transferability of the shares, the background and qualification of Genesis and the tax consequences of the investment.

   Records of information used to determine an investor's suitability for an investment in Gen-Net will be maintained for at least six (6) years.

   Investors who are residents of California must, at a minimum, have (i) gross income of $60,000 and a $60,000 net worth or (ii) net worth of $225,000.

   Investors who are residents of Maine must, at a minimum, have (i) gross income, as defined in the Internal Revenue Code, of $50,000 and a $50,000 net worth (excluding income, furnishings and automobiles) or (ii) net worth of $200,000 (excluding income, furnishings and automobiles).

   Investors who are residents of Missouri must, at a minimum, have (i) gross income of $60,000 and a net worth of $60,000 or minimum net worth of $225,000. Additionally, no more than 10% of a Missouri investor's liquid net worth can be invested in these securities.

   Investors who are residents of North Carolina must either have a minimum net worth of $225,000, or a minimum net worth of $60,000 and had during the last tax year or estimates that the investor will have during the current tax year, taxable income of at least $60,000, without regard to the investment in Gen-Net. Net worth shall be determined exclusive of principal residence, mortgage thereon, home furnishings and automobiles.

   An investment in Gen-Net by a Pennsylvanian cannot exceed 10% of the investor's net worth.

   Investors who are residents of Tennessee must, at a minimum, have (i) annual gross income of $60,000 and a net worth of $60,000 (not including home, home furnishings and automobiles) or (ii) net worth of $225,000 (excluding home, home furnishings and automobiles).

   Executing the Order Form shall not constitute a completed transaction until five (5) business days after the date the investor receives the prospectus. Investors will receive written confirmation their purchase of shares.

   If an investor were to later decide that the shares were not suitable, Genesis, or Investors Capital may nevertheless choose to rely on the investor's representation that he is a suitable purchaser, given the various considerations discussed above and in the Order Form.

   Investors who wish to transfer their shares after their initial investment may be subject to the securities laws of the state in which the transfer is to take place, including the imposition of suitability standards of the type described above.

                             CONFLICTS OF INTEREST

   Gen-Net's operation will involve various conflicts of interest. The Independent Directors will determine how Gen-Net will participate in any transaction or situation. The Directors have a fiduciary obligation to act on behalf of the shareholders and have an obligation to determine the Gen-Net's course of action in all situations in which a conflict of interest may arise. The conflicts of interest include the following:

Competition for the Time and Services of Directors, Officers, Genesis and the Bartons

   Gen-Net will depend on the Directors and officers and, initially at least, Genesis for maintaining its internal operations and for the acquisition, management and disposition of the properties. The Directors and officers will devote such time to Gen-Net's affairs as they, within their sole discretion exercised in good faith, determine to be necessary for the benefit of Gen-Net and its shareholders. See "MANAGEMENT." The Independent Directors may serve in similar capacities on the Boards of Directors of other investment programs.

   Genesis engages in a separate business of acquiring, managing and selling Net Leased property for Affiliates of Genesis other than Gen-Net. The Affiliates of Genesis are those 18 entities described in the Prior Performance section of this prospectus. All of those Affiliates have investment objectives similar to those of Gen-Net and seek to invest in similar properties. The arrangements between Genesis and Gen-Net do not require that 1) Gen-Net's needs and business activities take precedence over those of Genesis' other clients and Affiliates or 2) Genesis provide Gen-Net with a right of first refusal with respect to prospective properties that are found by Genesis and may be suitable for a number of its clients or Affiliates.

   Likewise, the Bartons, who control Genesis, hold no positions or offices with Gen-Net and are under no obligation to favor Gen-Net over any other Genesis Affiliate.

Holdings of Certain Persons

   Genesis, the Sponsor of this offering, previously acquired 20,346 shares of Gen-Net which are not included in this offering for an aggregate purchase price of $203,460. Genesis is not restricted from acquiring additional shares pursuant to the purchase terms of this offering. Gen-Net's Directors, officers and employees are also not restricted from acquiring shares and may acquire an unlimited number of shares in the future. Shares owned by these persons can be expected to be voted in the respective best interests of these persons in matters requiring the approval of the holders of a majority of shares and in any other matter submitted to a vote of the shareholders.

   The Bylaws provide that with respect to shares owned by Directors, or any Affiliate, neither the Directors nor any Affiliate may vote or consent on matters submitted to the shareholders regarding the removal of Directors, or any Affiliate on any transaction between Gen-Net and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter in which the Directors and any Affiliate may not vote or consent, any shares owned by any of them shall not be included.

   Genesis will hold 6.78% of the outstanding common stock of Gen-Net, assuming that the minimum amount of shares is sold in the offering, and that Genesis does not purchase any additional shares. Genesis will hold .81% of the outstanding common stock of Gen-Net, assuming that the maximum amount of shares is sold in the offering, and that Genesis does not purchase any additional shares. Genesis will not have the ability to control, by virtue of its voting power, the election of directors following the offering.

Common Counsel

   Lieben, Whitted, Houghton, Slowiaczek & Cavanagh, P.C., L.L.O., counsel for Gen-Net in connection with this offering, also serves as counsel to Genesis. In the event any legal controversy arises in which Gen-Net's interests appear to be in conflict with those of Genesis or its Affiliates, other counsel will be retained for one or more parties.

                                  THE COMPANY

   Gen-Net was organized on September 28, 1998 as a Michigan business corporation and has a perpetual existence. The incorporator of Gen-Net, David Bernard, is deceased.

   Prior to the commencement of this offering, Gen-Net filed Restated Articles of Incorporation with the State of Michigan on August 30, 2001. Since its formation in 1998 and through the commencement date of this offering, Gen-Net did not engage in any operating activities. Its corporate existence has been maintained in good standing by Genesis, its sole shareholder. However, the Bartons, who control Genesis, have not in the past, do not now, and do not in the future intend to, hold positions as officers with Gen-Net. Gen-Net's principal office is 24081 West River Road, First Floor, Grosse Ile, Michigan 48138. Its telephone number is (800) 546-2630.

   Genesis does not intend to purchase shares in this offering, but there is nothing prohibiting it from doing so.

   As of the date of this prospectus, Gen-Net does not own any properties nor has any property been selected for purchase by Gen-Net. Management expects that all of the properties to be acquired by Gen-Net will be leased to single tenants.

   This prospectus will be supplemented whenever a reasonable probability arises that Gen-Net will invest in a particular property.

                                CAPITALIZATION

   Gen-Net was formed with $100,000 in cash contributed by Genesis in exchange for 10,000 shares based on an assumed price per share of $10.00. Effective August 30, 2002, Genesis purchased an additional 10,346 shares by converting loans into equity. Gen-Net's capitalization at August 31, 2002 and after the issuance and sale of the minimum 300,000 shares or the maximum 2,500,000 shares will be as follows:

                                         August 31,
                                            2001     Minimum     Maximum
                                         ---------- ---------- -----------
     Initial Capital....................  $203,460  $  203,460 $   203,460
     Retained Earnings..................       657         657         657
     Investor's Capital, net of costs(1)        --  $2,702,500 $22,687,500
                                          --------  ---------- -----------
        Total Equity....................   204,117  $2,906,617 $22,891,617
                                          ========  ========== ===========

--------
(1) See footnotes (1), (2) and (3) under "ESTIMATED USE OF PROCEEDS."

                            SELECTED FINANCIAL DATA

   The following selected financial data for and as of the three years ended December 31, 2001, are derived from the Company's audited consolidated financial statements which have been prepared in accordance with accounting principles generally accepted in the United States of America. The Company's consolidated financial statements were examined by Zwick & Steinberger, P.L.L.C., whose report with respect to the three years ended December 31, 2001 and as of December 31, 2000 and 2001 appears in this prospectus. The selected financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's financial statements and notes thereto and other financial information appearing elsewhere in this prospectus.


                                              Year ended December 31, Eight months ended
                                              --------------------     August 31, 2002
                                              1999    2000    2001       (unaudited)
                                              -----   ----- --------  ------------------
Statement of Income Data
Revenues.....................................    --      -- $  1,340       $     93
Income taxes.................................    --      --      725             51
Net income...................................    --      -- $    615             42
                                                            --------       --------
Net income per share.........................    --      --      .06            .00
                                                            --------       --------
Weighted average number of shares outstanding    --      --   10,000         20,346

                                                  December 31,
                                              --------------------     August 31, 2002
                                              1999    2000    2001       (unaudited)
                                              -----   ----- --------  ------------------
Balance Sheet Data:
Working capital..............................    --      --  (79,530)       (58,495)
Total assets.................................    --      --  181,101        262,612
                                                            --------       --------
Shareholders' equity.........................    --      --  100,615        204,117

                           ESTIMATED USE OF PROCEEDS

   The following table sets forth information concerning the estimated use of proceeds from the sale of shares, assuming that the minimum of 300,000 shares are sold and that the maximum of 2,500,000 shares are sold. Certain of the figures set forth on the following table cannot be precisely calculated at the present time and could vary materially from the amounts shown.

   After the deduction from the offering proceeds of all fees and expenses associated with Gen-Net's organization and the offering and the acquisition of the properties and for a working capital reserve, a minimum of $2,672,500 (89%) of the remaining offering proceeds will be invested into the properties themselves.

                                                       Minimum Shares     Maximum Shares
                                                     -----------------  ------------------
                                                      Dollars   Percent   Dollars   Percent
                                                     ---------- ------- ----------- -------
GROSS OFFERING PROCEEDS............................. $3,000,000   100%  $25,000,000   100%
Less Organizational and Offering Expenses(1) (2) (3) $  297,500    10%  $ 2,312,500     9%
Amount Available for Investment..................... $2,702,500    90%  $22,687,500    91%
Working Capital Reserve............................. $   30,000     1%  $   250,000     1%
CASH AVAILABLE FOR PURCHASE OF PROPERTIES(4)........ $2,672,500    89%  $22,437,500    90%

--------
(1) Investors Capital will be paid compensation aggregating up to 7.25%. This includes a managing underwriter's fee of 1.5%, a sales commission of 5.5%, and .25% as an expense reimbursement allowance for bona fide, accountable due diligence expenses. The Selling commission may be allowed to Selected Dealers selling shares.

(2) The sum of all organization and offering expenses, including selling commissions incurred by Gen-Net, will not exceed 11% of the gross offering proceeds.
(3) Includes up to 2% or an estimated maximum of $500,000, whichever is less, to cover payments for the federal and state securities registration fees, fees of counsel, accountant's fees, printing expenses, and other out-of-pocket expenses paid by Gen-Net, at cost, in organizing and arranging for the sale of shares.
(4) In each property purchase transaction there will be Acquisition Expenses and Fees that are not reimbursed to Gen-Net. Such expenses and fees do not include expenses associated with property acquisitions that are part of the purchase price of the properties and are included in the basis of the properties.

                                   DILUTION

   The purchasers of the shares of common stock offered hereby will experience immediate dilution in the net book value of their shares of common stock. At December 31, 2001, the net book value of the Company was $10.06 per share. Effective August 30, 2002, Genesis purchased additional shares of common stock by converting loans made to Gen-Net into equity. Thus, at August 31, 2002, the net book value per share was $10.03. The purchasers will pay the same price per share ($10.00) as Gen-Net paid for all of its shares. Gen-Net estimates that the net proceeds after all expenses and a working capital reserve in the event the maximum number of shares is sold will be $22,437,500 and the net proceeds in the event the minimum number of shares is sold will be $2,672,500. Therefore, the book value at the time of completion of the offering in the event the maximum number of shares is sold will be $9.02, which represents a reduction of $.98 from the original purchase price and a dilution of 9.80% of equity. In the event the minimum number of shares is sold, the book value will be $9.28, which represents a reduction of $.72 from the original purchase price and a dilution of 7.20% of equity.

                       GEN-NET'S OBJECTIVES AND POLICIES

Operational Objectives

   Gen-Net's primary operational objectives are to increase funds from operations and cash available for distribution to shareholders. Management will focus on the following activities to achieve these objectives:

  . Acquiring properties that meet Gen-Net's acquisition criteria. See "GEN-NET'S OBJECTIVES AND POLICIES--Acquisition of Properties" and "PROPERTY UNDERWRITING."

  . Effectively managing properties through lease extensions, revenue enhancing property expansions, opportunistic property sales and redeployment of assets, when advisable; and

  . Financing properties at lower cost of capital, and increasing the Gen-Net's access to capital to finance property acquisitions and expansions.

   Gen-Net intends to acquire primarily existing or newly-developed distribution and office properties within the United States and to lease the properties to operating tenants pursuant to long-term Net Leases of typically seven or more years. Gen-Net expects that most properties will be leased by single entities rather than multiple tenants and will be acquired in sale-leaseback transactions. Gen-Net may acquire properties anywhere in the United States.

   If only a minimal amount of shares are sold, Gen-Net anticipates that it will acquire at least 2 properties. If the maximum number of offered shares are sold, Gen-Net anticipates that it will acquire up to 20 properties. Except as set forth in this prospectus, Gen-Net does not have a policy, and there is no limitation, as to the amount or percentage of its assets that may be invested in any one property.

   Gen-Net intends to purchase or develop only properties that are either currently leased or are committed to be leased on completion of the development activities. No leases will be entered into with a sole proprietor or franchisee who will operate a business on the property. Each non-governmental tenant of a property will be required to have a net worth of not less than $100 million, based on the tenant's most recent audited financial statement or other similar evidence establishing net worth.

   Gen-Net's procedures with respect to environmental due diligence are to require, prior to the purchase of a property, that all conditions imposed by a lender loaning funds toward the acquisition of the property, if applicable, have been satisfied and that all conditions imposed by the title insurer which exclude coverage due to environmental conditions are either removed, waived or found acceptable by a majority of the Directors. If neither the lender nor the title insurer raise issues regarding environmental due diligence, Gen-Net may nevertheless require certain protective representations from the seller, including an acceptable environmental study of the property.

Investment Objectives

   Gen-Net's principal investment objectives are:

  . To provide regular dividends to shareholders. To the extent possible, Gen-Net seeks to avoid the fluctuations in dividends that might result if dividends were based on actual cash received during the dividend period. To implement this policy Gen-Net may use cash received during prior periods, or cash received subsequent to the dividend period and prior to the payment date for such dividend, in order to pay annualized dividends consistent with the dividend level established from time to time by the Directors. Gen-Net's ability to maintain this policy is dependent upon its cash flow and applicable REIT rules. There can be no assurance that there will be cash flow available to pay dividends or that dividend amounts will not fluctuate. Quarterly dividends will be calculated with daily record and dividend declaration dates. However, the Directors could, at any time, elect to reduce administrative costs. As a matter of policy, Gen-Net, subject to applicable REIT rules, will seek to reinvest proceeds from the sale, financing, refinancing or other disposition of its properties through the purchase of additional properties.


  . To provide shareholders with long-term appreciation on their investment. Management believes that Gen-Net can realize its objective of long-term appreciation of its properties in light of the lowering of commercial real estate prices in recent years. There is, of course, no assurance Gen-Net will, in fact, realize appreciation in its portfolio of properties. Moreover, an individual investing directly in real estate would not have to pay the offering expenses expected to be paid by Gen-Net (up to 10% of the gross offering proceeds) and therefore Gen-Net would need to realize greater appreciation of the value of its properties in order for such an investor to realize the same return he might realize if he were able to invest directly in the real estate.


  . To provide investors with an inflation hedge. During times of inflation, it is management's experience that rental real estate experiences price increases commensurate with increases in inflation. However, inflation has become a less significant factor in recent years as rates of inflation have been low. Also, real property which is subject to long-term leases requiring fixed rents over future years may not experience an increase in price commensurate with inflation or commensurate with similar properties which are not subject to such leases.

  . To preserve capital. Gen-Net will attempt to preserve capital by endeavoring to continue to invest in a diversified portfolio of quality real estate under long-term leases to creditworthy tenants. The amount of money raised in this offering will affect the number of properties Gen-Net will be able to purchase. The more properties Gen-Net acquires, the more diversified it will be and the less it will be affected by any single property that does not perform as expected.

   There can be no assurance that any or all of the foregoing objectives will be achieved as each, to some extent, is dependent upon factors and conditions which are beyond Gen-Net's control. Management will endeavor to purchase properties under terms which will provide it with positive cash return and management will endeavor to acquire quality properties in areas of projected growth. However, Gen-Net's realization of cash flow and appreciation of value from its properties will depend on a number of factors, including short-term and long-term economic trends, federal income tax law, governmental regulations, local real estate and financial market conditions and property operating expenses. Moreover, the preservation of shareholders' capital will largely depend upon management's ability to invest in a diversified portfolio of real estate, which will in turn depend upon the amount of proceeds realized from the offering.

Investment Policies

   Gen-Net's investments must be made in accordance with the applicable REIT provisions in order for it to qualify as a REIT. With certain exceptions, equity interests in entities which do not qualify as REITs, but which own, develop or improve real property (as contrasted with direct equity interests in real property itself) are not includable in permitted classes of assets in applying the 75% test described in "INCOME TAX CONSIDERATIONS," and dividends from such investments are not includable in the 75% gross income test described in "INCOME TAX CONSIDERATIONS."

   Gen-Net's specific investment policies are:

      (1) The acquisition of income-producing improved real estate properties using borrowed capital only where prudent as determined by the Directors and in any event where borrowed funds will not constitute more than eighty percent (80%) of the purchase price of the property;

      (2) To utilize shareholder equity to purchase primarily income-producing distribution and office properties at prices (including pro rata acquisition and organizational costs) that are at or below Appraised Values; and

      (3) To purchase properties subject to long-term, Net Leases with tenants who are not sole proprietors or franchisees and who have a stated net worth of at least $100,000 million as expressed in their most recently issued audited financial statement or other reliable evidence establishing net worth on the date Gen-Net contracts to acquire the property, or are governmental entities.

   There can be no assurance that such objectives can be attained. It is not Gen-Net's objective to shelter taxable income of investors that is derived from other sources.

Acquisition of Properties

   Gen-Net will use the net offering proceeds (after payment of selling commissions and offering costs), which will be approximately $2,672,500 if only the minimum number of shares are sold and approximately $22,437,500 if the maximum number of shares are sold, for the purchase of qualifying real estate. Management will seek to diversify the portfolio by geographical location, tenant industry segment, lease term expiration and property type with the intention of providing steady, dependable cash flow. Management believes that such diversification should help insulate Gen-Net from regional recession, industry specific downturns and price fluctuations by property type.

   Properties could be located throughout the United States. Prior to effecting any acquisitions, management analyzes the (i) property's design, construction quality, efficiency, functionality and location with respect to the immediate submarket, city and region; (ii) lease integrity with respect to term, rental rate increases, corporate guarantees and property maintenance provisions; (iii) present and anticipated conditions in the local real estate market; and (iv) prospects for selling or releasing the property on favorable terms in the event of a vacancy. Management has retained Genesis, and may retain other third party acquisition specialists, to assist in this process.

   The ability to diversify will be limited by the number of properties that can be acquired with the available proceeds. Because investments will be made in Net Leased properties, Gen-Net does not presently anticipate establishing a large reserve for working capital.

   Gen-Net will purchase properties using not more than eighty percent (80%) borrowed capital. It will not subsequently mortgage properties unless it is determined by the Directors to be in Gen-Net's best interests, in order to obtain funds necessary to maintain Gen-Net's financial viability or any of its properties and, in any event, such borrowings will not exceed eighty percent (80%) of the purchase price of the property. The amount that may be borrowed will be determined by a number of factors, including the use of the proceeds, the lenders' restrictions, the likelihood that the loan can be readily serviced from rents at the property where the proceeds are applied and similar factors.


   Gen-Net presently does not own any properties and has not yet identified a property it intends to purchase. Although there can be no assurance as to when the proceeds from this offering will be fully invested, the Directors do not anticipate that there will be an inordinate amount of time required to complete the evaluation of properties prior to their acquisition. Genesis initially will be responsible for making property acquisition investigations and preparing acquisition reports for use by Gen-Net's management See "MANAGEMENT" AND "PRIOR PERFORMANCE OF GEN-NET AND GENESIS" for a discussion of its qualifications and experience in this regard. The purchase price of each property will be supported by the Director's determination of the fair market value of the property which may be supported by an independent Appraisal. Where a majority of the Independent Directors require an independent Appraisal, such an appraisal must be obtained. Copies of such appraisals will be retained at Gen-Net's offices for at least five years and will be available for inspection and duplication by any shareholder at the shareholder's expense.


   Any transaction with Genesis, or with a Director, officer or Affiliate of Gen-Net, including transactions that involve the acquisition of a property from such person, must be approved by a majority of the Independent Directors as being fair, competitive and commercially reasonable and no less favorable to Gen-Net than transactions with third parties under similar circumstances and must be supported by an independent Appraisal.

   Prior to the acquisition of any property, Gen-Net will be provided with evidence satisfactory to the Directors that it will acquire marketable title to the property, subject only to such liens and encumbrances as are acceptable to the Directors. Such evidence may include a policy of title insurance, an opinion of counsel or such other evidence as is customary in the locality in which the property is situated.

Dividends

   Gen-Net intends to distribute as dividends earnings from operations to the shareholders within 30 days after the close of each quarter. During the offering and acquisition phase of Gen-Net's operations, the Directors intend to distribute interest income earned on proceeds that are temporarily invested. The ultimate amount of such dividends will depend upon Gen-Net's profitable operation and cash flow needs. In order to preserve Gen-Net's qualification as a REIT, Gen-Net is required to distribute at least 90% of its distributable REIT taxable income. Because of the possible receipt of such income without corresponding distributable cash it is possible that Gen-Net may make such required dividends from borrowed funds or working capital reserves. There can be no assurance that funds for required dividends will be available from any such sources. See "INCOME TAX CONSIDERATIONS--Distribution Requirements."

Sale of Properties

   Gen-Net expects to sell some or all of its properties over time. The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of performance of the property, existing market conditions and also the economic benefits of continued ownership. In deciding whether to sell properties, the Directors will consider factors such as potential capital appreciation, cash flow and federal income tax consequences. Affiliates of one or more Directors may be selected to perform various substantial real estate brokerage functions in connection with the sale of properties. Gen-Net will not sell any property to the Directors or their Affiliates, or to Genesis.

   Net proceeds from the sale of any property may, at the election of the Directors based upon their then current evaluation of real estate market conditions, either be distributed to the shareholders or be reinvested in other properties. A reinvestment in other properties would be feasible only if it can be accomplished on a tax-deferred basis so that Gen-Net will not suffer any significant adverse tax consequences. Any properties in which net proceeds from a sale are reinvested will be subject to the same acquisition guidelines as properties initially acquired by Gen-Net. See "PROPERTY UNDERWRITING."

   In connection with the sale of a property owned by Gen-Net, purchase money obligations secured by mortgages may be taken as partial payment. The terms of payment to Gen-Net will be affected mainly by prevailing economic conditions. To the extent Gen-Net receives notes and property other than cash on sales, such proceeds will not be included in net proceeds of sale until and to the extent the notes or other property are actually collected, sold, refinanced or otherwise liquidated. Gen-Net may receive payments (cash and other property) in the year of sale in an amount less than the full sales price and subsequent payments may be spread over several years. Therefore, dividends to shareholders of the proceeds of a sale may be delayed until the notes or other property are collected at maturity, sold, refinanced or otherwise converted to cash. The entire balance of the principal may be a balloon payment due at maturity. For federal income tax purposes, unless Gen-Net elects otherwise it will report the gain on such sale ratably as principal payments are received under the installment method of accounting.

Borrowing Policies--Restriction on Leverage

   In the exercise of their fiduciary duties, the Directors may elect to borrow funds in order to take advantage of particular acquisition opportunities, cover the cost of improving a property, cover costs not met by insurance or cover operating costs. In any event, the Directors will not encumber any property in excess of eighty percent (80%) of its purchase price. Furthermore, the Directors will not borrow funds in order to use the proceeds from the borrowing to pay dividends to shareholders.

   Gen-Net may not borrow from a Director, officer or any Affiliate thereof, or from Genesis unless a majority of Directors, including a majority of Independent Directors, not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to Gen-Net than loans between unaffiliated parties under the same circumstances.

   Gen-Net will not issue any senior shares nor will it invest net proceeds of this offering in junior mortgages, junior deeds of trust or similar obligations.

Reserves for Operating Expenses

   Gen-Net expects that approximately one percent (1%) of the gross proceeds of this offering will be reserved initially to meet operating costs and expenses of the properties, capital expenditures and initial cash distributions. To the extent that such reserve and any income are insufficient to defray costs and other obligations and liabilities, it will be necessary to attempt to finance or refinance properties or, in the event financing or refinancing is not available on acceptable terms, to liquidate the investment in certain properties on possibly unfavorable terms. During the holding period of a property, Gen-Net may increase reserves from rental income to meet anticipated costs and expenses and other economic contingencies. If, in any fiscal quarter, the Directors determine that reserves are in excess of the amount necessary for operations, such excess may be included in and distributed as dividends. The Directors will use their best efforts to restore the reserves if they fall below 1% of adjusted capital contributions by replenishing such reserves out of rental income before any further distributions of dividends.

   Gen-Net's total operating expenses, including, but not limited to, certain administration items such as personnel salaries shall (in the absence of a satisfactory showing to the contrary) be deemed to be excessive if they exceed in any fiscal year the greater of:

      (a) 1.66% of its average invested assets or 15.76% of its net income for such year if the minimum amount of shares are sold; and

      (b) .0035% of its average invested assets or 3.5% of its net income for such year if the maximum number of shares are sold.

   The Independent Directors shall have the fiduciary responsibility of limiting such expenses to amounts that do not exceed such limitations unless such Independent Directors shall have made a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meeting of the Directors.

Management of Properties

   Each property will initially be managed on Gen-Net's behalf by Genesis. This arrangement with Genesis will include providing services in connection with negotiating leases, providing monthly statements as to the income and expense applicable to each property, receiving and depositing monthly lease payments, periodic verification of tenant payment of real estate taxes and insurance coverage, and periodic inspection of properties and tenants' maintenance records where applicable. The tenants will be responsible at their expense for day-to-day oversight and maintenance of the properties.
   Genesis is also empowered to enforce, on behalf of Gen-Net, the tenants' responsibilities under the leases. It will be authorized to hire attorneys, accountants, administrative personnel and other professionals or contractors as they deem necessary or appropriate to effect its duties under the contract. It also has authority to hire such persons as may be necessary to fulfill Gen-Net's responsibility as owner and lessor of the property, including contractors, subcontractors, materialmen, laborers, surveyors, architects and engineers.

   Genesis has entered into a written services contract with Gen-Net to provide these services. It is further described in "MANAGEMENT."

Changes in Investment Objectives and Policies

   Shareholders have voting rights with respect to the establishment, implementation or alteration of Gen-Net's investment objectives and policies. The Directors will not make any material changes in the investment objectives and policies described above without first obtaining the written consent or approval of shareholders owning in the aggregate more than 50% of the then outstanding shares, excluding shares held by officers, Directors and Affiliates.

   The Bylaws provide that in the event the Directors call a special meeting of the shareholders, the meeting shall be called for a time and place reasonably believed convenient to a majority of the shareholders.

Certain Financial Activities Not Permitted

   It is Gen-Net's policy not to engage in the following financial or investment activities, except to the extent indicated:

      (a) invest in unimproved real property or mortgage loans on unimproved real property;

      (b) invest in commodities or commodities futures contracts;

      (c) make loans to Genesis, the Directors, or Affiliates thereof except as permitted under (d) below or to wholly owned subsidiaries of Gen-Net;

      (d) make mortgage loans unless certain specific procedures and policies are followed, which may include obtaining an appraisal of the underlying property;

      (e) issue redeemable equity securities;

      (f) issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt;

      (g) issue options or warrants to purchase shares to the Directors or Affiliates except on the same terms as such options or warrants are sold to the general public. Gen-Net may issue options or warrants to persons not so connected with Gen-Net but not at exercise prices less than the fair market value of such securities on the date of grant and for consideration (which may include services) that in the judgement of the Independent Directors, has a market value less than the value of such option on the date of grant. Options or warrants issuable to the Directors or any Affiliate shall not exceed an amount equal to ten percent (10%) of the outstanding shares of Gen-Net on the date of grant of any options or warrants;

      (h) issue shares on a deferred payment basis or other similar arrangement;

      (i) invest in any mortgage loans that are subordinate to any liens or other indebtedness on a property;

      (j) invest in equity securities unless a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction approves the transaction as being fair, competitive and commercially reasonable;

      (k) sell any of its properties to any Director or Affiliates or to Genesis;

      (l) engage in any short sales of securities or trading, as distinguished from investment activities;

      (m) engage in underwriting or the agency distribution of securities issued by others;

      (n) acquire securities in any company holding an investment or engaging in activities in which Gen-Net is prohibited to invest or engage;

      (o) invest in the securities of other issuers for the purpose of exercising control;

      (p) invest in the securities of or interests in persons or other entities engaged in real estate activities;

      (q) engage in the purchase and sale of investments, other than the properties which satisfy Gen-Net's investment objectives or for the purpose of investing on a short-term basis reserves and funds available for the purchase of properties;

      (r) acquire shares through repurchase except as may be necessary to maintain qualification as a REIT.

      (s) engage in a contract, joint venture or other transaction or series of transactions with any Director, officer, or Affiliate, or with Genesis, unless a majority of the Directors including a majority of the Independent Directors determines that the contract, joint venture, or other transaction is fair, competitive and commercially reasonable and on terms and conditions no less favorable to Gen-Net than those available from unaffiliated third parties under the same circumstances.

   The foregoing policies shall not be changed except in the case of a proposal to do so being made by a shareholder or the Directors and the votes of a majority of the shareholders (not including shares held by officers, Directors, or an Affiliate) voting at any regular or special shareholders' meeting.

                             PROPERTY UNDERWRITING

   As of the date of this prospectus, Gen-Net has not acquired any properties nor has it identified any properties that it intends to acquire. The Directors are evaluating various properties for acquisition and will engage in discussions with sellers from time to time regarding the purchase of properties. Depending on the proceeds obtained from this offering, the Directors intend to diversify the type and location of commercial properties acquired. Gen-Net is not limited as to the amount or percentage of its assets that may be invested in any specific property. Although Gen-Net presently intends to purchase from two to twenty properties with the net proceeds of this offering, the Directors may purchase only a single property if, in their judgment, such purchase would be in Gen-Net's best interest.

   In determining whether a property is a suitable acquisition for Gen-Net, the Directors will consider the following factors, among others:

      (a) the safety of the investment;

      (b) the location, condition, use and design of the property and its suitability for a long-term Net Lease;

      (c) the terms of the proposed lease (including, specifically, provisions relating to rent increases or percentage rent and provisions relating to passing on operating expenses to tenants);

      (d) the creditworthiness of the lessee (which must be a publicly traded company or a municipal/state/federal government agency and have a net worth of at least $100 million based on the lessee's most recent audited financial statement or other similar evidence establishing net worth) and the cash flow expected to be generated by the property;

      (e) the prospects for long-term appreciation of the property;

      (f) the prospects for long-range liquidity of the investment in the property; and

      (g) the stability and potential growth of the community.

  . Underwriting Lessees. Gen-Net will undertake a thorough analysis in selecting lessees. This analysis includes a review of publicly available information concerning the lessee, a credit analysis of financial statements and operating history, evaluation of unit level performance including closure and business failure statistics, analysis of market penetration and name recognition.

  . Underwriting Lessee Credit. The lessees will be all companies with a minimum net worth of $100 million companies or government agencies. Gen-Net subjects each proposed lessee to a thorough underwriting process designated to identify the most creditworthy lessees and minimize the risk from defaults and business failures. Gen-Net will target only lessees with the competitive position and financial strength to meet their obligations throughout the lease term. The Directors will evaluate the party's creditworthiness in terms of its most recent financial statements, its general credit history, any trends exhibited by its credit rating, appropriate references, if available, the type of business in which it engages, the size and scope of its business, the length of its operating history, the background and experience of its management and similar types of factors. In keeping with their philosophy as to the safety of the investment, the Directors are willing to receive a somewhat lower rent in exchange for having a higher credit standard in the tenant.

  . Underwriting Site Selection. Prior to acquiring a property, Gen-Net will engage in an extensive site review. Gen-Net will typically undertake a long-term viability and market value analysis, including an inspection of the property and surrounding area by an acquisition specialist, and assessment of a market area demographics, consumers demand, traffic patterns, surrounding land use, accessibility, visibility, competition and parking.

  . Maintenance of Relationships with Lessees. Once a business concept has been approved, Gen-Net will seek to develop a strong ongoing working relationship with its lessees.

  . Active Management of Lessee Credit. In addition to monitoring lessee compliance with lease obligations, Gen-Net will regularly review the financial condition of its lessees and business, economic and market trends to identify and anticipate problems with lessee performance, which could adversely affect the lessee's ability to meet lease obligations.

   Another set of important factors in assessing properties for acquisition and the terms of prospective leases are the property's prospects for long-term appreciation and the prospects for long-range liquidity of the investment. If the Directors are successful in their efforts relating to safety of the investment and creditworthiness of the lessee, then to a degree the properties' prospects for long-term appreciation and liquidity will be enhanced. Other considerations of the Directors affecting appreciation of the properties and liquidity of the investment include: inclusion of lease clauses providing for increased rents based on a tenant's increased revenues, lease clauses providing for periodic inflation adjustments to the base rent, minimizing deferred maintenance by prompt attention to repair and replacement needs at the properties and by including common area maintenance clauses in the leases, and locating properties in areas where the financial institutions are less inclined to make speculative real estate loans (to potential competitors) than was the case in the past. These considerations, as well as others that may be appreciated by the Directors once they study the facts and circumstances surrounding a particular acquisition prospect, will principally affect the appreciation and liquidity aspects referred to above.

   Prospective investors should recognize that the Directors may in good faith select properties that do not satisfy one or more of these standards. There is no assurance that even if a property satisfies, by the Directors' standards, every one of the above factors, that such a property will perform profitably.

   Ordinarily, the consideration paid for the property will be based upon the fair market value of the property, as determined by a majority of the Directors. In all cases where a majority of the Independent Directors so determine, fair market value shall be determined by an independent appraiser selected by the Independent Directors.

   Any transaction with a Director, officer or Affiliate or with Genesis that involves the acquisition of a property from such person must be approved by a majority of the Independent Directors as being fair, competitive and commercially reasonable and no less favorable to Gen-Net than transactions involving similar properties with similar circumstances. Additionally, the total price for the property being acquired will not be in excess of the appraised value of the property as stated in an Appraisal by a qualified independent real estate appraiser selected by the Independent Directors. If the price is in excess of the cost of the property to the seller, the Independent Directors must determine that substantial justification exists for the excess and the excess is not unreasonable. NO OTHER RESTRICTIONS APPLY WITH RESPECT TO GEN-NET'S ACQUISITION OF PROPERTIES FROM A DIRECTOR, OFFICER OR AFFILIATE. Gen-Net shall not sell or lease property to an employee, officer, Director or Affiliate.

   At such time as the Directors believe a reasonable probability exists that a property will be acquired, this prospectus will be supplemented to disclose the pending acquisition. Based upon the experience and acquisition methods of the Directors, this will normally occur on the signing of a legally binding purchase agreement, but may occur before or after such signing, depending on the particular circumstances surrounding each potential acquisition. A supplement to this prospectus will describe in detail the proposed terms of purchase, the property to be acquired, the financial results of the prior operation, if any, of the property and other information considered appropriate for an understanding of the transaction. Upon termination of this offering, no further supplements to this prospectus will be distributed, but shareholders will receive reports containing substantially equivalent information about acquisitions.

   THE INITIAL DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT GEN-NET WILL ULTIMATELY CONSUMMATE THE PROPOSED ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT TO THIS PROSPECTUS AND THE ACTUAL PURCHASE.

                                  MANAGEMENT

Fiduciary Responsibility of the Directors

   The Directors are accountable to Gen-Net as fiduciaries and consequently must exercise good faith in handling its affairs. As a fiduciary, a corporate director can be held to a higher standard with respect to his activities affecting corporate matters than the standard of reasonable care. The higher standard would apply primarily to a Director's handling of Gen-Net's funds.

   The Bylaws provide that the Directors will not be liable to Gen-Net or the shareholders for acts or omissions in the exercise of their judgment relative to Gen-Net if their actions were not the result of negligence or misconduct and in the case of the Independent Directors gross negligence or willful misconduct. Furthermore, Gen-Net will indemnify the Directors for any claim or liability arising out of their activities on behalf of Gen-Net unless such claim or liability was the result of negligence or misconduct or in the case of the Independent Directors gross negligence or willful misconduct. Therefore, the shareholders have a more limited right of action than would otherwise be the case absent such provisions in the Bylaws. The foregoing limitations on liability do not, however, affect the availability of non-monetary relief nor do they apply to violations of federal securities laws.

   In the opinion of the SEC, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and therefore unenforceable. In the event that a claim for indemnification for liabilities arising under the Securities Act of 1933 (other than the payment by Gen-Net of expenses incurred or paid by the Directors in the successful defense of any such action, suit or proceeding) is asserted by the Directors in connection with the shares Gen-Net will submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy and will be governed by the final adjudication of such issue.

The Directors' Duties Generally

   In general, decisions made by the Directors respecting Gen-Net's operations must be made by a majority of those Directors not otherwise interested in the transaction. A majority of the Directors must consist of Independent Directors. An Independent Director may not, directly or indirectly (including through a member of his or her immediate family), own any interest in, be employed by, have general present business or a professional relationship with or serve as an officer or director of an Affiliate. An Independent Director may not perform material services for Gen-Net, except as a Director.

   The Bylaws have been reviewed and ratified by a majority vote of the Directors and of the Independent Directors.

   Gen-Net presently has three (3) Directors, two (2) of whom are Independent Directors. The Bylaws provide for a minimum of three and a maximum of seven Directors, with the actual number being set from time to time by the Directors.

   Although Gen-Net believes it unlikely, it is possible that the Independent Directors (if there is an even number) would deadlock on a particular matter because one or more Directors cannot vote due to an interest they have in a particular proposed transaction involving Gen-Net. The Bylaws provide that in that event, Gen-Net is prohibited from entering into or continuing in a transaction that benefits or would benefit the interested Director(s).

   A Director holds office until the next annual meeting of shareholders or until his successor is duly elected and qualified. Directors may be re-elected by shareholders. A Director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of at least a majority of all the outstanding votes entitled to be cast at a meeting called for the purpose of such proposed removal. The notice of any such meeting must indicate that the purpose, or one of the purposes of such a meeting is to determine if a Director is to be removed. A vacancy created by a change in the authorized number of Directors or the death, resignation, removal, adjudicated incompetence, or other incapacity of a Director may be filled by the remaining affiliated Directors, in the case of an affiliated Director, or in the case of an Independent Director, by the remaining Independent Directors. If there are no remaining affiliated or Independent Directors to fill an affiliated or Independent Director vacancy, as the case may be, then the remaining Directors as a group may fill the vacancy. Should there be no independent or affiliated Directors in office, successor Directors must be elected by the shareholders.

   The Directors are not required to devote all of their time to Gen-Net's affairs. The Directors will meet as necessary. Each Director's principal occupation and principal source of income is unrelated to the Company.


   The Directors are empowered to fix the compensation of the officers and may pay themselves such compensation for special services as they deem reasonable. Initially, Gen-Net will pay the President, Mr. Bringard, and the Treasurer, Mr. Baum, annual compensation of $25,000.00, beginning January 1, 2003. Mr. Bringard will receive no additional compensation for serving as a Director. Gen-Net will pay each Independent Director an annual fee of $25,000 and reimburse them for out-of-pocket costs in attending Director meetings.


   The Bylaws provide that the Directors and officers may engage in separate business activities like those conducted by Gen-Net and that they are not required to present to Gen-Net any investment opportunities which become available to them, regardless of whether the opportunities are within Gen-Net's investment objectives. See "RISK FACTORS" and "CONFLICTS OF INTEREST."

   In exercising their discretion in managing Gen-Net's affairs, the Directors must follow Gen-Net's investment objectives and the borrowing policies set forth in this prospectus and Gen-Net's bylaws. The Directors may establish, from time to time, further written policies on investments and borrowings and will monitor Gen-Net's administrative procedures, investment operations and performance to assure that these policies are effected and are in the best interest of the shareholders. Until modified by the Directors, Gen-Net will continue to follow the policies on investments and borrowing set forth in this prospectus and the bylaws. The investment objectives may not be changed by the Directors without the approval of a majority vote of the shareholders.

   The Directors shall also review the fees and expenses of Gen-Net no less often than annually and with sufficient frequency to determine that the expenses incurred are in the best interest of the shareholders. Any transactions between Gen-Net and any Affiliate must be approved by a majority of the Directors not otherwise interested in the transaction (including a majority of the Independent Directors). Gen-Net's bylaws prohibit the sale of properties to any Directors or Affiliates. The Directors are also responsible for reviewing the performance of the officers and determining that the compensation paid to the officers is reasonable in relation to the nature and quality of services performed by them and under the provisions of their employment contract(s). In reviewing these matters, the Directors consider factors such as the size of the fees paid to the officers in relation to the size, composition and performance of Gen-Net's investments, the success of the officers in generating appropriate investment opportunities, rates charged other REITs and other investors by advisors performing similar services, additional revenues realized by the officers and any Affiliate through their relationship with Gen-Net, whether paid by Gen-Net or others with whom Gen-Net does business, the quality and extent of service and advice furnished by the officers, the performance of the investment portfolio, and the quality of the investment portfolio relative to the investments generated by the officers for their own accounts.

   The Directors have established an Audit Committee consisting of the two Independent Directors. The Audit Committee will make recommendations concerning the engagement of the independent public accountants, review the results of the audit engagement with the independent public accountants, evaluates the quality of audit services, negotiates auditing fees and consults with the independent public accountants regarding the adequacy of Gen-Net's internal accounting controls.

   The Directors may establish an Executive Committee consisting of two Directors, including one Independent Director. The Executive Committee would likely exercise all powers of the Directors except for those which require actions by all of the Directors or the Independent Directors under the Articles of Incorporation or Bylaws or under applicable law.

   The Bylaws do not specify qualifications for officers with whom Gen-Net may contract for services. Determination of whether an individual is qualified is the responsibility of the Directors, who, in general, must exercise prudent business judgment in the selection of an officer and in supervising relationships with the officers. In selecting an officer, the Directors will consider a number of factors, including his or her experience and management abilities, his performance history in investing or advising in the investment in real estate acquisition, operation and disposition, and the identity and location of other employers.

Gen-Net's Directors and Executive Officers

   The Directors and executive officers of Gen-Net are:


          Name          Age             Position with the Company
          ----          ---             -------------------------
  Jerry D. Bringard.... 66  Chair of the Board of Directors (2001 to Present);
                            President; Secretary
  Thomas D. Peschio.... 61  Director (2001 to Present)
  Richard H. Schwachter 57  Director (2001 to Present)
  Bruce Baum........... 61  Treasurer (2001 to Present)


   Jerry D. Bringard. Chair of the Board of Directors; President;
Secretary. Mr. Bringard retired in June, 1998 as Vice President-General Counsel of Ford Motor Credit Company, Dearborn, Michigan and as a member of its Executive Committee, having been employed by Ford Credit for 38 years. Mr. Bringard's duties at Ford Motor Credit Company involved complex commercial real estate transactions. He is presently Chairman of the Board of Directors of William Tyndale College. He serves as Chairman of the Law Committee of the American Financial Services Association; is Chairman-Emeritus of the Conference on Consumer Finance Law; and as an adviser to, and past President of, the Hillsdale College Parents' Executive Board. Mr. Bringard holds a BA degree from Denison University, an MBA degree from the University of Detroit and a JD degree (with distinction) from Wayne State University.

   Thomas D. Peschio. Independent Director. From 1997 to the present Mr. Peschio has been a stockholder, a member of the Board of Directors and Executive Vice President of the Lund Company in Omaha, Nebraska, the largest wholly independent firm in Nebraska offering complete commercial real estate services. From 1993 to 1997, Mr. Peschio served as a corporate officer focusing on investment real estate for what is now known as

Grubb & Ellis, Pacific Realty Group. From 1978 to 1997, he owned and operated his own full service investment real estate firm, Peschio & Company. Mr. Peschio has focused his professional efforts on direct investment in real estate, debt and equity financing and securitization, corporate real estate development and property management. Mr. Peschio received a BS degree from St. Louis University and a MBA from Washington University in St. Louis. Mr. Peschio holds professional designations from the American Society of Real Estate Counselor, Consultant in Real Estate (CRE), from the Real Estate Investment Association, Specialist, Real Estate Investment (SRI); and, from the former Real Estate Securities and Syndication Institute, Specialist in Real Estate Securities (SRS).

   Richard H. Schwachter. Independent Director. Mr. Schwachter has been engaged in the private practice of law since 1969. He has been a sole practitioner since 1982. From 1969 to 1982 he was with the firm of Goulder & Schwachter. His practice has focused on real estate law and private placement of securities transactions. He has held the Series 7 and 63 securities registered representatives' licenses securities registered representatives' since 1993. From 1996 to 2000 he was an officer and director of Indianapolis Securities, Inc., a broker-dealer and is currently an officer and director of Diagnostic Centers, Inc., which offers diagnostic services to the medical community in three states. Mr. Schwachter received his BS degree (cum laude) from the University of Wisconsin, in 1966 and his JD degree from Case Western Reserve Law School in 1969. He is a member of the Bar of the State of Ohio.

   Bruce Baum. Treasurer. Since July 1999, Bruce Baum has been employed as the President of Capital Matrix, LLC, which serves as a financial and construction consultant to investment groups regarding the purchase and redevelopment of income producing commercial real estate. From 1985 to 1999, Mr. Baum was employed as the President of Bruce M. Baum & Associates, which engaged in business similar to Capital Matrix, LLC. Throughout his career, Mr. Baum has been active in mortgage banking and mortgage brokerage and has originated and placed in excess of three billion dollars ($3,000,000,000) of financing on all types of income producing real estate properties. He has personally developed and constructed high-rise luxury apartments in New York City and North Carolina; strip shopping centers in New York, New Jersey, Connecticut and North Carolina; a high-rise office building in Boston; a high-rise senior citizen dwelling facility in Maine and a high-rise condominium in New York City. He has functioned as a partner in numerous properties including a high-rise office building in Louisiana, a high-rise apartment complex in Maryland and Florida, a high-rise hotel in Florida and a shopping center in Michigan. He has served as visiting lecturer at New York University's School of Continuing Education in the area of mortgage financing. He obtained his BS from Brooklyn College and has engaged in graduate study in engineering at Columbia University.

                          SUMMARY COMPENSATION TABLE

                                                             Long-Term Compensation
                                                          -----------------------------
                                   Annual Compensation           Awards         Payouts
                                ------------------------- --------------------- -------
                                                          Restricted Securities
                                             Other Annual   Stock    Underlying  LTIP    All Other
        Name and                Salary Bonus Compensation  Award(s)   Options'  Payouts Compensation
   Principal Position      Year   $      $        $           $        SARs $     ($)       ($)
   ------------------      ---- ------ ----- ------------ ---------- ---------- ------- ------------
Jerry D. Bringard......... 2001  0.00  0.00      0.00        0.00       0.00     0.00       0.00
  President and Secretary
Bruce Baum................ 2001  0.00  0.00      0.00        0.00       0.00     0.00       0.00
  Treasurer

Daily Management Responsibility

   Managing Gen-Net's day-to-day activities, including the performance of Genesis and others contracted to provide services, are the primary responsibility of Mr. Bringard, the President. He will be assisted in managing Gen-Net's financial affairs by Mr. Baum, the Treasurer. Together, they are responsible for overseeing and monitoring Genesis with respect to the selection of property acquisition prospects, the analysis in relation to Gen-Net and Directors' objectives, and requirements and the negotiation of their acquisition and disposition. The Directors must authorize and approve investments and typically the Directors' decision will be based largely on the information provided by Genesis and the recommendation of Messrs. Bringard and Baum.

Services of Genesis

   The services to be performed by Genesis under its written contract with Gen-Net fall into the following categories: property acquisition services, property management services, administrative services and property disposition services. In assisting Gen-Net with property acquisitions, Genesis will, among other things, help locate prospective properties for purchase which meet Gen-Net's acquisition criteria as described in this prospectus, assist in negotiations with the seller of the property, engage legal counsel, oversee preparation of transaction documents, and monitor the closing of the purchase to ensure compliance with the agreed upon terms. Property management services to be provided by Genesis include negotiating leads, providing monthly property reports, collecting rents, verifying tenant lease compliance and provide property inspections. Administrative support services for Gen-Net include transfer agent support, computer, secretarial and similar office functions and activities. Finally, to facilitate disposition of Gen-Net's properties, Genesis will assist in locating purchasers, help negotiate sale terms, engage legal counsel, oversee preparation of sale documents and monitor the close of the sale to ensure compliance with the agreed upon terms. In no event are the services provided by Genesis intended to vest in Genesis the responsibility for directing or performing the day-to-day business affairs of Gen-Net. Gen-Net and Genesis specifically intend that Genesis shall not be an Advisor to Gen-Net.

   Genesis' principal executive officers are D. James Barton, President and Gregg S. Barton, Vice President and Chief Acquisitions Officer. D. James Barton's principal occupation since 1969 has been as an attorney in private law practice. Gregg S. Barton's principal occupation is with Genesis. The Bartons have been employed by Genesis since 1994. Since its formation, Genesis has not operated at a profit for accounting purposes, although it has obtained sufficient cash flow to maintain its operations.

   Genesis' contract with Gen-Net is for a term of twelve (12) months. It will be renewed automatically for additional twelve (12) month periods unless terminated by either party upon sixty (60) days notice to the other party.

   The following table details the type, and to the extent practicable, estimates of the amounts of all material compensation that Genesis will or may receive under its agreement with Gen-Net. As described in the table below, Genesis' compensation is limited to certain percentages but not to any particular dollar amount.

                                OFFERING STAGE

  Type of Compensation      Method of Compensation        Estimated Amount
  --------------------      ----------------------        ----------------
Selling Commissions        Genesis will receive no    None
(Shares)                   compensation based on
                           shares sold in this
                           offering. Shares will be
                           offered through Investors
                           Capital Corporation and
                           Selected Dealers who will
                           be paid commission. SEE
                           PLAN OF DISTRIBUTION.

  Type of Compensation      Method of Compensation        Estimated Amount
  --------------------      ----------------------        ----------------

Other organizational and   Genesis may advance and    Actual amounts will be
offering expenses          be reimbursed by Gen-Net   based on actual funds
                           for organizational and     advanced. Gen-Net
                           offering expenses          estimates that not less
                           incurred in connection     than $80,000 will be
                           with this offering,        reimbursed if the minimum
                           including legal and        number of shares is sold
                           accounting fees, filing    and not less than
                           fees, printing costs and   $500,000 if the maximum
                           selling expenses.          number of shares is sold.

                               ACQUISITION STAGE

  Type of Compensation      Method of Compensation        Estimated Amount
  --------------------      ----------------------        ----------------
Acquisition Fees           Genesis (or other third    Actual amount will depend
                           party acting on behalf of  on the purchase price of
                           Gen-Net) may receive a     the property acquired and
                           fee of up to 3% of the     cannot be determined at
                           property purchase price.   this time.

Acquisition Expenses       Genesis (or other third    Actual amount will depend
                           party acting on behalf of  on the amount of expenses
                           Gen-Net) will be           associated with the
                           reimbursed for             property transaction and
                           Acquisition Expenses, as   cannot be determined at
                           incurred. Total of         this time.
                           Acquisition Fees and
                           Acquisition Expenses will
                           not exceed 6% of the
                           property purchase price.

                               OPERATIONAL STAGE

  Type of Compensation      Method of Compensation        Estimated Amount
  --------------------      ----------------------        ----------------
Property Management Fees   Genesis (or other third    Actual amount will depend
                           party acting on behalf of  upon the gross income of
                           Gen-Net) will receive a    the property and cannot
                           management fee equal to    be determined at this
                           3% of the gross rental     time.
                           revenues of the property.

Administration Fees        Genesis will receive a     Actual amount will depend
                           fee equal to 3% of the     upon the gross rental
                           gross rental income from   income of the properties
                           the properties as          and cannot be determined
                           compensation for           at this time.
                           administrative support
                           provided to Gen-Net.

Administrative Expenses    Genesis will be            Actual amount will depend
                           reimbursed for its         on results of operations
                           out-of-pocket expenses     and cannot be determined
                           incurred in providing      at this time.
                           administrative support to
                           Gen-Net.

                               LIQUIDATION STAGE

  Type of Compensation      Method of Compensation        Estimated Amount
  --------------------      ----------------------        ----------------
Disposition Fees           Genesis (or other third    Actual amounts will
                           party acting on behalf of  depend on the property
                           Gen-Net) will receive a    sale price and cannot be
                           disposition fee of up to   determined at this time.
                           5% of the property sale
                           price. In no event will
                           the amount paid to
                           Genesis, when added to
                           the sums paid to
                           unaffiliated parties upon
                           the disposition of a
                           property, exceed the
                           lesser of a competitive
                           real estate commission or
                           6% of the property sale
                           price.
Disposition Expenses       Genesis (or other third    Actual amounts will
                           party acting on behalf of  depend on the amount of
                           Gen-Net) will be           expenses associated with
                           reimbursed for expenses    the property transaction
                           named in the disposition   and cannot be determined
                           of properties.             at this time.

                   PRIOR PERFORMANCE OF GEN-NET AND GENESIS

   Though formed in 1998, Gen-Net has been a dormant entity and has no historical experience. The remainder of this section summarizes the historical experience of real estate programs previously sponsored by Genesis and its Affiliates. INVESTORS IN GEN-NET SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTING IN THOSE PRIOR PROGRAMS.

   Genesis and its Affiliates have sponsored a total of 18 real estate programs dating to 1994, all of which were non-public. As of December 31, 2001, a total of approximately $23 million has been raised from over 685 investors through all-programs. The properties acquired in the prior programs are located throughout the United States.

   Nearly $20 million has been expended through December 31, 2001 on the purchase of a total of 35 properties which include 34 office properties and 1 corporate distribution center. There is a total of $1 million in open deposits on properties. All of the properties were existing structures when acquired. Only two of the properties have been sold. Table III of Appendix B of this prospectus contains more information on the operating results of the prior programs.

   The following table sets forth summary information as of December 31, 2001, regarding property acquisitions from 1999 to present. The general investment objectives of each program are acquiring Net Leased properties with the potential for long-term appreciation and providing periodic cash distributions to investors, which are similar to those of Gen-Net. Whether the objectives of acquiring property that will conserve the investors' capital and provide an inflation hedge have been met can only be determined after the programs' properties have been sold, which has not yet occurred.

                                               No. of
                                             Properties Type of
              Name of Program                Purchased  Property  Location     Method of Financing
              ---------------                ---------- -------- ---------- -------------------------
Fixed Income Series 1(1)....................     0       Office      TX     Properties under Contract
Fixed Income Series 2.......................     2       Office    IL, MA   Cash/Mortgage
Fixed Income Series 3.......................     6       Office  CA, OH, TX Cash/Mortgage
Fixed Income Series 4.......................     6       Office      TX     Cash/Mortgage
Fixed Income Series 5.......................     2       Office      TX     Cash/Mortgage
Corporate/Government Series 1...............     4       Office      TX     Cash/Mortgage
Corporate/Government Series 2...............     2       Office    TX, VA   Cash/Mortgage
Federal Government & US Post Office Series 1     2       Office    IL, TX   Cash/Mortgage
Fixed Income Series 9.......................     2       Office    HI, TX   Cash/Mortgage
Fixed Income Series 10......................     2       Office    MO, NJ   Cash/Mortgage
Fixed Income Series 11......................     1       Office      AZ     Cash/Mortgage
Fixed Income Series 12......................     2       Office    TX, NM   Cash/Mortgage
Fixed Income Series 14......................     2       Office    IL, TX   Cash/Mortgage
Fixed Income Series 15......................     0       Office      WI     Properties under Contract
Fixed Income Series 16......................     0       Office      PA     Properties under Contract
Genesis 10% Bonds...........................     0        N/A       N/A     N/A
Genesis Series Bonds........................     0        N/A       N/A     N/A

--------
(1) Two properties were purchased by this program and sold in 1999. Of the $1,500,547 raised, $1,127,703 was liquidated to investors. The remaining balance remains held by the program for future investment.

   Investors are encouraged to examine the prior performance tables attached as Exhibit B to this prospectus for more detailed information concerning Genesis' prior experience. Additionally, Table VI contains a more detailed description of property acquisitions made by the prior programs and is contained in Part II of the registration statement filed with the SEC. A copy of Table VI is available from Gen-Net without fee, upon request.

                             ERISA CONSIDERATIONS

   The following is a summary of certain non-tax considerations associated with an investment in Gen-Net by a qualified employee benefit plan, KEOGH Plan, or IRA ("Benefit Plans" or "Plan"). This summary is based on the provisions of ERISA and the Internal Revenue Code, as amended, ("Code"), through the date of this prospectus and relevant regulations and opinions issued by the IRS and the United States Department of Labor. It is possible that future legislative or administrative changes or court decisions may significantly modify the statements set forth herein. It is also possible that said changes may apply to transactions entered into prior to the date of their enactment.

   In general, employee benefit plans subject to ERISA must have all of their assets held in trust and that a trustee or duly authorized investment manager have exclusive authority and discretion to manage and control their assets. In addition, the Code provides similar rules for employee benefit plans which are not subject to ERISA, including individual retirement accounts and KEOGH Plans that cover only self-employed persons. This requirement is satisfied with respect to the investment if the indicia of ownership of the Shares are held in trust on behalf of the plan. Counsel is of the opinion that Gen-Net's method of identifying owners of the Shares will satisfy the ERISA "holding in trust" requirement.

   Fiduciaries. In general, a person will be a Benefit Plan fiduciary under ERISA if among other things, that person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to such assets. Accordingly, whether or not a person is a Benefit plan fiduciary will depend on the facts and circumstances underlying that person's relationship with the Plan and each person should consult his own advisor or that of the Benefit Plan regarding questions of fiduciary status.

   Benefit Plan fiduciaries are required under ERISA to determine whether an investment in the shares will satisfy the prudent man adequate consideration and other fiduciary standards set forth in ERlSA. A fiduciary's decision to cause a plan to invest in the shares should include, among other things, an analysis of whether (i) the investment is in accordance with the governing instruments of the plan and its needs and objectives; (ii) the investment satisfies the diversification requirement of ERISA Section 404(a) (1) (C);
(iii) the purchase is prudent considering the nature of the investment, Gen-Net's compensation structure, the lack of a ready market for the shares and the other risks discussed in this prospectus; and (iv) the investment is made solely in the interest of the plan participants. The Department of Labor has ruled that for diversification purposes, plan fiduciaries are entitled to look to the underlying assets of Gen-Net. The other ERISA requirements must be satisfied on an individual facts and circumstances basis.


   Prohibited Transactions. A fiduciary of a Benefit Plan is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to that of the plan (other than in the case of IRAs and some KEOGH Plans), or receiving any consideration for its own account from a party dealing with the plan in a transaction regarding the plan's assets. Benefit Plan fiduciaries may incur substantial taxes and penalties in the event they enter into transactions involving Benefit Plan assets which constitute a prohibited transaction under ERlSA. A prohibited transaction under ERISA should not be confused with a Prohibited Transaction under the REIT provisions discussed under the "INCOME TAX CONSIDERATIONS" section of this prospectus.


   In general, a prohibited transaction for ERISA purposes is a transaction involving the assets of the Benefit Plan and any "party in interest" or "disqualified person" with respect to that Benefit Plan. ERISA prohibits these transactions regardless of how beneficial they may be to the Benefit Plan. Prohibited transactions include the sale, exchange, or leasing of property and the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person.


   A prohibited transaction could occur if Gen-Net, Investors Capital, any Selected Dealer, or their respective Affiliates, is a fiduciary (within the meaning of ERISA) with respect to the purchase of shares by a Benefit Plan. This will be true even if Gen-Net assets underlying the shares do not constitute plan assets as discussed below. Thus, unless an administrative or statutory exemption applies, shares should not be purchased by any Benefit Plan for which either Gen-Net, Investors Capital, a Selected Dealer, or their respective Affiliates, is a fiduciary with respect to such share purchase.

   In the case of a prohibited transaction, the Code imposes an excise tax equal to 5% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not corrected. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, the fiduciaries of Benefit Plan shareholders subject to ERISA who permitted a prohibited transaction to occur or otherwise breach their fiduciary responsibilities would be required to restore to the plan any profits realized by them as a result of the transaction or breach, and to make good to the plan any losses it incurred as a result of the transaction or breach. Where an IRA invests in Gen-Net, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under the Code.

   Annual Valuation. ERISA requires that assets of a plan be valued to reflect market value as of the close of each plan year. ERISA requires a fiduciary of a Benefit Plan to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file an annual report reflecting that value. Where no fair market value of a particular asset is available, the fiduciary is required to make a good faith determination of the asset's "fair market value" assuming an orderly liquidation at the time the determination is made. A trustee or custodian of an IRA must, in addition, provide the IRA participants with a statement of the value of the IRA each year. There presently exists no regular secondary market for the shares and it is not anticipated that one will develop in the immediate future. The Directors will report a fair market value for the shares to plan fiduciaries on an annual basis. SEE "REPORTS TO SHAREHOLDERS" for more details.

   Unrelated Business Income. A Benefit Plan investing in shares will not be subject to tax on distributions from Gen-Netsolong as Gen-Net qualifies as a REIT. The IRS has ruled that dividends and other distributions from a REIT are not taxable to Section 501(a) organizations as "Unrelated Business Taxable Income." This result stands even if the REIT utilizes debt financing to purchase its real property assets. A private foundation, however, may be subject to the excise taxes imposed by Sections 4940 and 4943 of the Code (relating to investment income and excess business holdings). Additionally, the laws and regulations applicable to Section 501(a) organizations set forth other requirements respecting investments by such organizations. These additional requirements may not be addressed in this prospectus and prospective shareholders which are Section 501(a) organizations must consult their own tax advisors in this regard.

   Plan Assets. In the event a Benefit Plan purchases shares and Gen-Net's assets represented by those shares, rather than the shares themselves, were considered the plan's assets under ERISA, the prudent man standards and other provisions of Title I of ERISA applicable to investments made by Gen-Net and certain transactions into which Gen-Net might seek to enter could constitute an improper delegation of a fiduciary responsibility to Gen-Net and expose the fiduciary of the plan to co-fiduciary liability under ERISA for any breach by Gen-Net of its ERISA fiduciary duties. In such event, investment by an IRA in the shares might result in an impermissible commingling of plan assets with other property.

   Accordingly, fiduciaries who hold or acquire shares on behalf of plans or IRAs subject to ERISA, must evaluate the risk that unintended ERISA or Code prohibited transaction questions and fiduciary duty delegation questions may arise if the underlying assets of the plan are treated under ERISA as "plan assets" of such Plans or IRAs.

   The term "plan assets" is not defined under ERISA. The Department of Labor issued final regulations regarding the meaning of "plan assets." Under these regulations, the assets of entities in which Benefit Plans invest would constitute plan assets unless the entity satisfies at least one of the stated exceptions.

   One of the stated exceptions provides that the underlying assets of entities such as Gen-Net will not be treated as the assets of a Benefit Plan if the interest the Benefit Plan acquires is a "publicly-offered security." A publicly-offered security must be (i) freely transferable, (ii) part of a class of shares that is owned by 100 or more persons who are independent of the issuer and one another, and (iii) sold as part of a public offering registered under the Securities Act of 1933 and be part of a class of shares registered under the Securities Act of 1934 within a specified time period.

                           INCOME TAX CONSIDERATIONS

General

   The following discussion, which has been prepared by the law firm of Lieben, Whitted, Houghton, Slowiaczek & Cavanagh, P.C., L.L.O., counsel to Gen-Net, summarizes the material provisions of the federal income tax treatment applicable to Gen-Net and to the shareholders in connection with their ownership of shares of Gen-Net. The discussion relates only to the federal income tax treatment of Gen-Net and its shareholders and is generally directed to the federal income tax treatment of an individual who is a United States resident and subject to regular federal income tax. It will not otherwise discuss the possible application of the federal income tax law to individual shareholders. SINCE THE DISCUSSION MAY NOT ADDRESS IN DEPTH ALL OF THE MATERIAL INCOME TAX CONSIDERATIONS FOR EACH SHAREHOLDER'S PERSONAL TAX SITUATION, IT DOES NOT DISCUSS STATE AND LOCAL INCOME TAX CONSIDERATIONS AND IS NOT TO BE INTERPRETED AS TAX ADVICE TO PROSPECTIVE SHAREHOLDERS, PROSPECTIVE SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THEIR PERSONAL TAX SITUATION.


   Gen-Net intends to conduct its operations in a manner that will permit it to qualify and elect to be treated as a REIT for federal income tax purposes for no later than its first taxable year in which it receives the proceeds from this offering and for each taxable year thereafter. Gen-Net has not requested a ruling from the IRS as to its qualification as a REIT. Gen-Net, however, has obtained an opinion from its counsel that, for federal income tax purposes, based on current law or interpretations thereof, (i) Gen-Net will qualify as a REIT provided it is operated in the manner described in this prospectus and in accordance with the representations set forth in this prospectus and satisfies the share ownership tests described below, and (ii) based on IRS Revenue Ruling 66-109, 1966-1 C.B. 151, distributions will not constitute unrelated business taxable income ("UBTI") to a Shareholder that is a tax-exempt entity (such as a pension plan, IRA or charitable organization) that is required to account for UBTI even if Gen-Net owns debt financed property as that term is defined In the Code, provided that (i) such shareholder does not incur any "acquisition indebtedness" with respect to its shares and (ii) Gen-Net is not a pension-held REIT as defined by the Code. See "Taxation of Domestic Shareholders--Taxation of Tax-Exempt Entities below."



   Counsel has rendered no opinion on the other issues discussed under "INCOME TAX CONSIDERATIONS" because of the prospective or hypothetical nature of the facts and circumstances associated with such an opinion as, for example, the tax treatment of distributions to specific shareholders or the tax treatment of certain real estate transactions. counsel's opinion represents only its best legal judgment and has no binding effect on the IRS or the courts. There is, therefore, no assurance that the conclusions expressed below would be sustained by a court if contested, or that future legislative or administrative changes or court decisions may not significantly modify the statements and opinions expressed herein. Any such future changes could be retroactive with respect to any transactions effected prior to the time they are made.

   In preparing and filing its income tax returns, Gen-Net will make decisions on several tax matters, including the expending or capitalizing of particular expenditures, the allocation of property acquisition costs between land, improvements and personal property and similar items. In making these determinations, Gen-Net will seek advice of its independent accountants, however, in general, such decisions will not be reviewed by counsel. There is no assurance that some of these determinations will not be challenged by the IRS.

   The Code provides tax treatment for organizations that principally invest in real estate or real estates assets (including mortgages secured by real property) which meet certain conditions imposed by Code Sections 856-860 and elect to be taxed as a REIT. In general, a REIT will not be taxed at the corporate level on its net income which is currently distributed to its shareholders. Thus, taxation as a REIT will substantially eliminate the "double taxation" (tax at both the corporate and shareholder levels) typically associated with corporations. If Gen-Net fails to continue to qualify as a REIT in any year, it would likely be taxed as a domestic corporation and would not receive a deduction for dividends paid to the shareholders. In such event, the shareholders would be taxed in the same manner as shareholders of ordinary domestic corporations and Gen-Net may be subject to significant tax liabilities, which would reduce the amount of cash available for dividends to the shareholders.

Requirements for Qualification and Taxation as a REIT

   In the opinion of Lieben, Whitted, Houghton, Slowiaczek & Cavanagh, P.C., L.L.O., counsel to Gen-Net, assuming that Gen-Net operates in accordance with the method of operation described in this prospectus, including the representations of the Directors that they intend to continue to comply with the requirements of Code Sections 856-860, as amended, Gen-Net will qualify for taxation as a REIT. However, counsel can give no opinion that Gen-Net will actually satisfy the REIT requirements in the future since that will depend substantially on future events. Further, Gen-Net has not, and does not intend to, request a ruling from the IRS as to its tax status.

   To qualify as a REIT, Gen-Net must, among others, meet each of the requirements discussed below.


   Ownership of Shares. Gen-Net's shares must be held by a minimum of 100 persons for at least 335 days in each of its 12-month taxable years. At all times during the last half of each of its taxable years, no more than 50% in value of the shares may be owned, directly or indirectly, actually or constructively, by five or fewer individuals. To aid in meeting these requirements, Gen-Net is given the power in its Bylaws to prohibit a transfer of shares which would produce a violation of these requirements. In determining share ownership, the attribution rules provided in the Code will, in general, apply. In applying the attribution rules to determine indirect ownership of shares, attribution to an individual of shares owned by or for the individual's partner is ignored.


   Nature of Assets: Diversification. Gen-Net must meet two tests designed to insure that its investments are primarily in real estate assets (including mortgages secured by real estate), cash, or government shares and that its other assets are diversified. In general, at the end of each fiscal quarter, at least 75% of the value of Gen-Net's total assets must be real estate assets, cash and cash items (including receivables), and government shares. Gen-Net generally may not own shares of any one non-governmental issuer which, in the aggregate, exceed more than 5% of the value of Gen-Net's total assets. Also, Gen-Net may not own more than 10% of the outstanding voting shares of any one issuer. For the purposes of so evaluating Gen-Net's assets, any investments in a partnership or joint venture will be deemed to be a proportionate investment in the assets of such partnership or joint venture. Stock or debt instruments purchased with the new equity capital are treated as real estate assets for the purposes of the 75% assets test. See the discussion under "New Equity Capital" below.

   Sources Of Income. To qualify as a REIT, Gen-Net must meet the three separate income tests described below. These tests are designed to ensure that Gen-Net's income is derived principally from passive real estate investments. In evaluating Gen-Net's income, if Gen-Net invests in a partnership or joint venture, it will be treated as receiving its proportionate share of the income earned by such partnership or joint venture and, in Gen-Net's hands, any such income will retain the character that it would have in the hands of the partnership or joint venture.

   The 75% Source of Income Test. Under this requirement, at least 75% of Gen-Net's income must be derived from the following sources:

  . Interest on monetary obligations secured by real property, including any income derived from a shared appreciation provision which is treated as gain recognized on the sale of the secured property. A "shared appreciation provision" is any interest that is in connection with an obligation that is held by the REIT and secured by an interest in real property, which provision entitles the REIT to receive a specified portion of any gain realized on the sale or exchange of such property (or any gain that would be realized if the property were sold on a specified date). For the purpose of meeting the income requirements, the REIT will be treated as holding the secured property for the period during which it held the shared appreciation provision (or, if shorter, the period during which secured property was held by the person holding such property). Gen-Net does not intend to make substantial investments in such mortgages.

  . Rents from real property, except for (a) rent based on the income or profits derived from the property, (b) rent paid by a person or corporation in which Gen-Net owns a 10% or greater interest, and (c) amounts received with respect to real or personal property if Gen-Net furnishes services to tenants, or manages or operates the property, other than through an "independent contractor" from whom Gen-Net does not derive any income. Gen-Net anticipates that most of its income will derive from such rents.

  . Gain from the sale or other disposition of real property (including interests in mortgages) which is not property described in Code Section 1221(1). Section 1221(1) property ("dealer property") is stock in trade, inventory, and property held primarily for sale to customers in the ordinary course of a trade or business. In general, income from the sale of dealer property does not qualify under this source of income test because it is active income. Gen-Net does not expect to have significant amounts of such gain.

  . Dividends or other distributions on shares in other REITs (except a Qualified REIT Subsidiary), as well as gain from the sale of such shares. Gen-Net does not expect to invest in any other REIT.

  .  Abatements and refunds of real property taxes.

  . Commitment fees received in consideration for the REIT's agreement to make secured loans or purchase or lease real property.

   For the purposes of the above, an "independent contractor" is any person who does not own, directly or indirectly, 35% of the REITs shares, and, in general, which is not 35% or more owned, directly or indirectly, by any person or persons owning 35% or more the REIT's shares. Attribution rules apply for such determination so that the shares of two or more persons may be aggregated in making the determination. The independent contractor must be adequately compensated for any services performed for the REIT. Compensation determined by reference to an unadjusted percentage of gross rents will generally be considered to be adequate where the percentage is reasonable, taking into account the going rate of compensation for managing similar property in the same locality, the services rendered and other relevant factors. An independent contractor may not be an employee of the REIT (i.e., the manner in which the contractor carries out its duties as independent contractor must not be subject to the control of the REIT).

   To the extent that services (other than those customarily furnished or rendered in connection with the rental of real property) are rendered to the tenants of the property they must, in general, be provided by an independent contractor and the cost of the services must be borne by the independent contractor or a separate charge on the tenants must be made for such services. The amount of the separate charge must be received and retained by the independent contractor and the independent contractor must be adequately compensated for its services. However, REITs may perform for themselves those services that would not result in the receipt of UBTI if performed by certain tax exempted entitles, without using an independent contractor. Gen-Net does not presently contemplate that it will perform for itself such services.

   The 95% Source of Income Test. Under this requirement, Gen-Net must derive at least 95% of its gross income from the sources listed under the 75% source of income test and from dividends, interest or gains from the sale or disposition of shares, which is not dealer property.

   For the purposes of determining whether Gen-Net complies with the 75% and 95% source of income tests detailed above, "gross income" does not include gross income from Prohibited Transactions. See GLOSSARY discussion of prohibited transactions below.

   The Code provides certain relief from this requirement when a REIT has certain types of income that are not accompanied by the receipt of cash. However, the REIT must pay tax on the amounts not distributed (Code Sections 857(a) and (e)).

   Should Gen-Net fail to satisfy either of the 75% or the 95% source of income tests for any taxable year, it will be subject to a 100% excise tax on the greater of the amount by which it fails either test. However, Gen-Net may still be deemed to have satisfied the tests if (i) its failure to comply was due to reasonable cause and not to willful neglect, (ii) it reports the name and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information is not due to fraud with intent to evade tax. The Regulations indicate such failure will be due to reasonable cause and not a willful neglect if Gen-Net exercises ordinary business care and prudence in attempting to satisfy the tests.

   The 30% Source of Income Test. Under this requirement, Gen-Net must derive less than 30% of its gross income from the sale or other disposition of (i) real property held less than four years, other than foreclosure property or property involuntarily or compulsorily converted within the meaning of Code
Section 1033, (ii) shares held less than one year, and (iii) property sold in a Prohibited Transaction.

   Prohibited Transactions. A "Prohibited Transaction" is one involving a sale of dealer property, other than foreclosure property and certain property not held by Gen-Net for at least four years. The Code provides a safe harbor whereby the sale of a property is not a Prohibited Transaction if: (i) Gen-Net held the property for not less than four years; (ii) Gen-Net made no more than seven property sales (other than foreclosure property) during such taxable year, or the adjusted basis of all such sales is not more than 10% of the adjusted basis of all of Gen-Net's assets as of the beginning of such year;
(iii) the aggregate expenditures made by Gen-Net (or any partner or joint venturer) during the four-year period preceding the date of the sale which are includable In the basis of the property do not exceed 20% of the net selling price of such property: and (iv) in the case of land or improvements not acquired through foreclosure or lease termination, Gen-Net held the property for at least four years for the production of rental income. Losses from Prohibited Transactions may not be taken into account in determining the amount of net income from Prohibited Transactions. However, any net loss from Prohibited Transactions may be taken into account in computing REIT taxable income.

   In the event the IRS was successful in characterizing Gen-Net as a dealer in connection with any sale of a property, Gen-Net could be subject to the 100% excise tax. In addition, capital gain treatment and any otherwise applicable capital gain tax rate with respect to the sale of the property could be available. Under such circumstances, Gen-Net could be unable to satisfy the 75% and 95% source of income tests. Likewise, there is no assurance that improvements made by Gen-Net to any property will not exceed 20% of the net selling price of such properties or that Gen-Net will not make more than seven sales of properties in any one year.

   Gen-Net does not intend to hold any property primarily for sale to customers in the ordinary course of its trade or business and thereby have dealer property. However, the determination of whether Gen-Net are dealer property depends on the facts and circumstances relating to the particular property at the time of sale. Also, Gen-Net purposes for holding property may change during the course of its investments. Accordingly, there can be no assurance that Gen-Net will avoid dealer status with respect to its properties.

   New Equity Capital. A REIT receiving new equity capital and investing it in stock or bonds may treat interest, dividends or gains from the sale of such investments as income for the purpose of the 75% source of income test. "New equity capital" is any amount received by a REIT in exchange for its stock (other than pursuant to a dividend reinvestment plan) or in a public offering of debt obligations of the REIT with maturities of at least five years. However, this provision is applicable only to income received for the one-year period beginning on the date that the REIT received such capital. In addition, during that period, stock or bonds bought with "new equity capital" will be treated as real estate assets for the purposes of the 75% test explained previously.

   Additional Requirements.  In addition to the foregoing, Gen-Net must:

      (1) Except for the application of Code Section 856-860 related to REITs, be taxable as a "domestic corporation"; use June 30 as its annual accounting period for federal income tax purposes; and

      (2) Conduct its affairs, with certain limitations, and manage and dispose of its properties under the continuing exclusive authority and management of its Directors.

Distribution Requirements

   Distributions During the Taxable Year. In addition to satisfying the requirements discussed above, in order to qualify for taxation as a REIT Gen-Net must distribute to the shareholders in each taxable year an amount at least equal to the sum of:

  . 90% of its REIT Taxable Income before the deduction for dividends paid and excluding any net capital gain; and

  . 90% of the net income from foreclosure property minus the tax imposed on that income; minus

  .  Excess non-cash income.

   In some situations, Gen-Net may produce taxable income in excess of the cash available for distribution. As a result, from time to time Gen-Net might have to attempt to borrow, use cash reserves or sell properties to meet the 90% distribution test.

   Distributions After the Taxable Year. Under certain circumstances, Gen-Net can rectify its failure to meet the 90% distribution test by paying dividends after the close of the taxable year.

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   Dividends Paid In the Following Year.  For purposes of the 90% distribution test, Gen-Net is permitted to treat as distributed in a particular taxable year, certain dividends that it pays to the shareholders in the following taxable year. To qualify for this treatment, the dividends must be declared before the date on which Gen-Net's tax return filings are due (including extension periods), and the dividend must be paid within twelve months of the end of the taxable year and no later than the next regular dividend payment after the declaration.

   Deficiency Dividends. Although Gen-Net may meet the 90% distribution test based upon the figures reflected in its tax returns, the IRS might successfully dispute those figures. If an adjustment is made that causes the dividends paid by Gen-Net to be insufficient to have met the 90% distribution test, it may pay a deficiency dividend, that will be permitted as a deduction in the taxable year to which the adjustment is made, so that Gen-Net will retroactively be deemed in compliance with the 90% distribution test. To qualify as a deficiency dividend, Gen-Net must make this dividend within a specified period. No deficiency dividend deduction is allowed if the deficiency is due and there exists fraud with intent to evade tax or willful failure to file a timely tax return.

Termination or Revocation of REIT Status

   Gen-Net's election to be treated as a REIT will be terminated automatically if it fails to meet one of the various requirements described above. Gen-Net may voluntarily revoke its election within the first 90 days of any taxable year after the first taxable year for which such election is effective in the manner prescribed in the Regulations. If a termination or revocation occurs, Gen-Net will not be eligible to elect REIT status for any taxable year prior to the fifth taxable year that begins after the taxable year for which the termination or revocation is first effective. However, this five year ineligibility rule will not apply in the case of terminations (as opposed to revocations) if: (i) Gen-Net does not willfully fail to timely file an income tax return for the taxable year of the termination, (ii) any incorrect information in such return is not due to fraud with intent to evade tax, and
(iii) Gen-Net's failure to qualify as a REIT is due to reasonable cause and not due to willful neglect.

Taxation of the Company

   If Qualified REIT. The following discussion generally describes the various tax rules applicable to Gen-Net for years in which it qualifies as a REIT:

   Loss Carry Forward. Gen-Net generally cannot carry its net operating or net capital losses back to prior years,but it may carry forward net operating loss for 15 years and net capital loss for 5 years.

   Income Taxable If Not Distributed. Gen-Net is taxed on its REIT Taxable Income which is not timely distributed to the shareholders and on its undistributed capital gain as if it were an ordinary domestic corporation. This income is essentially Gen-Net's undistributed net income and, in certain circumstances, dividends paid after the end of each taxable year may also be deducted in determining the income subject to tax. However, to discourage a REIT from delaying distributions until the year after the income earned, the Code imposes a non-deductible excise tax on undistributed income of 4% of the amount by which the required distribution exceeds the amount distributed in the taxableyear.The required distribution is the sum of 85% of the REIT's ordinary income, plus 95% of its capital gain net income, plus the excess, if any, of the "grossed up required distribution" for the preceding calendar year over the distributed amount for such year. The "grossed up required distribution" for the proceeding calendar year is the sum of the REIT' Taxable Income for that year (without regard to deductions for REIT distributions) and amounts from earlier years that are not treated as having been distributed.

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   If Gen-Net has undistributed net capital gain for a taxable year, it must pay tax on such amounts. Currently, corporate long-term capital gains are taxed as ordinary income, but will be subject to a maximum rate of 35%. The alternative tax rate for corporate net capital gains does not apply.

   Income Taxable Whether or Not Distributed. The following forms of income are subject to taxation at the company level, whether or not they are distributed to the shareholders:

  . Violation of the 75% or 90% Source of Income Tests. If Gen-Net fails to meet either the 75% or 90% source of income tests described above, but still qualifies for taxation as a REIT under the reasonable cause exception to those tests, a 100% tax is imposed on an amount equal to the result obtained by multiplying (i) the greater of (A) the amount by which it failed to meet the 75% test or (B) the amount by which it failed to meet the 90% test, by (ii) a fraction, the numerator of which is Gen-Net's taxable income (with certain adjustments) and the denominator of which is its gross income (with certain adjustments).

  . Net Income From Foreclosure Property. Gen-Net's net income from foreclosure property would be taxed at the highest corporate rate, which is presently 35%.

  . Income From Prohibited Transactions. Gen-Net's net income from Prohibited Transactions will be taxed at a rate of 100% whether or not such income is distributed to the shareholders.

  . Minimum Tax on Items of Tax Preference. Gen-Net may be subject to the corporate alternative minimum tax ("AMT"), which is similar to the individual AMT. The corporate AMT rate is 25% with a $40,000 exemption amount (phased out at the rate of $.25 on each dollar for AMT income in excess of $150,000). For the corporate AMT, items of tax preference include accelerated depreciation (to the extent different from alternative depreciation, using 150% declining balance method for personal property) for all property (other than transitional property) placed in service after 1986. After 1989, pretax book income is replaced for this purpose by earnings and profits, with certain adjustments. As a result of the Revenue Reconciliation Act of 1993, for properties placed in service after 1993, the separate depreciation calculation for figuring the adjustment to adjusted corporate earnings is eliminated. Rules similar to those under the individual AMT apply to incentive credits, the foreign tax credit, net operating losses and the credit for minimum tax liability attributable to timing preferences. As a transition rule, investment tax credits generally are permitted to offset 25% of AMT liability.


   In Kind Distributions. The Bylaws permit Gen-Net to make in-kind distributions to shareholders only in the form of readily marketable securities.


   Qualified REIT Subsidiaries. A REIT owning a Qualified REIT Subsidiary, may treat all of the assets, liabilities and items of income, deduction, and credit of the subsidiary as though they were those of the REIT.

   If Not Qualified REIT. For any taxable year in which Gen-Net fails to qualify as a REIT, it will be taxed at the maximum corporate rate (currently 35%) on its taxable income, whether or not the income is distributed to the shareholders.

Tax Deferred Exchanges

   Section 1031 of the Code, and the Regulations thereunder, provide that no gain or loss will be recognized when property held for productive use in a trade or business, or for investment, is exchanged solely for property

                                      46

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of "like kind" that is also to be held either for productive use in a trade or business or for investment. If cash is received or if "unlike" property is received or given in the exchange, at least a part of the gain or loss may be recognized. If cash is paid in connection with the exchange gain or loss is not recognized. Non-recognition of gain or loss in a tax-free exchange results merely in postponing recognition because the basis of the property which is acquired is, in general, the same as the basis of the property (including money) transferred. A loss resulting from a like-kind exchange will likewise be deferred. For the purposes of Section 1031, "like-kind property" means, in general, that the properties exchanged must be of the same character or nature, but not necessarily of the same grade or quality.

   Generally, if property received in a like-kind exchange between related persons is disposed of before a date that is two years after the date of the last transfer in exchange, any gain or loss that was not recognized on the original exchange must be recognized as of the date that the property is disposed of. Other than with respect to a transfer pursuant to a written binding contract in effect on that date, and at all times thereafter before the transfer, the non-recognition rule does not apply if one of the exchange properties consists of real property located outside of the United States.

   The non-recognition of gain or loss rules applicable to like-kind exchanges will not apply to deferred like-kind exchanges unless the exchange is completed within 180 days of the date the taxpayer transfers the property and the property to be received in exchange is identified by the taxpayer within 45 days of such transfer. The date of transfer is the date on which the taxpayer transferred the property relinquished in the exchange (but not later than the due date, including extensions, for the taxpayer's return for the tax year in which the transfer of the relinquished property occurred).
Taxation of Domestic Shareholders

   For any taxable year in which Gen-Net fails to qualify as a REIT, distributions to the shareholders would be taxed as ordinary dividends to the extent of Gen-Net's current and accumulated earnings and profits. Such dividends would be eligible for the dividend exclusion for individuals or the 80% dividends received deduction for corporations.

   Taxation of Distributions. For any taxable year in which Gen-Net qualifies as a REIT, the amounts it distributes to the shareholders will be taxed as follows:

      Distributions from Accumulated Earnings and Profits. Distributions from Gen-Net will be taxable to shareholders who are not tax-exempt entities as ordinary income to the extent of the earnings and profits of Gen-Net. Any dividend declared by Gen-Net in October, November, or December of any year payable to shareholders of record on a specified date in such a month, shall be deemed to have been received by each shareholder on December 31 of such year and to have been paid by Gen-Net on December 31 of such year, provided such dividend actually is paid by January 31, of the following year. Consequently, any such dividend will be taxable to a shareholder in such shareholder's taxable year Including December 31. (It is possible that any portion of a dividend made to a shareholder after December 31 not from current or accumulated earnings and profits would be treated as a distribution by Gen-Net in the year it is actually made. Accordingly, if Gen-Net has sufficient earnings and profits in the year in which such dividend actually is paid, no portion of such dividend would be a return of capital distribution). Dividends paid to such shareholders will not constitute passive activity income (such income, therefor, will not be subject to reduction by losses from passive activities of a shareholder who is subject to the passive activity loss rules). Such distributions, however, will be considered investment income, which may be offset by investment deductions.

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

      Capital Gain Distributions. Dividends that are designated as capital gain dividends by Gen-Net will be taxed as long-term capital gain taxable to shareholders to the extent that they do not exceed Gen-Net's actual net capital gain for the taxable year. A Shareholder that is a corporation may be required to treat up to 20% of any such capital gains dividend as ordinary income. Such distributions, whether characterized as ordinary income or as capital gains, are not eligible for the 70% dividends received deduction for corporations. Shareholders are not permitted to deduct any net losses of Gen-Net. For tax years beginning after 1992, the maximum federal income tax rate applicable to net capital gains (the excess of net long-term capital gains over net short-term capital losses) recognized by an individual is 28% as compared to a maximum rate of 39.6% for ordinary income.

      Return of Capital. To the extent any distributions made by Gen-Net to the shareholders exceed the current and accumulated earnings and profits of Gen-Net, such distributions will constitute a non-taxable return of capital to the shareholder to the extent of the shareholder's adjusted tax basis in his shares. A shareholder's adjusted tax basis in his shares will be reduced (but not below zero) by the amount of such excess. The proportion of the distributions that exceed such adjusted tax basis will be taxable to the shareholder as gain from the sale or exchange of his shares.

      Notification. Gen-Net is not required to notify the shareholders of the portions of the distributions made during each taxable year that constitute long-term capital gain. Gen-Net will promptly, as required, notify shareholders of the amount of any items of tax preference and the portion of distributions made during each taxable year that constitute return of invested capital.

      Back-up Withholding. Gen-Net will be required to withhold tax from dividends paid to a shareholder under certain circumstances as specified in the "back-up" withholding provisions. These provisions only apply to a Shareholder who (i) fails to furnish his taxpayer identification number ("TIN") to Gen-Net as required; (ii) who has, according to the IRS, furnished an incorrect TIN; (iii) who has, according to the IRS, under-reported interest, dividends or patronage dividend income in the past; or (iv) who has failed to satisfy the payee's certification requirements of Code Section 3406. With respect to such a shareholder, Gen-Net will impose back-up withholding on dividends paid by the fund at the required rate of 28%. Foreign investors are subject to different withholding rules.

   Alternative Minimum Tax. Individual and other non-corporate shareholders may, as a result of their investment in Gen-Net, be subject to the Alternative Minimum Tax ("AMT"), but only to the extent it exceeds their regular tax liability. Effective in 1993, a two-tiered, graduated rate schedule for AMT is applicable. The lower tier consists of a 26% rate, applicable to the first $175,000 of a taxpayer's alternative minimum taxable income ("AMTI") in excess of the exemption amount. The upper tier consists of a 28% rate, applicable to AMTI that is greater than $175,000 above the exemption amount. For married individuals filing separately, the 28% rate applies to AMTI that is greater than $87,500 above the exemption amount. The exemption amounts are $45,000 for married individuals filing joint returns, $33,750 for unmarried individuals, and $22,500 for married individuals filing separately, estates and trusts.

   AMTI is calculated by adding the taxpayer's items of tax preference to his adjusted gross income (computed without regard to any deduction for net operating loss carryovers) and subtracting certain itemized deductions (to the extent they do not create a net operating loss, which can be carried to another year for purposes of the regular tax), the taxpayer's AMT on net operating loss carryovers and the applicable exemption amount. Under the Code, REITs are subject to AMT to the extent items of tax preference and other items are treated differently for regular tax and AMT purposes. Code section 59(d) authorizes the IRS to issue regulations concerning the apportionment of differently treated items between a REIT and its shareholders. These regulations, when issued, could result in Shareholders being allocated such differently treated item for inclusion in their own tax returns.

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   Statement of Share Ownership.  Each year Gen-Net must demand from the record holders of designated percentages of its shares written statements disclosing the actual owners of the shares. Gen-Net must also maintain permanent records showing the information it has received from the shareholders on this subject, and a list of those persons failing or refusing to comply with its request for that information.

   Taxation of Tax-Exempt Entities. In general, a shareholder that is a tax-exempt entity not subject to tax on its investment income will not be subject to tax on distributions from Gen-Net. In Revenue Ruling 66-106, 1966-1 C.B. 151, the IRS ruled that amounts distributed as dividends by a REIT do not constitute UBTI when received by a qualified Plan. Based on that ruling, counsel has opined that regardless of whether Gen-Net incurs indebtedness in connection with the acquisition of properties, distributions paid to a shareholder that is a tax-exempt entity will not be treated as UBTI, provided that (i) the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code and the shares otherwise are not used in an unrelated trade or business of the tax-exempt entity and (ii) the Company is not a pension-held REIT. This opinion applies to a shareholder that is an organization that qualifies under Code Section 401(a),an IRA or any other tax-exempt organization that would compute UBTI, if any, in accordance with Code Section 512(a)(1). However, pursuant to changes that were part of the 1993 Tax Act, if the Company is a pension-held REIT and a tax-exempt shareholder owns more than 10 percent of Gen-Net, such shareholder will be required to recognize as UBTI that percentage of the dividends that it receives from Gen-Net as is equal to the percentage of Gen-Net's gross income that would be UBTI to Gen-Net if it were a tax-exempt entity required to recognize UBTI. A REIT is a pension-held REIT if at least one qualified trust holds more than 25 percent of the value of the REIT's shares or one or more qualified trusts, each of whom own more than 10 percent of the REITs shares, hold more than 50 percent of the value of the REIT's shares.

   For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Code Sections 501 (c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in Gen-Net will constitute UBTI unless the organization is able to deduct amounts set aside or placed in reserve for certain purposes so as to offset the UBTI generated by its investment. Such prospective shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

Taxation of Foreign Shareholders

   Non-resident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are subject to United States federal income tax under rules which are complex and the application of which will vary depending on their particular circumstances. Accordingly, no attempt is made to summarize these rules and prospective foreign shareholders should consult their own tax advisors concerning those provisions of the Code which deal with the taxation of foreign taxpayers.

United States Report Requirements

   Subject to regulations, the IRS may impose annual reporting requirements of certain United States and foreign persons directly holding United States Real Property Interests ("USRPIs"). The required reports are in addition to any necessary income tax returns. Furthermore, because shares in a domestically controlled REIT do not constitute USRPIs, such reporting requirements will not apply to a foreign shareholder in Gen-Net (assuming that Gen-Net will be domestically controlled) if such shareholder does not otherwise own USRPIs. However, Gen-Net is required to file an information return with the IRS setting forth the name, address and taxpayer identification number of the payee of dividends, whether the payee is a nominee or is the actual beneficial owner of the shares.

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State and Local Taxes

   Treatment of Gen-Net and the shareholders under state and local tax laws may differ substantially from the federal income tax treatment described above. CONSEQUENTLY, EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OWN TAX ADVISOR WITH REGARD TO THE STATE AND LOCAL TAX CONSEQUENCES OF AN INVESTMENT IN GEN-NET.

              DESCRIPTION OF ORGANIZATIONAL DOCUMENTS AND SHARES

   The following description of Gen-Net's organizational documents and shares does not purport to be complete but contains a summary of portions of the Restated Articles of Incorporation and Bylaws, and is qualified in its entirety by reference to those documents.

Description of Shares

   Gen-Net is authorized to issue up to 2,500,000 shares pursuant to this offering. The shares have a $10.00 par value. There are currently 20,346 shares issued and outstanding all owned by Genesis.

   Each share is entitled to participate equally in dividends when and if declared by the Directors and in the distribution of assets upon liquidation. Each share is entitled to one vote and will be fully paid and non-assessable by Gen-Net when the share is issued and paid for. The shares are not subject to redemption by Gen-Net, except in limited circumstances in order to preserve Gen-Net's REIT status. The shares have no preemptive rights which are intended to ensure that a shareholder maintains the same ownership interest (on a percentage basis) before and after the issuance of additional shares. The shares do not have cumulative voting under Michigan law for the election of Directors. Gen-Net currently does not intend to issue any shares other than the shares offered in this offering, although it may do so from time to time in either public or private distributions.

   Gen-Net has the authority, at the discretion of the Directors, to authorize the listing, issuance and sale of shares on a national security exchange or on NASDAQ. Gen-Net has the authority to issue shares of any class or shares convertible into shares of any class or classes, to classify or to reclassify any unissued stock by setting or changing the preferences conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of the redemption of such stock, all as determined by the Directors, except Gen-Net is not authorized to issue preferred shares and may do so only upon amendment of its Articles of Incorporation.

   Gen-Net will not issue share certificates unless it receives a written request for a certificate. Shareholders who elect not to receive share certificates will own such shares in "uncertificated" or "book entry" form and will be treated in a like manner as those who request and receive a certificate. Owning shares in uncertificated or book entry form will (a) eliminate the physical handling and safekeeping responsibilities inherent in owning transferable certificates, and (b) eliminate the need to return a duly executed share certificate to the transfer agent to effect the transfer. Transfers can be effected simply by mailing a duly executed stock power to the transfer agent.

Transfer Agent

   Gen-Net shall serve as Transfer Agent.

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Meetings and Special Voting Requirements

   The next annual meeting of shareholders will be held on the first Monday of June, 2003 at 10:00 a.m., and each year thereafter, no fewer than 30 days after delivery of the annual report. Special meetings of shareholders may be called only upon the request of a majority of the Directors, a majority of the Independent Directors, the President, or upon the written request of shareholders entitled to cast at least 10% of all of the votes entitled to be cast at such meeting. In general, the presence in person or by proxy of a majority of the outstanding shares shall constitute a quorum at any shareholders' meeting. The organizational documents may generally be amended by a majority vote of the shareholders. However, an amendment of any provision requiring a greater than majority vote must be approved by such greater vote and a vote of the shareholders holding at least 66 2/3% of the outstanding shares of any class of shares is required to approve any amendment which would change any rights of that class by reducing the amount payable thereon upon liquidation, or by diminishing or eliminating any voting rights of that class. For the purposes of the foregoing, the authorization by the Directors and/or shareholders of a new class or series of preferred stock would not constitute such an amendment.

   Other matters on which the shareholders are entitled to vote include: (i) the election and removal of Directors; (ii) increase or decrease in the number of authorized Directors; (iii) approval or renewal of advisory contracts; (iv) a voluntary change in Gen-Net's status as a REIT; and/or (v) the dissolution of Gen-Net.

   With respect to shares owned by Directors, or any Affiliates, neither the Directors or any Affiliates may vote or comment on matters submitted to the shareholders regarding the removal of any Director, or any Affiliate, or any transaction between Gen-Net and any of them. In determining the applicable percentage in interest of shares necessary to approve a matter in which a Director and any Affiliate may not vote or consult, any shares owned by any of them shall not be included.

   A majority of the Directors (including a majority of the Independent Directors) may, in their discretion from time to time, amend certain portions of the Bylaws. However certain Bylaw provisions, including those relating to investment policies and objectives, and investment restrictions, may not be amended without a majority vote of the shareholders.

   Any action pertaining to a transaction involving Gen-Net in which any Director or officer or any Affiliate has an interest shall specifically be approved with respect to any isolated transactions or generally be approved with respect to any series of similar transactions, by a majority of the Directors, including a majority of the Independent Directors who are not parties to and have no financial interest in the transaction and who are not Affiliates of any interested party, even if such Directors constitute less than a quorum. Any deadlock in voting by the Independent Directors shall result in disapproval of the inside transaction with respect to which the voting was conducted.

Limitations on Holdings and Transfer

   For Gen-Net to qualify as a "REIT" under the Code, not more than 50% of its outstanding shares may be owned by five or fewer individuals during the last half of each year and outstanding shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year except with respect to the first taxable year for which an election be treated as an REIT is made. The Bylaws restrict the accumulation or transfer of shares, if any accumulation or transfer could result in any person beneficially owning in accordance with the Code, in excess of 9.8% of the then outstanding shares, determinable on an audited basis and on a fully-diluted basis, or could result in Gen-Net having fewer than 100 shareholders. Such restrictions authorize the Board of Directors to refuse to give effect to such transfer and

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

include suspension of voting and distribution rights as to shares accumulated in excess of the 9.8% ownership limit. Although the intent of these restrictions is to preclude transfers which would violate the ownership limit or reduce the number of shareholders below 100, there can be no assurance that such restrictions will achieve their intent.

   A transferee who acquires shares in a restricted transfer is required to indemnify, defend, and hold Gen-Net and all other shareholders harmless from and against all damages, losses, costs and expenses, including, without limitation, reasonable attorneys' fees incurred or suffered by Gen-Net or such shareholders by virtue of Gen-Net's loss of its qualification as a REIT if such loss is a result of the transferee's acquisition. See "INCOME TAX CONSIDERATIONS."

                            REPORTS TO SHAREHOLDERS

   Gen-Net will provide periodic reports to the shareholders regarding its operations over the course of the year. Financial information contained in all reports to shareholders will be prepared on an accrual basis of accounting in accordance with generally accepted accounting principles. Tax information will be mailed to shareholders within 30 days following the close of each fiscal year. Gen-Net's annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year. The annual financial statements will contain or be accompanied by a complete statement of any transactions with any Affiliates, and of compensation and fees paid or payable by Gen-Net to the management and its Affiliates. The information required by Form 10-Q will be made available to shareholders within 45 days of the close of the first 3 fiscal quarters of each year.

   Shareholders have the right under applicable federal and Michigan law to obtain certain information about Gen-Net and, at their expense, may obtain a list of names and addresses of the shareholders. Shareholders or their designated representatives shall have access to all records of Gen-Net at all reasonable times, and may inspect and duplicate any of them. In the event that the SEC promulgates rules and/or in the event that applicable state or North American Securities Administrators Association ("NASAA") Guidelines are amended so that, taking such changes into account, Gen-Net's reporting requirements are reduced, Gen-Net may cease preparing and filing certain of the reports if the Directors determine such action to be in the best interests of Gen-Net and, if such cessation is in compliance with the rules and regulations of the SEC, and applicable state and NASAA Guidelines, one or more of which may then be amended.

   Gen-Net will provide the shareholders that are qualified retirement plans with an annual statement of value in order to permit them to comply with ERISA annual reporting requirements. The statement will report the value of shares based upon the amount Shareholders would receive if properties were sold at their Appraised Values as of the close of Gen-Net's fiscal year and if such proceeds, together with the other funds, were distributed in liquidation. For the first three annual reports following the termination of this offering, all properties will be deemed to be valued at cost and the value of each share will be deemed to be $10.00. Thereafter, Gen-Net will obtain an Appraisal update based on capitalization of income for each property unless Gen-Net previously obtained an Appraisal for such property dated within nine months prior to the end of the relevant fiscal year. After the first three annual reports, the Directors may elect to deliver such reports to all shareholders.

                             PLAN OF DISTRIBUTION

   Gen-Net is offering a total of 2,500,000 shares of its common stock and has registered such shares with the SEC. The offering price of $10.00 per share was determined arbitrarily by Gen-Net. It does not bear any relationship to objective factors such as Gen-Net's financial condition.

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

   Each investor purchasing shares will be required to complete and execute an Order Form (also referred to sometimes as a "Subscription Agreement") which includes certain representations (Exhibit B). At the time the prospective investor submits his Subscription Agreement, he must tender a check in the amount of $10.00 for each share being purchased. Checks should be made payable to "Gen-Net Special Escrow Account." Shares will only be sold to an investor who represents in writing that, at the time he executes the Subscription Agreement, he meets the applicable suitability requirements. See "INVESTOR SUITABILITY." Investor funds will be held in an interest bearing escrow account with Citizens First Savings Bank, Port Huron, Michigan, (1-800-922-5308 (ext.
706)) until the minimum of 300,000 shares (or $3,000,000) have been sold.

   Gen-Net has complete discretion to reject any Subscription Agreement executed by any investor within thirty days of its submission. It is anticipated that subscriptions would be rejected for an investor's failure to meet the suitability requirements, an over-subscription of the offering, or for other reasons determined to be in the best interest of Gen-Net. If any investor's subscription is rejected, the investor's funds submitted with the subscription will be promptly returned to the investor. Gen-Net may not complete a sale to an investor until at least 5 business days after the date the investor receives a final prospectus. Gen-Net or its designee shall send each investor a confirmation of his purchase.

   The shares are being offered by Investors Capital Corporation, a member of the NASD who has entered into a written underwriting agreement with Gen-Net. The underwriting agreement is a "best efforts" arrangement which means generally that Investors Capital is required to use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of the shares. Investors Capital will receive a managing underwriter fee of 1.25% of the gross proceeds from the sale of shares and .25% for due diligence expenses. Investors Capital will also receive a selling commission of 5.5% of the gross proceeds from the sale of the shares, which it may reallow to Selected Dealers who sell shares. Total selling compensation is limited to 7.25%. Investors Capital and the Selected Dealers are not obligated to sell any shares and there is no assurance that any shares will be sold.

   The following table sets forth the type, and to the extent practicable, estimates of the amounts of all material compensation that Investors Capital and the Selected Dealers may receive in connection with this offering.

    Person Receiving          Form and Method of
      Compensation               Compensation             Estimated Amount
      ------------         -------------------------  -------------------------
Investors Capital          1.5% of sales price as     Aggregate estimated
  Corporation                managing underwriter's     compensation will be
                             fee, plus .25% for due     $217,500 if the minimum
                             diligence; 5.5% of         amount of shares are
                             sales price as selling     sold and $1,812,500 if
                             commission                 the maximum amount of
                                                        shares are sold.

Selected Dealers           Investors Capital may      Aggregate estimated
                             reallow its selling        compensation will be
                             commission of 5.5% to      $165,000 if the minimum
                             Selected Dealers who       amount of shares are
                             sell shares.               sold and $1,375,000 if
                                                        the maximum amount of
                                                        shares are sold.

   On or after acceptance of his subscription agreement, an investor will have no right to withdraw any funds submitted during the offering period. Shares will be evidenced on Gen-Net's books and records, which will include a list of shareholders' names, addresses and number of shares owned.

   Investors Capital will be indemnified by Gen-Net against certain liabilities, including liabilities under the Securities Act of 1933 unless such liability arises from information in this prospectus relating to Investors Capital and supplied by Investors Capital. Causes of action resulting from violations of federal or state securities laws shall be governed by such laws.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF GEN-NET'S FINANCIAL CONDITION

   As of the date of this Prospectus, Gen-Net has not yet had any operations nor has entered into any commitments or obligations to acquire properties. Gen-Net intends to utilize the proceeds of this offering as described under "ESTIMATED USE OF PROCEEDS," consistent with those principles set forth in "INVESTMENT OBJECTIVES AND PROCEEDS."

   In the event that the proceeds of this offering are less than the maximum amount contemplated Gen-Net may be unable to diversify its investments. Since the leases will be "Net Leases," Gen-Net will establish a working capital reserve of 1% of the gross proceeds of the offering. In the event such reserves are insufficient to satisfy unanticipated costs, Gen-Net may be required to borrow funds to meet such costs.


   Other than a line of credit established to pay offering expenses, as of the date of this prospectus, Gen-Net has no external sources of financing. However, the Directors are not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor do they expect any material changes in the availability and relative cost of such capital resources, other than as referred to herein. It is for these reasons that the Directors believe that should Gen-Net be required to obtain financing, other than from affiliated sources, such external financing should be available.



   A copy of Gen-Net's audited financial statements for the years ended December 31, 2000 and 2001, and for the period ended August 31, 2002 (unaudited) is attached to this prospectus as Exhibit C. Effective August 30, 2002, the loans payable described in Note 3 to the financial statements were converted by Genesis into equity in exchange for the issuance of 10,346 additional shares of Gen-Net common stock at the same $10.00 per share price to be paid by investors. This transaction resulted in the aggregate dollar amount of equity invested by Genesis in Gen-Net to $203,460. Genesis owns 20,346 shares of Gen-Net stock. The Directors, including a majority of the Independent Directors have approved Genesis' initial investment in Gen-Net.



   As described in Note 6 to the financial statements, Gen-Net has a $150,000 line of credit with Citizens First Savings Bank of Port Huron, Michigan. At August 31, 2002, Gen-Net has used $38,660 from this line of credit to pay expenses associated with this offering. Management believes that the unused portion of the line of credit is sufficient to cover any outstanding future offering expenses.


                                SALES MATERIALS

   Sales material prepared by Gen-Net may be used in connection with this offering. Such material may be used only when accompanied or preceded by the delivery of this prospectus. The offering is made only by means of this prospectus and shall be identified with Gen-Net's name and logo on the cover page. Sales material does not purport to be complete and should not be considered part of this prospectus or as forming the basis of the offering of the shares.

                                    EXPERTS

   Gen-Net's financial statements as of December 31, 2000 and 2001, included in this prospectus have been audited by Zwick & Steinberger, P.L.L.C., independent certified public accountants, as indicated in their report herein, and have been included in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

   The statements concerning federal taxes under the headings "INCOME TAX CONSIDERATIONS" AND "RISK FACTORS" have been reviewed by Lieben, Whitted, Houghton, Slowiaczek & Cavanagh, P.C., L.L.O., Counsel for Gen-Net, and have been included herein, to the extent they constitute matters of law. In reliance upon the authority of said firm as experts, counsel believes that such material constitutes a full and fair disclosure of the material tax risks associated with an investment in the shares.

                                 LEGAL MATTERS

   The legality and validity of the shares being offered hereby has been passed upon for Gen-Net by its Michigan counsel, David A. Sims, P.C.

   Lieben, Whitted, Houghton, Slowiaczek & Cavanagh, P.C., L.L.O. has rendered its opinion regarding the material income tax issues associated with the ownership of shares.

   None of Gen-Net, its officers or Directors, are parties to any pending legal proceedings that are material to Gen-Net.

                              FURTHER INFORMATION

   This prospectus does not contain all of the information set forth in Gen-Net's registration statement and the Exhibits relating thereto which Gen-Net has filed with the SEC, and to which reference is hereby made. Copies of the Exhibits are on file at the offices of the SEC in Washington, D.C. and may be obtained upon payment of the fee prescribed by the SEC, or may be examined without charge at the offices of the SEC.

   All summaries contained herein of documents which are filed as Exhibits to the Registration Statement are qualified in their entirety by this reference to those Exhibits. Gen-Net has not knowingly made any untrue statement of a material fact or admitted to any fact required to be stated in the Registration Statement, including this Prospectus, or necessary to make the statement therein not misleading.

                                   GLOSSARY

   "Acquisition Expenses" means those expenses, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, environmental, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of Properties, whether or not acquired. Acquisition Expenses shall not include Acquisition Fees.

   "Acquisition Fees" means the total of all fees and commissions paid by any party to any party in connection with making or investing in mortgage loans or the purchase, development or construction of property by Gen-Net. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee, construction fee, nonrecurring management fee, loan fees or points or any fee of a similar nature however designated. Excluded shall be development fees and construction fees paid to persons not affiliated with the Sponsor in connection with the actual development and construction of a project.

   "Advisor" means the person or entity responsible for directing or performing the day-to-day business affairs of Gen-Net, including a person or entity to which an Advisor subcontracts substantially all such functions.

   "Affiliate" of another person means (a) any person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other person; (b) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with such other person; (d) any executive officer, director, trustee or general partner of such other person; (e) any legal entity for which such person acts as the executive officer, director, trustee or general partner.

   "Appraisal" means the valuation of real property (which value may take into consideration the existing state of the property or a state to be created) by an independent, qualified appraiser who is a member in good standing of the American Institute of Real Estate Appraisers (MAI) or is a disinterested person who, in the judgment of the Directors, is qualified to make such a determination. Each Appraisal shall be maintained in Gen-Net's records for at least five years and shall be available for inspection and duplication by any shareholder. The independent qualified appraiser shall be selected by a majority of the Directors (including a majority of the Independent Directors).

   "Appraised Value" means the value of a particular property as stated in the Appraisal.

   "Average Invested Assets" means for any period the average of the aggregate book value of the assets of Gen-Net invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period.

   "Beneficial Ownership, Beneficially Own or Beneficial Owner of Shares" means the ownership of such shares for purposes of part II, Subchapter M of the Code, including the attribution of ownership provisions of Section 542 and 544 of the Code, or if, under Rule 13d-3 of the Exchange Act, such person would be deemed to have beneficial ownership of such shares.

   "Benefit Plan" or "Plan" means an IRA, KEOGH or employee benefit plan subject to Title I of ERISA or Section 4975 of the Code.

   "Construction Fee" means a fee or other renumeration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on Gen-Net's property.

   "Development Fee" means a fee for the packaging of Gen-Net's property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

   "Distributable REIT Taxable Income" means an amount equal to or greater than
(i) the sum of 90% of: (a) the REIT Taxable Income for the taxable year (determined without regard to the deduction for dividends paid and by excluding any net capital gain), and (b) the excess of the net income from foreclosure property over the tax imposed on such income less (ii) any excess non-cash income.

   "ERISA" means the Employee Retirement Income Security Act of 1974.

   "Exchange Act" means The Securities Exchange Act of 1934, as amended.

   "Independent Directors" means the Director(s) of Gen-Net who are not associated and have not been associated within the last two years, directly or indirectly, with the Sponsor.

   (a) A Director shall be deemed to be associated with the Sponsor if he or she:

      i. owns an interest in the Sponsor, or any of their Affiliates; or

      ii. is employed by the Sponsor, or any of their Affiliates; or

      iii. is an officer or director of the Sponsor, or any of their Affiliates; or

      iv. performs services, other than as a Director, for Gen-Net; or

      v. is a Director for more than three companies organized by the Sponsor;
   or

      vi. has any material business or professional relationship with the Sponsor, or any Affiliates.

   (b) For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective Independent Director from the Sponsor and Affiliates shall be deemed material per se if it exceeds 5% of the prospective Independent Directors':

      i. annual gross revenue, derived from all sources, during either of the last two years;

                                         or

      ii. net worth, on a fair market value basis.

   (c) An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers, or fathers-in-law, sons or daughters-in-law or brothers-in-law or sisters-in-law are or have been associated with the Sponsor, any of their Affiliates, or Gen-Net.

   "Net Assets" means the total assets (other than intangible) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

   "Organization and Offering Expenses" means those expenses payable by Gen-Net in connection with the formation, qualification and registration of Gen-Net and in marketing and distributing shares, including, but not limited to, (i) the preparing, printing, filing and delivery of the Registration Statement and the prospectus (including any amendments thereof or supplements thereto) and the preparing and printing of contractual agreements between Gen-Net and Investors Capital Corporation (including copies thereof), (ii) the preparing and printing of the Articles of Incorporation and Bylaws, solicitation material and related documents and the filing and/or recording of such documents necessary to comply with the laws of the State of Michigan for the formation of a company and thereafter for the continued good standing of a company, (iii) the qualification or registration of the Shares under state securities or "Blue Sky" laws, (iv) any escrow arrangements, including any compensation to an escrow agent, (v) the filing fees payable to the SEC and to the NASD, (vi) reimbursement for the reasonable and identifiable out-of-pocket expenses of the Investors Capital Corporation, including the cost of their counsel, (vii) the fees of counsel and independent public accounts, (viii) all advertising expenses incurred in connection with the offering, including the cost of all sales literature and the costs related to investor and broker-dealer sales and information meetings and marketing incentive programs, and (ix) selling commissions, marketing fees, incentive fees, investment banking fees and wholesaling fees and expenses incurred in connection with the sale of the shares.

   "Permitted Temporary Investments" means United States government shares, certificates of deposit or other time or demand deposits of commercial banks, savings banks, savings and loan associations or similar institutions which have a net worth of at least $100,000,000 or in which such certificates or deposits are fully insured by any federal or state government agency, United States dollar deposits in foreign branches of banks which have a net worth of at least $100,000,000, bank repurchase agreements covering shares of the United States government or governmental agencies, commercial paper, bankers acceptances, public money market funds or other similar short-term highly liquid investments.

   "Prohibited Transaction" under the REIT Provisions means sale of assets held by Gen-Net primarily for sale to customers in the ordinary course of business other than (i) foreclosure property and (ii) certain dispositions of real estate assets not held for at least four years as required by Section 857(b))(6)(C) of the Code.

   "Qualified REIT Subsidiary" means a subsidiary of a REIT which is 100% owned by the REIT during the subsidiary's existence.

   "Regulations" means the federal income tax regulations which are the official United States Treasury Department Interpretations of the Code.

   "REIT" or "Real Estate Investment Trust" means a real estate investment trust as defined under Sections 856-860 of the Code.

   "REIT Provisions of the Code" or "REIT Provisions" means Parts II and III of Subchapter M of Chapter 1 of the Code or successor statutes, and regulations and rulings promulgated thereunder.

   "REIT Taxable Income" means the taxable income of a REIT, adjusted as follows: (i) the deduction for dividends received allowable to trusts under Sections 241 through 247, 249 and 250 of the Code is not allowed; (ii) the deduction for dividends paid under Section 561 of the Code is allowed, but is computed without regard to that portion of such deduction attributable to net income from foreclosure property; (iii) taxable income is computed without regard to Section 443(b) of the Code relating to the computation of tax upon the change of an annual accounting period; (vi) net income from foreclosure property that is not qualified REIT income without regard to the foreclosure Property provisions of the Code is excluded; (v) the tax imposed for failing the 75% income test and/or the 95% income test is deducted; and (vi) income derived from Prohibited Transactions is excluded.

   "Roll-up" means a transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of Gen-Net and the issuance of securities of a Roll-up Entity. Such term does not include:

      (a) a transaction involving securities of Gen-Net that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

      (b) a transaction involving the conversion to corporate, trust or association form of only Gen-Net if, as a consequence of the transaction there will be no significant adverse change in any of the following:

          i. Shareholders voting rights;

          ii. The term of existence of Gen-Net;

          iii. Sponsor compensation;

          iv. Gen-Net's investment objectives.

   "Roll-up Entity" means a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed roll-up transaction.

   "Sponsor" means Genesis Financial Group, Inc. and its Affiliates, including the Bartons. Not included is any person whose only relationship with Gen-Net is as that of an independent property manager of Gen-Net assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A person may also be deemed a Sponsor by:

      (a) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of Gen-Net, either alone or in conjunction with one or more other persons;

      (b) receiving a material participation in Gen-Net in connection with the founding or organizing of the business, in consideration of services or property, or both services and property;

      (c) having a substantial number of relationships and contacts with Gen-Net;

      (d) possessing significant rights to control Gen-Net's properties;

      (e) receiving fees for providing services to Gen-Net which are paid on a basis that is not customary in the industry; or

      (f) providing goods or services to Gen-Net on a basis which was not negotiated at arms length.

   "Total Operating Expenses" means the aggregate expenses of every character paid or incurred by Gen-Net as determined under generally accepted accounting principles, but excluding:

      (a) the expense of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the shares;

      (b) interest payments;

      (c) taxes;

      (d) non-cash expenditures such as depreciation, amortization, and bad debt reserves;

      (e) incentive fees;

      (f) Acquisition Fees and Acquisition Expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans and on other property, (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of real property).

   "UBTI" means unrelated business taxable income as defined in Section 512 of the Code.

   "Unimproved Real Property" means the real property of Gen-Net which has the following three characteristics:

      (a) an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;

      (b) has no development or construction in process on such land; and

      (c) no development or construction on such land is planned in good faith to commence on such land within one year.

                                   EXHIBIT A

ORDER FORM

         The undersigned desires to become a Shareholder of Gen-Net Lease Income Trust, Inc. ("Gen-Net") and to purchase the number of shares appearing at the beginning of this Order Form in accordance with the terms and conditions of the prospectus and supplements, if any, thereto. In connection therewith, the undersigned hereby represents, warrants and agrees as follows:


     1.  SUBSCRIPTION                                The
                                                     undersigned
                                                     agrees to
                                                     purchase the
                                                     number of
                                                     shares set
                                                     forth above
                                                     his signature
                                                     at the end of
                                                     this
                                                     subscription,
                                                     and hereby
                                                     tenders the
                                                     amount
                                                     required to
                                                     purchase
                                                     such shares
                                                     ($10.00 per
                                                     Share).


     2.  REPRESENTATIONS (Each investor must         (a) The
           initial each representation on the line       undersigned
           provided after each such representation.)     is
                                                         subscribing
                                                         for
                                                         shares
                                                         solely
                                                         for his
                                                         own
                                                         account
                                                         or for
                                                         the
                                                         account
                                                         indicated
                                                         herein
                                                         and not
                                                         for the
                                                         benefit
                                                         of the
                                                         account
                                                         of any
                                                         other
                                                         person
                                                         or
                                                         entity.

                                                         (initial)

                                                     (b) The
                                                         undersigned
                                                         is
                                                         aware
                                                         that
                                                         this
                                                         subscription
                                                         may be
                                                         rejected
                                                         in
                                                         whole
                                                         or in
                                                         part by
                                                         Gen-
                                                         Net in
                                                         its sole
                                                         discretion.

                                                         (initial)


                                                     (c) The
                                                         undersigned
                                                         has
                                                         received
                                                         and
                                                         carefully
                                                         reviewed
                                                         a copy
                                                         of the
                                                         prospectus.

                                                         (initial)


                                                     (d) The
                                                         undersigned
                                                         meets
                                                         the
                                                         minimum
                                                         income
                                                         and net
                                                         worth
                                                         standards
                                                         established
                                                         by
                                                         Gen-
                                                         Net, or
                                                         higher
                                                         standards
                                                         established
                                                         by the
                                                         undersigned's
                                                         jurisdiction
                                                         of
                                                         residence
                                                         (see
                                                         SUITABILITY
                                                         section
                                                         of
                                                         prospectus)
                                                         which
                                                         are
                                                         generally
                                                         as
                                                         follows:
                                                         (1)
                                                         gross
                                                         income
                                                         of
                                                         $________ and
                                                         a net
                                                         worth
                                                         of
                                                         $
                                                         (excluding
                                                         home,
                                                         furnishings
                                                         and
                                                         automobiles),
                                                         or (2) a
                                                         net
                                                         worth
                                                         of
                                                         $
                                                         (excluding
                                                         home,
                                                         furnishings
                                                         and
                                                         automobiles).

                                                         initial


                                                     (e) The
                                                         undersigned
                                                         acknowledges
                                                         that the
                                                         shares
                                                         are not
                                                         liquid.

                                                         (initial)

   NOTHING HEREIN SHALL BE DEEMED A WAVIER OF ANY RIGHTS OF ACTION WHICH THE UNDERSIGNED MAY HAVE UNDER ANY FEDERAL OR STATE SECURITIES LAW.

        REGISTRATION REQUIREMENTS FOR GEN-NET LEASE INCOME TRUST, INC.

   The following requirements have been established for the various forms of registration. Accordingly, complete subscription agreements and such supporting material as may be necessary, must be provided.

   TYPE OF OWNERSHIP:

      1. INDIVIDUAL--One signature required.

      2. JOINT TENANTS WITH RIGHT OF SURVIVORSHIP--Both parties must sign.

      3. TENANTS IN COMMON--Both parties must sign.

      4. COMMUNITY PROPERTY--Only one investor signature required.

      5. CUSTODIAN--The custodian signs the Subscription Agreement.

      6. TRUST--The trustee signs the Subscription Agreement. Provide a copy of the trust agreement, the name of the trustee and the name of the beneficiary.

      7. PARTNERSHIP--Identify the entity as to whether it is a general or limited partnership. The general partners must be identified and their signatures obtained on the order. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

      8. CORPORATION--The Subscription Agreement must be accompanied by (i) a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (ii) a certified copy of the board's resolution authorizing the investment.

      9. IRA--Requires signature of authorized signer (e.g., an officer) of the bank, trust company or other fiduciary. The address of the trustee must be provided in order for them to receive checks and other pertinent information regarding the investment.

      10. KEOGH (HR 10)--Same rules as those applicable to IRAs.

      11. UNIFORM GIFT TO MINORS ACT (UGMA--The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under the Uniform Gift to Minors Act. In addition, designate the state under which UGMA is being made and the child's Social Security number.

                       GEN-NET LEASE INCOME TRUST, INC.
                      24081 West River Road, First Floor
                             Grosse Ile, MI 48138

                                  ORDER FORM

                       GEN-NET LEASE INCOME TRUST, INC.
           Make Checks Payable To: "GEN-NET SPECIAL ESCROW ACCOUNT"
 IMPORTANT: Please fill out application completely. Type or use ballpoint pen.
                                  Press hard.

1. INVESTMENT               _________________________   NEW PURCHASER               _________________________
                            NUMBER OF SHARES                                        DATE OF PREVIOUS PURCHASE

                                                    OR
                            $__ AMOUNT OF INVESTMENT    ADDITION TO PREVIOUS        PREV. AM ACCT. #
                            ($10.00 TIMES NUMBER OF     PURCHASE
                            SHARES)

2. OWNERSHIP Check One:     A. Individual               F. Trust                    K. Uniform Gift to Minors
                            B. Joint Tenants with       G. Partnership              Act of the State of
                            Rights of Survivorship      H. Corporation              L. Other (explain)
                            C. Tenants in Common        I. IRA                      _________________________
                            D. Community Property       J. Keogh (HR 10)            _________________________
                            E. Custodian                                            _________________________

3. REGISTERED OWNER: Name of                   Name _____________________________________
Investor. (Use name of trust and address of    Soc. Sec. No. ____________________________
the trustee or custodian or administrator      Name _____________________________________
where applicable.) Please type or print here   Soc. Sec. No. ____________________________
the exact name (registration) investor desires Address __________________________________
on account.                                    City ______ State ______ Zip _______ Phone

4. DIVIDEND PAYMENT ADDRESS:                   Name _____________________________________
Where is the dividend to be sent? (Insert      c/o  _____________________________________
"same" if it is to be sent to address of the   Address __________________________________
registered owner. Insert name, address and     City State Zip Phone _____________________
account number if check is to be sent to a     Account Number ___________________________
financial institution.)

  5. CORRESPONDENCE: All reports and financial statements will be sent to the registered owner at the address above. All correspondence, reports, and financial statements are normally sent to the registered owner at the address shown above. On IRA and Uniform Gift to Minors Act accounts, please complete this block to insure that the investor will receive this information at his or her mailing address. Also, if additional correspondence, reports and financial statements are required by another person, please complete.

                     Name ___________________________________________________
                     Address ________________________________________________
                     City ______ State ______ Zip ______ Phone

  6. SIGNATURES:     Executed this ___ day of __________, 200
                     at _____________________________________________________

                                        X ________________   X ________________

                                        Signature            Signature
                                        (Investor,           (Investor, Trustee
                                        Trustee,             Custodian,
                                        Custodian,           Administrator)
                                        Administrator)

                                        BY EXECUTING THIS AGREEMENT THE
                                        INVESTOR IS NOT WAIVING ANY RIGHTS
                                        UNDER THE SECURITIES ACT OF 1933 OR THE
                                        SECURITIES EXCHANGE ACT OF 1934.

7. BROKER/DEALER REGISTERED We recognize our obligation under Sections 3(b) and
REPRESENTATIVE              4(d), Appendix F of the NASD Manual, Rules of Fair
                            Practice (i) to determine the suitability of investors and maintain documentation on which the determination was
                            based, and (ii) to inform investors of the liquidity and
                            marketability of the Shares.

                            Broker/Dealer NASD Firm Name _____________________________
                            Home/Main Office Address _________________________________
                            City ______ State ______ Zip ______ Phone

                            Broker/Dealer Authorized Signature X _____________________
                            Registered Representative Name ___________________________
                            Branch Office Address & Dealer Code Number _______________
                            City ______ State ______ Zip ______ Phone

                            Registered Representative Signature X ____________________

8. COPY DISTRIBUTION:       YELLOW--To _______________________________________________

9. MAIL TO:                 Mailing Instructions: Please remove yellow copy and
                            mail along with check to:
                            __________________________________________________________
                            __________________________________________________________
                            __________________________________________________________
                            __________________________________________________________

10. (OFFICE USE ONLY)       Accepted: Date ________ (must be at least 5 days after
                            the date investor receives a final Prospectus)
                            Date Received ________ By ______ Date
                            Checked By
                            Investor Check Date ________ Investor Check Amount
                            $
                            Investor Check #
                            Entered by ___________ Date Entered
                            Confirmation of Purchase Section _________________________

                                   EXHIBIT B

                           PRIOR PERFORMANCE TABLES

   The following Prior Performance Tables (the "Tables") provide information relating to all prior real estate investment programs sponsored by Genesis ("Prior Programs").

   As a prospective investor, you should read these Tables carefully together with the summary information concerning the Prior Programs as set forth in "PRIOR PERFORMANCE OF GEN-NET AND GENESIS."

   AS AN INVESTOR IN GEN-NET, YOU WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAMS AND SHOULD NOT ASSUME THAT YOU WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR PROGRAMS.

   As described in the prospectus, Genesis is responsible for assisting management with Gen-Net's day-to-day business affairs and assets, serves as a consultant in connection with policy decisions to be made by the Directors, manages Gen-Net's properties, and renders other services as the Directors and management deem necessary. The financial results of the Prior Programs thus provide an indication of Genesis' performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

   The following tables are included herein:

      Table I--Experience in Raising and Investing Funds (on a Percentage Basis). Table I generally shows Genesis' experience in raising investing funds as measured by the Prior Programs. All of the Prior Programs were non-public programs with objectives similar to those of Gen-Net.

      Table II--Compensation to Sponsor. Table II shows the aggregate payments Genesis received as the sponsor of the Prior Programs. All of the Prior Programs were non-public programs with objectives similar to those of Gen-Net.

      Table III--Annual Operating Results of Prior Programs. Table III shows the annual operating results of each of the Prior Programs since their respective inceptions. All of the Prior Programs were non-public programs with objectives similar to those of Gen-Net.

      Table IV--(Results of Completed Programs) has been omitted since none of the Prior Programs are completed to date.

      Table V--Sales or Disposals of Property. Table V shows the properties sold by the Prior Programs, all of which were non-public programs with investment objectives similar to those of Gen-Net.

   Additional information relating to the acquisition of properties by the Prior Programs is contained in Table VI, which is included in the registration statement which Gen-Net filed with the SEC.

                                    Table I
                   Experience in Raising and Investing Funds
                             (Unaudited Statement)

                                                         UITFX1      UITGI1      Bond G9     UITFX2      Bond G1     UITFX3
                                                       ----------  ----------  ----------  ----------  ----------  ----------
Dollar amount offered................................. $1,650,000  $2,115,000  $2,500,000  $1,795,000  $1,000,000  $4,412,836
Dollar amount raised (100%)........................... $1,500,547  $  121,000  $2,500,000  $1,786,936  $  742,000  $4,218,159
   Less offering expenses:
   Selling commissions and discounts retained by non
    affiliates........................................          6%          6%          5%          5%          5%          5%
   Organizational expenses............................          1%          1%          1%          1%          1%          1%
   Other(a)...........................................         35%          0%         71%          4%         94%         23%
Reserves..............................................          0%          0%          0%          0%          0%          0%
                                                       ----------  ----------  ----------  ----------  ----------  ----------
Percent available for investment......................         58%         93%         23%         90%          0%         71%
Acquisition costs:
   Prepaid items and fees related to purchase of
    property..........................................          0%          0%          0%          0%          0%          0%
   Cash down payment..................................          0%         93%         23%         66%          0%         63%
   Acquisition fees...................................          0%          0%          0%          0%          0%          0%
   Other(b)...........................................         58%          0%          0%         24%          0%          8%
                                                       ----------  ----------  ----------  ----------  ----------  ----------
   Total Acquisition costs............................         58%         93%         23%         90%          0%         71%
   Percent leverage (Mortgage financing divided by
    total acquisition cost)...........................          0%          0%          0%         60%          0%         57%
   Date offering began................................       1/97        5/97        8/97       10/97        6/98        3/99
   Length of offering (Months)........................         12          12          12          12          12          12
   Months to invest 90% of amount available for
    investment (Measured from beginning of
    offering).........................................          2           1           6           1          --           2

--------
a) General Operational Expenses-Dilution
b) Cash available to purchase properties.

                                    Table I
                   Experience in Raising and Investing Funds
                             (Unaudited Statement)

                                                                         Bond G3
                                                                          & G5       UITFX4      UITFX5      UITCG1
                                                                       ----------  ----------  ----------  ----------
Dollar amount offered................................................. $2,000,000  $5,000,000  $4,000,000  $2,500,000
Dollar amount raised (100%)........................................... $  910,200  $1,571,769  $1,346,209  $1,432,573
   Less offering expenses:
   Selling commissions and discount...................................
   Retained by non-affiliates.........................................          5%          5%          5%          5%
   Organizational expenses............................................          2%          2%          2%          2%
   Other (a)..........................................................         93%          4%          1%          1%
Reserves..............................................................          0%          1%          1%          1%
                                                                       ----------  ----------  ----------  ----------
Percent available for investment......................................          0%         88%         91%         88%
Acquisition costs:
   Prepaid items and fees related to purchase of property.............          0%          0%          0%          0%
   Cash down payment..................................................          0%         88%         91%         88%
   Acquisition fees...................................................          0%          0%          0%          0%
   Other (explain)....................................................          0%          0%          0%          0%
                                                                       ----------  ----------  ----------  ----------
Total Acquisition costs                                                         0%         88%         91%         88%
   Percent leverage (Mortgage financing divided by total acquisition
    cost).............................................................          0%         54%         80%         70%
   Date offering began................................................       8/99        7/99        9/99       10/99
Length of offering (months)...........................................         12          12          12          12
Months to invest 90% of amount available for investment (Measured
 from beginning of offering)..........................................         --           2           2           2

                                                                         UITCG2
                                                                       ----------
Dollar amount offered................................................. $2,000,000
Dollar amount raised (100%)........................................... $1,273,405
   Less offering expenses:
   Selling commissions and discount...................................
   Retained by non-affiliates.........................................          5%
   Organizational expenses............................................          2%
   Other (a)..........................................................          1%
Reserves..............................................................          3%
                                                                       ----------
Percent available for investment......................................         89%
Acquisition costs:
   Prepaid items and fees related to purchase of property.............          0%
   Cash down payment..................................................         89%
   Acquisition fees...................................................          0%
   Other (explain)....................................................          0%
                                                                       ----------
Total Acquisition costs                                                        89%
   Percent leverage (Mortgage financing divided by total acquisition
    cost).............................................................         55%
   Date offering began................................................       1/00
Length of offering (months)...........................................         12
Months to invest 90% of amount available for investment (Measured
 from beginning of offering)..........................................          2

--------
a) General Operational Expenses-Dilution

                                    Table I
                   Experience in Raising and Investing Funds
                            (Unaudited Statements)

                                         UITFGPO     UITFX9      UITFX10     UITFX11     UITFX12     UITFX14    UITFX15
                                       ----------  ----------  ----------  ----------  ----------  ----------  ---------
Dollar amount offered................. $1,500,000  $3,400,000  $2,200,000  $1,800,000  $1,750,000  $3,000,000  2,000,000
Dollar amount raised (100%)........... $1,466,000  $1,476,392  $1,299,700  $1,800,000  $1,646,404  $1,092,601  1,384,492
Less offering expenses:
   Selling commissions and discounts
    retained by non-affiliates........          5%          5%          5%          5%          5%          5%         5%
   Organizational expenses............          2%          2%          2%          2%          2%          2%         2%
   Other(a)...........................          4%          4%          4%          4%          4%          4%         3%
Reserves..............................          0%          0%          0%          0%          0%          0%         0%
                                       ----------  ----------  ----------  ----------  ----------  ----------  ---------
Percent available for investment......         88%         88%         88%         88%         88%         88%        90%
   Acquisition costs:
   Prepaid items and fees related to
    purchase of property..............          0%          0%          0%          0%          0%          0%         0%
   Cash down payment..................         88%         88%         88%         88%         88%         88%         0%
   Acquisition fees...................          0%          0%          0%          0%          0%          0%         0%
   Other(b)...........................          0%          0%          0%          0%          0%          0%        90%
                                       ----------  ----------  ----------  ----------  ----------  ----------  ---------
Total Acquisition costs...............         88%         88%         88%         88%         88%         88%        90%
   Percent leverage (Mortgage
    financing divided by total
    acquisition cost).................         40%         56%         66%         52%          0%          0%         0%
   Date offering began................       3/00        7/00       10/00        1/01        3/01        8/01       9/01
Length of offering (months)...........         12          12          12          12          12          12         12
Months to invest 90% of amount
 available for investment (Measured
 from beginning of offering)..........          2           2           2           3          --          --         --

                                        UITFX16
                                       ---------
Dollar amount offered................. 1,600,000
Dollar amount raised (100%)........... 1,500,518
Less offering expenses:
   Selling commissions and discounts
    retained by non-affiliates........         5%
   Organizational expenses............         2%
   Other(a)...........................         5%
Reserves..............................         0%
                                       ---------
Percent available for investment......        88%
   Acquisition costs:
   Prepaid items and fees related to
    purchase of property..............         0%
   Cash down payment..................         0%
   Acquisition fees...................         0%
   Other(b)...........................        88%
                                       ---------
Total Acquisition costs...............        88%
   Percent leverage (Mortgage
    financing divided by total
    acquisition cost).................         0%
   Date offering began................     10/01
Length of offering (months)...........        12
Months to invest 90% of amount
 available for investment (Measured
 from beginning of offering)..........        --

--------
a) General Operational Expenses-Dilution
b) Cash available to purchase properties

                                   Table II
                            Compensation to Sponsor
                             (Unaudited statement)

                                                                                      GFG Bond
                                                                 GFG Bond G9  GFG G1   G3/G5
                                                                 ----------- -------- --------
Date offering commenced.........................................       8/97      6/98     8/99
Dollar amount raised (100%)..................................... $2,602,710  $742,000 $910,200
   Amount paid to sponsor from proceeds of offering:
   Offering Expenses............................................ $  156,163  $ 44,520 $ 69,714
   Underwriting fees............................................ $        0  $      0 $      0
   Acquisition fees:............................................ $        0  $      0 $      0
     Real estate commissions.................................... $        0  $      0 $      0
     Advisory fees.............................................. $        0  $      0 $      0
     Other (identify and quantify).............................. $        0  $      0 $      0
   Other........................................................ $        0  $      0 $      0
Dollar amount of cash generated from operations Before deducting payments to sponsor........................................... $  140,750  $200,400 $245,820
Amount paid to sponsor from operations:
   Property management fee...................................... $    4,221  $  1,965 $      0
Partnership management fees:
   Reimbursements............................................... $        0  $      0 $      0
   Leasing commissions.......................................... $        0  $      0 $      0
   Other (identify and quantify)................................ $        0  $      0 $      0
Dollar amount of property sales and refinancing before deducting
  Payments to sponsor:
   Cash......................................................... $        0  $      0 $      0
   Notes........................................................ $        0  $      0 $      0
Amount paid to sponsor from property sales and refinancing:
   Real estate commissions...................................... $   19,224  $      0 $      0
   Incentive fees............................................... $        0  $      0 $      0
Other (identify and quantify)................................... $        0  $      0 $      0

                                   Table II
                            Compensation to Sponsor
                             (Unaudited statement)

                                                                  UIT Fixed  UIT Fixed  UIT Fixed
                                                                  Income I   Income II  Income III
                                                                 ----------- ---------- ----------
Date offering commenced.........................................        1/97      10/97       3/99
Dollar amount raised (100%).....................................  $1,650,000 $1,786,936 $4,218,159
   Amount paid to sponsor from proceeds of offering:
   Offering Expenses............................................  $  132,000 $  107,216 $  244,690
   Underwriting fees............................................  $        0 $        0 $        0
   Acquisition fees.............................................  $        0 $        0 $        0
     Real estate commissions....................................  $        0 $        0 $        0
     Advisory fees..............................................  $        0 $        0 $        0
     Other (identify and quantify)..............................  $        0 $        0 $        0
   Other........................................................  $        0 $        0 $        0
Dollar amount of cash generated from operations Before deducting payments to sponsor...........................................  $  347,179 $  470,269 $  696,160
Amount paid to sponsor from operations:
   Property management fee......................................  $        0 $    8,177 $   25,641
Partnership management fees:
   Reimbursements...............................................  $        0 $        0 $        0
   Leasing commissions..........................................  $        0 $        0 $        0
   Other (identify and quantify)................................  $        0 $        0 $        0
Dollar amount of property sales and refinancing before deducting
  Payments to sponsor:
   Cash.........................................................  $        0 $        0 $        0
   Notes........................................................             $        0 $        0
Amount paid to sponsor from property sales and refinancing:
   Real estate commissions......................................  $   44,416 $        0 $        0
   Incentive fees...............................................  $        0 $        0 $        0
Other (identify and quantify)...................................  $        0 $        0 $        0

                                   Table II
                            Compensation to Sponsor
                             (Unaudited statement)

                                                UIT Fixed Income IV UIT Fixed Income V UIT Fixed Income CGI
                                                ------------------- ------------------ --------------------
Date offering commenced........................           7/99                9/99               10/99
Dollar amount raised (100%)....................     $1,571,769          $1,346,209          $1,432,573
Amount paid to sponsor from proceeds of
  offering:
 Offering Expenses.............................     $  119,369          $  111,819          $  115,656
 Underwriting fees.............................     $        0          $        0          $        0
 Acquisition fees..............................     $        0          $        0          $        0
       Real estate commissions.................     $        0          $        0          $        0
       Advisory fees...........................     $        0          $        0          $        0
       Other (identify and quantify)...........     $        0          $        0          $        0
 Other.........................................     $        0          $        0          $        0
Dollar amount of cash generated from operations
  Before deducting payments to sponsor.........     $  346,381          $  464,207          $  229,509
Amount paid to sponsor from operations:
 Property management fee.......................     $   27,386          $   36,469          $    7,835
Partnership management fees:
 Reimbursements................................     $        0          $        0          $        0
 Leasing commissions...........................     $        0          $        0          $        0
 Other (identify and quantify).................     $        0          $        0          $        0
Dollar amount of property sales and refinancing
  before deducting Payments to sponsor:
 Cash..........................................     $        0          $        0          $        0
 Notes.........................................                         $        0          $        0
Amount paid to sponsor from property sales and
  refinancing:
 Real estate commissions.......................     $        0          $        0          $        0
 Incentive fees................................     $        0          $        0          $        0
Other (identify and quantify)..................     $        0          $        0          $        0

                                   Table II
                            Compensation to Sponsor
                             (Unaudited statement)

                                           UIT Fixed Income CGII UIT Fixed Income VIII UIT Fixed Income IX
                                           --------------------- --------------------- -------------------
Date offering commenced...................            1/00                  3/00                 7/00
Dollar amount raised (100%)...............      $1,273,405            $1,466,000           $1,476,312
Amount paid to sponsor from proceeds of
  offering:
 Offering Expenses........................      $  112,682            $  123,300           $  123,656
 Underwriting fees........................      $        0            $        0           $        0
 Acquisition fees.........................      $        0            $        0           $        0
       Real estate commissions............      $        0            $        0           $        0
       Advisory fees......................      $        0            $        0           $        0
       Other (identify and quantify)......      $        0            $        0           $        0
 Other....................................      $        0            $        0           $        0
Dollar amount of cash generated from
  operations Before deducting payments to
  sponsor.................................      $  135,833            $  180,161           $   81,709
Amount paid to sponsor from operations:
 Property management fee..................      $    1,587            $    4,894           $    1,608
Partnership management fees:
 Reimbursements...........................      $        0            $        0           $        0
 Leasing commissions......................      $        0            $        0           $        0
 Other (identify and quantify)............      $        0            $        0           $        0
Dollar amount of property sales and
  refinancing before deducting Payments to
  sponsor:
 Cash.....................................      $        0            $        0           $        0
 Notes....................................      $        0            $        0           $        0
Amount paid to sponsor from property sales
  and refinancing:
 Real estate commissions..................      $        0            $        0           $        0
 Incentive fees...........................      $        0            $        0           $        0
Other (identify and quantify).............      $        0            $        0           $        0

                                   Table II
                            Compensation to Sponsor
                             (Unaudited statement)

                                                UIT Fixed Income X UIT Fixed Income XI UIT Fixed Income XII
                                                ------------------ ------------------- --------------------
Date offering commenced........................          10/00               1/01                 3/01
Dollar amount raised (100%)....................     $1,299,700         $1,800,000           $1,646,404
Amount paid to sponsor from proceeds of
  offering:....................................
 Offering Expenses.............................     $  156,653         $  131,810           $  131,712
 Underwriting fees.............................     $        0         $        0           $        0
 Acquisition fees..............................     $        0         $        0           $        0
       Real estate commissions.................     $        0         $        0           $        0
       Advisory fees...........................     $        0         $        0           $        0
       Other (identify and quantify)...........     $        0         $        0           $        0
 Other.........................................     $        0         $        0           $        0
Dollar amount of cash generated from operations
  Before deducting payments to sponsor.........     $   56,863         $   15,663           $    1,557
Amount paid to sponsor from operations:
 Property management fee.......................     $        0         $        0           $        0
Partnership management fees:
 Reimbursements................................     $        0         $        0           $        0
 Leasing commissions...........................     $        0         $        0           $        0
 Other (identify and quantify).................     $        0         $        0           $        0
Dollar amount of property sales and refinancing
  before deducting Payments to sponsor:
 Cash..........................................     $        0         $        0           $        0
 Notes.........................................     $        0         $        0           $        0
Amount paid to sponsor from property sales and
  refinancing:
 Real estate commissions.......................     $        0         $        0           $        0
 Incentive fees................................     $        0         $        0           $        0
Other (identify and quantify)..................     $        0         $        0           $        0

                                   Table II
                            Compensation to Sponsor
                             (Unaudited statement)

                                           UIT Fixed Income XIV UIT Fixed Income XV UIT Fixed Income XVI
                                           -------------------- ------------------- --------------------
Date offering commenced...................            6/01                9/01                10/01
Dollar amount raised (100%)...............      $1,092,601          $1,384,492           $1,500,518
Amount paid to sponsor from proceeds of
  offering:
 Offering Expenses........................      $   87,408          $   71,200           $   62,500
 Underwriting fees........................      $        0          $        0           $        0
 Acquisition fees.........................      $        0          $        0           $        0
       Real estate commissions............      $        0          $        0           $        0
       Advisory fees......................      $        0          $        0           $        0
       Other (identify and quantify)......      $        0          $        0           $        0
 Other....................................      $        0          $        0           $        0
Dollar amount of cash generated from
  operations Before deducting payments to
  sponsor.................................      $        0          $        0           $        0
Amount paid to sponsor from operations:
 Property management fee..................      $        0          $        0           $        0
Partnership management fees:
 Reimbursements...........................      $        0          $        0           $        0
 Leasing commissions......................      $        0          $        0           $        0
 Other (identify and quantify)............      $        0          $        0           $        0
Dollar amount of property sales and
  refinancing before deducting Payments to
  sponsor:
 Cash.....................................      $        0          $        0           $        0
 Notes....................................      $        0          $        0           $        0
Amount paid to sponsor from property sales
  and refinancing:
 Real estate commissions..................      $        0          $        0           $        0
 Incentive fees...........................      $        0          $        0           $        0
Other (identify and quantify).............      $        0          $        0           $        0

                                   Table III
                                  GFG Bond G1
                              Unaudited Statement

                                                                                   1998     1999     2000     2001
                                                                                 -------  -------  -------  --------
Gross revenues.................................................................. $85,380  $85,380  $85,380  $      0
Profit on sale of properties.................................................... $     0  $     0  $     0  $      0
Less............................................................................
    Operating expenses.......................................................... $   750  $ 1,215  $     0  $      0
    Interest expense............................................................ $24,232  $66,605  $71,433  $ 55,272
    Depreciation expense........................................................ $     0  $     0  $     0  $      0
Net income-GAAP basis........................................................... $60,398  $17,560  $13,947  $(55,272)
Taxable Income..................................................................
    From operations............................................................. $     0  $     0  $     0  $      0
    From gain on sale........................................................... $     0  $     0  $     0  $      0
Cash generated from operations.................................................. $85,380  $85,380  $85,380  $      0
Cash generated from sales....................................................... $     0  $     0  $     0  $      0
    Cash generated from refinancing............................................. $     0  $     0  $     0  $      0
    Cash generated from operations, sales and refinancing....................... $     0  $     0  $     0  $      0
Less: Cash distributions to investors...........................................
    From operating cash flow.................................................... $     0  $     0  $     0  $      0
    From sales and refinancing.................................................. $     0  $     0  $     0  $      0
    From other(1)............................................................... $     0  $     0  $     0  $ 55,272
  Cash generated (deficiency) after cash distributions.......................... $     0  $     0  $     0  $      0
  Less: Special items
  (not including sales and refinancing)
  (identify and qualify)........................................................ $     0  $     0  $     0  $      0
  Cash generated (deficiency) after cash distributions and special items........ $     0  $     0  $     0  $      0
Tax and distribution data per $1000 invested.................................... $     0  $     0  $     0  $      0
Federal income tax results:
       From operations.......................................................... $     0  $     0  $     0  $      0
       From recapture........................................................... $     0  $     0  $     0  $      0
       Capital gain (loss)...................................................... $     0  $     0  $     0  $      0
Cash distributions to investors................................................. $     0  $     0  $     0  $      0
       Source (on GAAP basis)...................................................
        Investment income....................................................... $     0  $     0  $     0
        Return of capital....................................................... $     0  $     0  $     0  $      0
       Source (on cash basis)...................................................
        Sales...................................................................
        Refinancing............................................................. $     0  $     0  $     0  $      0
        Operations.............................................................. $     0  $     0  $     0  $      0
        Other................................................................... $     0  $     0  $     0  $      0
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (Original total acquisition costs of properties retained divided by total acquisition costs of all properties in
 program).......................................................................       0%       0%       0%        0%

--------
(1) Represents unrestricted cash received from Genesis Financial Group, Inc., to service corporate general obligation bonds.

                                   Table III
                                GFG Bond G3--G5
                              Unaudited Statement

                                                                                       1999     2000      2001
                                                                                     -------  --------  --------
Gross revenues...................................................................... $66,480  $ 49,500  $  8,250
Profit on sale of properties........................................................ $     0  $      0  $      0
Less
    Operating expenses.............................................................. $     0  $      0  $      0
    Interest expense................................................................ $49,553  $ 91,888  $ 72,561
    Depreciation expense............................................................ $     0  $      0  $      0
Net income-GAAP basis............................................................... $16,927  $(42,388) $(64,311)
Taxable Income
    From operations................................................................. $     0  $      0  $      0
    From gain on sale............................................................... $     0  $      0  $      0
Cash generated from operations...................................................... $66,480  $ 49,500  $  8,250
Cash generated from sales........................................................... $     0  $      0  $      0
  Cash generated from refinancing................................................... $     0  $      0  $      0
  Cash generated from operations, sales and refinancing............................. $     0  $      0  $      0
Less:
    Cash distributions to investors................................................. $49,553  $ 49,500  $  8,250
    From operating cash flow........................................................ $     0  $      0  $      0
    From sales and refinancing...................................................... $     0  $      0  $      0
    From other(1)................................................................... $     0  $ 42,388  $ 64,311
  Cash generated (deficiency) after cash distributions.............................. $     0  $      0  $      0
  Less: Special items (not including sales and refinancing) (identify and qualify).. $     0  $      0  $      0
Cash generated (deficiency) after cash distributions and special items.............. $     0  $      0  $      0
Tax and distribution data per $1000 invested........................................ $     0  $      0  $      0
Federal income tax results:
  Ordinary income (loss)............................................................ $     0  $      0  $      0
       From operations.............................................................. $     0  $      0  $      0
       From recapture............................................................... $     0  $      0  $      0
       Capital gain (loss).......................................................... $     0  $      0  $      0
Cash distributions to investors
       Source (on GAAP basis)
          Investment income......................................................... $     0  $      0  $      0
          Return of capital......................................................... $     0  $      0  $      0
       Source (on cash basis)
          Sales.....................................................................
          Refinancing............................................................... $     0  $      0  $      0
          Operations................................................................ $     0  $      0  $      0
          Other..................................................................... $     0  $      0  $      0
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (Original total acquisition costs of properties
 retained divided by total acquisition costs of all properties in program)..........       0%        0%        0%

--------
(1) Represents unrestricted cash received from Genesis Financial Group, Inc., to service corporate general obligation bonds.

                                   Table III
                                  GFG Bond G9
                              Unaudited Statement

                                                                                       1997       1998       1999
-                                                                                    --------  ---------  ----------
Gross revenues...................................................................... $114,134  $ 102,190  $   21,791
Profit on sale of properties........................................................ $      0  $       0  $
Less
    Operating expenses.............................................................. $    880  $   2,126  $    1,215
    Interest expense................................................................ $ 67,439  $ 234,354  $   94,135
    Depreciation expense............................................................ $      0  $       0  $        0
Net income-GAAP basis............................................................... $ 45,815  $(134,290) $  (73,559)
Taxable Income
    From operations................................................................. $      0  $       0  $        0
    From gain on sale............................................................... $      0  $       0  $        0
Cash generated from operations...................................................... $114,134  $ 102,190  $   21,791
Cash generated from sales........................................................... $      0  $       0  $  640,810
Cash generated from refinancing..................................................... $      0  $       0  $        0
Cash generated from operations, sales and refinancing............................... $      0  $       0  $        0
Less: Cash distributions to investors
  From operating cash flow.......................................................... $ 67,439  $ 102,190  $   21,791
  From sales and refinancing........................................................ $      0  $       0  $  640,810
  From other(1)..................................................................... $      0  $ 134,298  $   73,559
Cash generated (deficiency) after cash distributions................................ $      0  $       0  $        0
Less: Special items (not including sales and refinancing) (identify and qualify).... $      0  $       0  $        0
Cash generated (deficiency) after cash distributions and special items.............. $      0  $       0  $        0
Tax and distribution data per $1000 invested........................................ $      0  $       0  $        0
Federal income tax results:
  Ordinary income (loss)............................................................ $      0  $       0  $        0
       From operations.............................................................. $      0  $       0  $        0
       From recapture............................................................... $      0  $       0  $        0
       Capital gain (loss).......................................................... $      0  $       0  $        0
Cash distributions to investors..................................................... $      0  $       0  $        0
       Source (on GAAP basis)
          Investment income......................................................... $      0  $       0  $        0
          Return of capital......................................................... $      0  $       0  $2,450,360
       Source (on cash basis)
          Sales.....................................................................
          Refinancing............................................................... $      0  $       0  $        0
          Operations................................................................ $      0  $       0  $        0
          Other..................................................................... $      0  $       0  $        0
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (Original total acquisition costs of properties
 retained divided by total acquisition costs of all properties in program)..........       23%        23%          0%

--------
(1) Represents unrestricted cash received from Genesis Financial Group, Inc., to service corporate general obligation bonds.

                                   Table III
              GFG UIT-Fixed Income Corporate-Government Series I
                              Unaudited Statement

                                                                                       1999     2000      2001
                                                                                     -------  --------  --------
Gross revenues...................................................................... $ 2,161  $ 85,616  $103,050
Profit on sale of properties........................................................ $     0  $      0  $      0
Less
    Operating expenses.............................................................. $ 2,933  $  6,530  $  6,031
    Interest expense................................................................ $ 4,134  $111,978  $114,153
    Depreciation expense............................................................ $     0  $      0  $      0
Net income-GAAP basis............................................................... $(4,906) $(32,892) $(17,134)
Taxable Income
    From operations................................................................. $     0  $      0  $      0
    From gain on sale............................................................... $     0  $      0  $      0
Cash generated from operations...................................................... $ 2,161  $ 85,616  $103,050
Cash generated from sales........................................................... $     0  $      0  $      0
Cash generated from refinancing..................................................... $     0  $      0  $      0
Cash generated from operations, sales and refinancing............................... $     0  $      0  $      0
Less: Cash distributions to investors
    From operating cash flow(1)..................................................... $ 4,906  $ 32,892  $ 17,134
    From sales and refinancing...................................................... $     0  $      0  $      0
    From other...................................................................... $     0  $      0  $      0
Cash generated (deficiency) after cash distributions................................ $     0  $      0  $      0
Less: Special items (not including sales and refinancing) (identify and qualify).... $     0  $      0  $      0
Cash generated (deficiency) after cash distributions and special items.............. $     0  $      0  $      0
Tax and distribution data per $1000 invested........................................ $     0  $      0  $      0
Federal income tax results:
From operations..................................................................... $     0  $      0  $      0
From recapture...................................................................... $     0  $      0  $      0
Capital gain (loss)................................................................. $     0  $      0  $      0
Cash distributions to investors..................................................... $     0  $      0  $      0
       Source (on GAAP basis)
          Investment income......................................................... $     0  $      0  $      0
          Return of capital......................................................... $     0  $      0  $      0
       Source (on cash basis)
          Sales.....................................................................
          Refinancing............................................................... $     0  $      0  $      0
          Operations................................................................ $     0  $      0  $      0
          Other..................................................................... $     0  $      0  $      0
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (Original total acquisition costs of properties
 retained divided by total acquisition costs of all properties in program)..........      88%       88%       88%

--------
(1) Represents net rental revenue received by the property owner and transmitted to a third party institutional trustee for the benefit of the unitholder investors.

                                   Table III
                    GFG UIT-Corporate-Government Series II
                              Unaudited Statement

                                                                                             2000      2001
                                                                                           --------  --------
Gross revenues............................................................................ $ 82,056  $102,370
Profit on sale of properties.............................................................. $      0  $      0
Less
   Operating expenses..................................................................... $  2,852  $  2,610
   Interest expense....................................................................... $ 94,273  $104,271
   Depreciation expense................................................................... $      0  $      0
Net income-GAAP basis..................................................................... $(15,069) $ (4,511)
Taxable Income
   From operations........................................................................ $      0  $      0
   From gain on sale...................................................................... $      0  $      0
Cash generated from operations............................................................ $ 82,056  $102,370
Cash generated from sales................................................................. $      0  $      0
Cash generated from refinancing........................................................... $      0  $      0
Cash generated from operations, sales and refinancing..................................... $      0  $      0
Less: Cash distributions to investors
   From operating cash flow(1)............................................................ $ 15,069  $  4,511
   From sales and refinancing............................................................. $      0  $      0
   From other............................................................................. $         $
Cash generated (deficiency) after cash distributions...................................... $      0  $      0
Less: Special items (not including sales and refinancing) (identify and qualify).......... $      0  $      0
Cash generated (deficiency) after cash distributions and special items.................... $      0  $      0
Tax and distribution data per $1000 invested.............................................. $      0  $      0
Federal income tax results:
 Ordinary income (loss)................................................................... $      0  $      0
       From operations.................................................................... $      0  $      0
       From recapture..................................................................... $      0  $      0
       Capital gain (loss)................................................................ $      0  $      0
Cash distributions to investors........................................................... $      0  $      0
       Source (on GAAP basis)
          Investment income............................................................... $      0  $      0
          Return of capital............................................................... $      0  $      0
       Source (on cash basis)
          Sales
          Refinancing..................................................................... $      0  $      0
          Operations...................................................................... $      0  $      0
          Other........................................................................... $      0  $      0
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (Original total acquisition costs of properties retained
  divided by total acquisition costs of all properties in program)........................       88%       88%

--------
(1) Represents net rental revenue received by the property owner and transmitted to a third party institutional trustee for the benefit of the unitholder investors.

                                   Table III
               GFG UIT--Federal Government/Post Office Series I
                              Unaudited Statement

                                                                                        2000      2001
                                                                                      --------  --------
Gross revenues....................................................................... $ 84,227  $120,380
Profit on sale of properties......................................................... $      0  $      0
Less
       Operating expenses............................................................ $  6,099  $  4,969
       Interest expense.............................................................. $ 88,266  $130,658
       Depreciation expense.......................................................... $      0  $      0
Net income-GAAP basis................................................................ $(10,138) $(15,247)
Taxable Income
       From operations............................................................... $      0  $      0
       From gain on sale............................................................. $      0  $      0
Cash generated from operations....................................................... $ 84,227  $120,380
Cash generated from sales............................................................ $      0  $      0
   Cash generated from refinancing................................................... $      0  $      0
   Cash generated from operations, sales and refinancing............................. $      0  $      0
Less: Cash distributions to investors
   From operating cash flow(1)....................................................... $ 10,138  $ 15,247
   From sales and refinancing........................................................ $      0  $      0
   From other........................................................................ $      0  $      0
Cash generated (deficiency) after cash distributions................................. $      0  $      0
Less: Special items (not including sales and refinancing) (identify and qualify)..... $      0  $      0
Cash generated (deficiency) after cash distributions and special items............... $      0  $      0
Tax and distribution data per $1000 invested......................................... $      0  $      0
Federal income tax results:
   Ordinary income (loss)............................................................ $      0  $      0
       From operations............................................................... $      0  $      0
       From recapture................................................................ $      0  $      0
       Capital gain (loss)........................................................... $      0  $      0
Cash distributions to investors...................................................... $      0  $      0
   Source (on GAAP basis)
       Investment income............................................................. $      0  $      0
       Return of capital............................................................. $      0  $      0
   Source (on cash basis)
       Sales
       Refinancing................................................................... $      0  $      0
       Operations.................................................................... $      0  $      0
       Other......................................................................... $      0  $      0
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (Original total acquisition costs of properties
  retained divided by total acquisition costs of all properties in program)..........       88%       88%

--------
(1) Represents net rental revenue received by the property owner and transmitted to a third party institutional trustee for the benefit of the unitholder investors.

                                   Table III
                         GFG UIT-Fixed Income Series I
                              Unaudited Statement

                                                                          1998       1999       2000     2001
                                                                        --------  ----------  -------  --------
Gross revenues......................................................... $159,240  $   49,500  $49,500  $      0
Profit on sale of properties........................................... $      0  $  124,883  $     0  $      0
Less
       Operating expenses.............................................. $      0  $        0  $     0  $      0
       Interest expense................................................ $153,901  $  101,480  $54,061  $ 48,286
       Depreciation expense............................................ $      0  $        0  $     0  $      0
Net income-GAAP basis.................................................. $  5,339  $   72,903  $(4,561) $(48,286)
Taxable Income
       From operations................................................. $      0  $        0  $     0  $      0
       From gain on sale............................................... $      0  $        0  $     0  $      0
Cash generated from operations......................................... $159,240  $   49,500  $49,500  $      0
Cash generated from sales.............................................. $      0  $1,233,882  $     0  $      0
    Cash generated from refinancing.................................... $      0  $        0  $     0  $      0
    Cash generated from operations, sales and
    refinancing........................................................ $      0  $        0  $     0  $      0
Less: Cash distributions to investors
    From operating cash flow(1)........................................ $      0  $        0  $ 4,561  $ 48,286
    From sales and refinancing......................................... $      0  $1,120,703  $     0  $      0
    From other......................................................... $      0  $        0  $     0  $      0
Cash generated (deficiency) after cash distributions................... $      0  $        0  $     0  $      0
Less: Special items (not including sales and refinancing) (identify and
 qualify).............................................................. $      0  $        0  $     0  $      0
Cash generated (deficiency) after cash distributions and special
 items................................................................. $      0  $        0  $     0  $      0
Tax and distribution data per $1000 invested........................... $      0  $        0  $     0  $      0
Federal income tax results:                                                       $        0  $     0  $      0
    Ordinary income (loss)............................................. $      0  $        0  $     0  $      0
       From operations................................................. $      0  $        0  $     0  $      0
       From recapture.................................................. $      0  $        0  $     0  $      0
       Capital gain (loss)............................................. $      0  $        0  $     0  $      0
Cash distributions to investors........................................ $      0  $        0  $     0  $      0
    Source (on GAAP basis)
       Investment income............................................... $      0  $        0  $     0  $      0
       Return of capital............................................... $      0   1,120,703  $     0  $      0
    Source (on cash basis)
       Sales
       Refinancing..................................................... $      0  $        0  $     0  $      0
       Operations...................................................... $      0  $        0  $     0  $      0
       Other........................................................... $      0  $        0  $     0  $      0
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (Original total acquisition costs of properties retained divided by total acquisition
 costs of all properties in program)...................................       93%         93%       0%        0%

--------
(1) Represents net rental revenue received by the property owner and transmitted to a third party institutional trustee for the benefit of the unitholder investors.

                                   Table III
                        GFG UIT-Fixed Income Series II
                              Unaudited Statement

                                                                                   1998      1999      2000      2001
                                                                                 --------  --------  --------  --------
Gross revenues.................................................................. $ 41,167  $ 98,756  $111,984  $112,882
Profit on sale of properties.................................................... $      0  $      0  $      0  $      0
Less
       Operating expenses....................................................... $      0  $  2,644  $  4,767  $  3,193
       Interest expense......................................................... $ 93,975  $145,140  $103,819  $ 72,017
       Depreciation expense..................................................... $      0  $      0  $      0  $      0
Net income-GAAP basis........................................................... $(52,808) $(49,028) $  3,398  $ 37,672
Taxable Income
       From operations.......................................................... $      0  $      0  $      0  $      0
       From gain on sale........................................................ $      0  $      0  $      0  $      0
Cash generated from operations.................................................. $ 41,167  $ 98,756  $111,984  $112,882
Cash generated from sales....................................................... $      0  $      0  $      0  $      0
    Cash generated from refinancing............................................. $      0  $      0  $      0  $      0
    Cash generated from operations, sales and refinancing....................... $      0  $      0  $      0  $      0
Less: Cash distributions to investors
    From operating cash flow(1)................................................. $ 52,808  $ 49,028  $      0  $      0
    From sales and refinancing.................................................. $      0  $      0  $      0  $      0
    From other.................................................................. $      0  $      0  $      0  $      0
Cash generated (deficiency) after cash distributions............................ $      0  $      0  $      0  $      0
Less: Special items (not including sales and refinancing) (identify and
 qualify)....................................................................... $      0  $      0  $      0  $      0
Cash generated (deficiency) after cash distributions and special items.......... $      0  $      0  $      0  $      0
Tax and distribution data per $1000 invested.................................... $      0  $      0  $      0  $      0
Federal income tax results:..................................................... $      0  $      0
       From operations.......................................................... $      0  $      0  $      0  $      0
       From recapture........................................................... $      0  $      0  $      0  $      0
       Capital gain (loss)...................................................... $      0  $      0  $      0  $      0
Cash distributions to investors................................................. $      0  $      0  $      0  $      0
       Source (on GAAP basis)
          Investment income..................................................... $      0  $      0  $      0  $      0
          Return of capital..................................................... $      0  $      0  $      0  $      0
       Source (on cash basis)
          Sales
          Refinancing........................................................... $      0  $      0  $      0  $      0
          Operations............................................................ $      0  $      0  $      0  $      0
          Other................................................................. $      0  $      0  $      0  $      0
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (Original total acquisition costs of properties retained divided by total acquisition costs of all properties in
 program).......................................................................       90%       90%       90%       66%

--------
(1) Represents net rental revenue received by the property owner and transmitted to a third party institutional trustee for the benefit of the unitholder investors.

                                   Table III
                        GFG UIT-Fixed Income Series III
                              Unaudited Statement

                                                                                       1999       2000       2001
                                                                                    ---------  ---------  ---------
Gross revenues..................................................................... $  66,503  $ 214,773  $ 231,681
Profit on sale of properties....................................................... $       0          0          0
Less
    Operating expenses............................................................. $   8,648  $  12,116  $  10,268
   Interest expense................................................................ $ 231,617  $ 362,751  $ 329,318
   Depreciation expense............................................................ $       0  $       0  $       0
Net income-GAAP basis.............................................................. $(173,762) $(160,094) $(107,905)
Taxable Income
   From operations................................................................. $       0  $       0  $       0
   From gain on sale............................................................... $       0  $       0  $       0
Cash generated from operations..................................................... $  66,503  $ 214,773  $ 231,681
Cash generated from sales.......................................................... $       0  $       0  $       0
   Cash generated from refinancing................................................. $       0  $       0  $       0
   Cash generated from operations, sales and refinancing........................... $       0  $       0  $       0
Less: Cash distributions to investors
   From operating cash flow(1)..................................................... $ 173,762  $ 160,094  $ 107,905
   From sales and refinancing...................................................... $       0  $       0  $       0
   From other...................................................................... $       0  $       0  $       0
Cash generated (deficiency) after cash distributions............................... $       0  $       0  $       0
Less: Special items (not including sales and refinancing) (identify and qualify)... $       0  $       0  $       0
Cash generated (deficiency) after cash distributions and special items............. $       0  $       0  $       0
Tax and distribution data per $1000 invested....................................... $       0  $       0  $       0
Federal income tax results:
 Ordinary income (loss)............................................................ $       0  $       0  $       0
       From operations............................................................. $       0  $       0  $       0
       From recapture.............................................................. $       0  $       0  $       0
       Capital gain (loss)......................................................... $       0  $       0  $       0
Cash distributions to investors.................................................... $       0  $       0  $       0
     Source (on GAAP basis)........................................................ $       0  $       0  $       0
       Investment income........................................................... $       0  $       0  $       0
      Return of capital............................................................ $       0  $       0  $       0
     Source (on cash basis)
      Sales........................................................................
      Refinancing.................................................................. $       0  $       0  $       0
      Operations................................................................... $       0  $       0  $       0
      Other........................................................................ $       0  $       0  $       0
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table(Original total acquisition costs of properties
 retained divided by total acquisition costs of all properties in program).........        63%        63%        63%

--------
(1) Represents net rental revenue received by the property owner and transmitted to a third party intitutional trustee for the benefit of the unitholder investors.

                                   Table III
                        GFG UIT--Fixed Income Series IV
                              Unaudited Statement

                                                                                            1999      2000      2001
-                                                                                         --------  --------  --------
Gross revenues........................................................................... $ 28,941  $124,184  $142,188
Profit on sale of properties............................................................. $      0  $      0  $      0
Less
    Operating expenses................................................................... $  5,400  $  1,894  $ 11,355
   Interest expense...................................................................... $ 41,409  $144,286  $130,703
   Depreciation expense.................................................................. $      0  $      0  $      0
Net income-GAAP basis.................................................................... $(17,868) $(21,996) $    130
Taxable Income
   From operations....................................................................... $      0  $      0  $      0
   From gain on sale..................................................................... $      0  $      0  $      0
Cash generated from operations........................................................... $ 28,941  $124,184  $142,188
Cash generated from sales................................................................ $      0  $      0  $      0
   Cash generated from refinancing....................................................... $      0  $      0  $      0
   Cash generated from operations, sales and refinancing................................. $      0  $      0  $      0
Less: Cash distributions to investors
   From operating cash flow(1)........................................................... $ 17,868  $ 21,996  $      0
   From sales and refinancing............................................................ $      0  $      0  $      0
   From other............................................................................ $      0  $      0  $      0
Cash generated (deficiency) after cash distributions..................................... $      0  $      0  $      0
Less: Special items (not including sales and refinancing) (identify and qualify)......... $      0  $      0  $      0
Cash generated (deficiency) after cash distributions and special items................... $      0  $      0  $      0
Tax and distribution data per $1000 invested............................................. $      0  $      0  $      0
Federal income tax results:
 Ordinary income (loss).................................................................. $      0  $      0  $      0
       From operations................................................................... $      0  $      0  $      0
       From recapture.................................................................... $      0  $      0  $      0
       Capital gain (loss)............................................................... $      0  $      0  $      0
Cash distributions to investors.......................................................... $      0  $      0  $      0
     Source (on GAAP basis)
       Investment income................................................................. $      0  $      0  $      0
      Return of capital.................................................................. $      0  $      0  $      0
     Source (on cash basis)                                                               $      0  $      0  $      0
      Sales                                                                               $      0  $      0  $      0
      Refinancing........................................................................ $      0  $      0  $      0
      Operations......................................................................... $      0  $      0  $      0
      Other.............................................................................. $      0  $      0  $      0
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (Original total acquisition costs of properties retained
 divided by total acquisition costs of all properties in program)........................       88%       88%       88%

--------
(1) Represents net rental revenue received by the property owner and transmitted to a third party institutional trustee for the benefit of the unitholder investors.

                                   Table III
                        GFG UIT--Fixed Income Series V
                              Unaudited Statement

                                                                                            1999     2000      2001
                                                                                          -------  --------  --------
Gross revenues........................................................................... $14,501  $101,880  $107,009
Profit on sale of properties............................................................. $     0  $      0  $      0
Less
    Operating expenses................................................................... $ 3,452  $ 10,223  $ 11,405
   Interest expense...................................................................... $17,622  $113,585  $105,775
   Depreciation expense.................................................................. $     0  $      0  $      0
Net income-GAAP basis.................................................................... $(6,573) $(21,928) $(10,171)
Taxable Income
   From operations....................................................................... $     0  $      0  $      0
   From gain on sale..................................................................... $     0  $      0  $      0
Cash generated from operations........................................................... $14,501  $101,880  $107,009
Cash generated from sales................................................................ $     0  $      0  $      0
   Cash generated from refinancing....................................................... $     0  $      0  $      0
   Cash generated from operations, sales and refinancing................................. $     0  $      0  $      0
Less: Cash distributions to investors
   From operating cash flow(1)........................................................... $ 6,573  $ 21,928  $ 10,171
   From sales and refinancing............................................................ $     0  $      0  $      0
   From other............................................................................ $     0  $      0  $      0
Cash generated (deficiency) after cash distributions..................................... $     0  $      0  $      0
Less: Special items (not including sales and refinancing) (identify and
    qualify)............................................................................. $     0  $      0  $      0
Cash generated (deficiency) after cash distributions and special items................... $     0  $      0  $      0
Tax and distribution data per $1000 invested............................................. $     0  $      0  $      0
Federal income tax results:
 Ordinary income (loss).................................................................. $     0  $      0  $      0
       From operations................................................................... $     0  $      0  $      0
       From recapture.................................................................... $     0  $      0  $      0
       Capital gain (loss)............................................................... $     0  $      0  $      0
Cash distributions to investors.......................................................... $     0  $      0  $      0
     Source (on GAAP basis)
       Investment income................................................................. $     0  $      0  $      0
      Return of capital.................................................................. $     0  $      0  $      0
     Source (on cash basis)
      Sales
      Refinancing........................................................................ $     0  $      0  $      0
      Operations......................................................................... $     0  $      0  $      0
      Other.............................................................................. $     0  $      0  $      0
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (Original total acquisition costs of properties retained
 divided by total acquisition costs of all properties in program)........................      91%       91%       91%

--------
(1) Represents net rental revenue received by the property owner and transmitted to a third party institutional trustee for the benefit of the unitholder investors.

                                   Table III
                        GFG UIT--Fixed Income Series X
                              Unaudited Statement

                                                                                                    2000      2001
                                                                                                  --------  --------
Gross revenues................................................................................... $  2,725  $ 94,437
Profit on sale of properties..................................................................... $      0  $      0
Less
    Operating expenses........................................................................... $  2,388  $  7,281
   Interest expense.............................................................................. $ 10,658  $106,476
   Depreciation expense.......................................................................... $      0  $      0
Net income-GAAP basis............................................................................ $(10,321) $(19,320)
Taxable Income
   From operations............................................................................... $      0  $      0
   From gain on sale............................................................................. $      0  $      0
Cash generated from operations................................................................... $  2,725  $ 94,437
Cash generated from sales........................................................................ $      0  $      0
   Cash generated from refinancing............................................................... $      0  $      0
   Cash generated from operations, sales and refinancing......................................... $      0  $      0
Less: Cash distributions to investors
   From operating cash flow(1)................................................................... $ 10,321  $ 19,320
   From sales and refinancing.................................................................... $      0  $      0
   From other.................................................................................... $      0  $      0
Cash generated (deficiency) after cash distributions............................................. $      0  $      0
Less: Special items (not including sales and refinancing) (identify and qualify)................. $      0  $      0
Cash generated (deficiency) after cash distributions and special items........................... $      0  $      0
Tax and distribution data per $1000 invested..................................................... $      0  $      0
Federal income tax results:
     From operations............................................................................. $      0  $      0
     From recapture.............................................................................. $      0  $      0
     Capital gain (loss)......................................................................... $      0  $      0
Cash distributions to investors.................................................................. $      0  $      0
     Source (on GAAP basis)
       Investment income......................................................................... $      0  $      0
      Return of capital.......................................................................... $      0  $      0
     Source (on cash basis)
      Sales
      Refinancing................................................................................ $      0  $      0
      Operations................................................................................. $      0  $      0
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (Original total acquisition costs of properties retained divided by total
 acquisition costs of all properties in program).................................................        0%       88%

--------
(1) Represents net rental revenue received by the property owner and transmitted to a third party institutional trustee for the benefit of the unitholder investors.

                                   Table III
                        GFG UIT--Fixed Income Series XI
                              Unaudited Statement

                                                                                          2000   2001
                                                                                          ---- --------
Gross revenues...........................................................................  $0  $ 74,888
Profit on sale of properties.............................................................  $0  $      0
Less
    Operating expenses...................................................................  $0  $  4,515
    Interest expense.....................................................................  $0  $116,667
    Depreciation expense.................................................................  $0  $      0
Net income-GAAP basis....................................................................  $0  $(46,294)
Taxable Income
    From operations......................................................................  $0  $      0
    From gain on sale....................................................................  $0  $      0
Cash generated from operations...........................................................  $0  $ 74,888
Cash generated from sales................................................................  $0  $      0
  Cash generated from refinancing........................................................  $0  $      0
  Cash generated from operations, sales and refinancing..................................  $0  $      0
Less: Cash distributions to investors
  From operating cash flow(1)............................................................  $0  $ 46,294
  From sales and refinancing.............................................................  $0  $      0
  From other.............................................................................  $0  $      0
Cash generated (deficiency) after cash distributions.....................................  $0  $      0
Less: Special items (not including sales and refinancing) (identify
and qualify).............................................................................  $0  $      0
Cash generated (deficiency) after cash distributions and special items...................  $0  $      0
Tax and distribution data per $1000 invested.............................................  $0  $      0
Federal income tax results:
Ordinary income (loss)...................................................................  $0  $      0
    From operations......................................................................  $0  $      0
    From recapture.......................................................................  $0  $      0
    Capital gain (loss)..................................................................  $0  $      0
Cash distributions to investors..........................................................  $0  $      0
    Source (on GAAP basis)
     Investment income...................................................................  $0  $      0
     Return of capital...................................................................  $0  $      0
    Source (on cash basis)
     Sales
     Refinancing.........................................................................  $0  $      0
     Operations..........................................................................  $0  $      0
     Other...............................................................................  $0  $      0
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (Original total acquisition costs of properties retained
 divided by total acquisition costs of all properties in program)........................   0%       88%

--------
(1) Represents net rental revenue received by the property owner and transmitted to a third party institutional trustee for the benefit of the unitholder investors.

                                   Table III
                       GFG UIT--Fixed Income Series XII
                              Unaudited Statement

                                                                                          2000   2001
                                                                                          ---- --------
Gross revenues...........................................................................  $0  $ 47,955
Profit on sale of properties.............................................................  $0  $      0
Less
    Operating expenses...................................................................  $0  $  4,563
    Interest expense.....................................................................  $0  $ 85,904
    Depreciation expense.................................................................  $0  $      0
Net income-GAAP basis....................................................................  $0  $(42,512)
Taxable Income
    From operations......................................................................  $0  $      0
    From gain on sale....................................................................  $0  $      0
Cash generated from operations...........................................................  $0  $ 47,955
Cash generated from sales................................................................  $0  $      0
  Cash generated from refinancing........................................................  $0  $      0
  Cash generated from operations, sales and refinancing..................................  $0  $      0
Less: Cash distributions to investors
  From operating cash flow(1)............................................................  $0  $ 42,512
  From sales and refinancing.............................................................  $0  $      0
  From other.............................................................................  $0  $      0
Cash generated (deficiency) after cash distributions.....................................  $0  $      0
Less: Special items (not including sales and refinancing) (identify
and qualify).............................................................................  $0  $      0
Cash generated (deficiency) after cash distributions and special items...................  $0  $      0
Tax and distribution data per $1000 invested.............................................  $0  $      0
Federal income tax results:
Ordinary income (loss)...................................................................  $0  $      0
    From operations......................................................................  $0  $      0
    From recapture.......................................................................  $0  $      0
    Capital gain (loss)..................................................................  $0  $      0
Cash distributions to investors..........................................................  $0  $      0
    Source (on GAAP basis)
     Investment income...................................................................  $0  $      0
     Return of capital...................................................................  $0  $      0
    Source (on cash basis)
     Sales
     Refinancing.........................................................................  $0  $      0
     Operations..........................................................................  $0  $      0
     Other...............................................................................  $0  $      0
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (Original total acquisition costs of properties retained
 divided by total acquisition costs of all properties in program)........................   0%       88%

--------
(1) Represents net rental revenue received by the property owner and transmitted to a third party institutional trustee for the benefit of the unitholder investors.

                                   Table III
                       GFG UIT--Fixed Income Series XIV
                              Unaudited Statement

                                                                                          2000   2001
                                                                                          ---- --------
Gross revenues...........................................................................  $0  $ 22,854
Profit on sale of properties.............................................................  $0  $      0
Less
    Operating expenses...................................................................  $0  $    286
    Interest expense.....................................................................  $0  $ 47,881
    Depreciation expense.................................................................  $0  $      0
Net income-GAAP basis....................................................................  $0  $(25,313)
Taxable Income
    From operations......................................................................  $0  $      0
    From gain on sale....................................................................  $0  $      0
Cash generated from operations...........................................................  $0  $ 22,854
Cash generated from sales................................................................  $0  $      0
  Cash generated from refinancing........................................................  $0  $      0
  Cash generated from operations, sales and refinancing..................................  $0  $      0
Less: Cash distributions to investors
  From operating cash flow(1)............................................................  $0  $ 25,313
  From sales and refinancing.............................................................  $0  $      0
  From other.............................................................................  $0  $      0
Cash generated (deficiency) after cash distributions.....................................  $0  $      0
Less: Special items (not including sales and refinancing) (identify
and qualify).............................................................................  $0  $      0
Cash generated (deficiency) after cash distributions and special items...................  $0  $      0
Tax and distribution data per $1000 invested.............................................  $0  $      0
Federal income tax results:
Ordinary income (loss)...................................................................  $0  $      0
    From operations......................................................................  $0  $      0
    From recapture.......................................................................  $0  $      0
    Capital gain (loss)..................................................................  $0  $      0
Cash distributions to investors..........................................................  $0  $      0
    Source (on GAAP basis)
     Investment income...................................................................  $0  $      0
     Return of capital...................................................................  $0  $      0
    Source (on cash basis)
     Sales
     Refinancing.........................................................................  $0  $      0
     Operations..........................................................................  $0  $      0
     Other...............................................................................  $0  $      0
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (Original total acquisition costs of properties retained
 divided by total acquisition costs of all properties in program)........................   0%       88%

--------
(1) Represents net rental revenue received by the property owner and transmitted to a third party institutional trustee for the benefit of the unitholder investors.

                                   Table III
                      GFG UIT--Growth and Income Series I
                              Unaudited Statement

                                                                         1998    1999     2000     2001
                                                                        ------  ------  --------  ------
Gross revenues......................................................... $8,470  $8,470  $  8,470  $    0
Profit on sale of properties........................................... $    0  $    0  $      0  $    0
Less
   Operating expenses.................................................. $    0  $    0  $      0  $    0
   Interest expense.................................................... $8,470  $8,470  $  8,470  $    0
   Depreciation expense................................................ $    0  $    0  $      0  $    0
Net income-GAAP basis.................................................. $    0  $    0  $      0  $    0
Taxable Income
   From operations..................................................... $    0  $    0  $      0  $    0
   From gain on sale................................................... $    0  $    0  $      0  $    0
Cash generated from operations......................................... $8,470  $8,470  $  8,470  $    0
Cash generated from sales.............................................. $    0  $    0  $150,000  $    0
 Cash generated from refinancing....................................... $    0  $    0  $      0  $    0
   Cash generated from operations, sales and refinancing............... $    0  $    0  $      0  $    0
Less: Cash distributions to investors
 From operating cash flow.............................................. $    0  $    0  $      0  $    0
   From sales and refinancing.......................................... $    0  $    0  $150,000  $    0
   From other.......................................................... $    0  $    0  $      0  $    0
Cash generated (deficiency) after cash distributions................... $    0  $    0  $      0  $    0
Less: Special items (not including sales and refinancing) (identify
and qualify)........................................................... $    0  $    0  $      0  $    0
Cash generated (deficiency) after cash distributions and special items. $    0  $    0  $      0  $    0
Tax and distribution data per $1000 invested........................... $    0  $    0  $      0  $    0
Federal income tax results:
   Ordinary income (loss).............................................. $    0  $    0  $      0  $    0
       From operations................................................. $    0  $    0  $      0  $    0
       From recapture.................................................. $    0  $    0  $      0  $    0
       Capital gain (loss)............................................. $    0  $    0  $      0  $    0
Cash distributions to investors........................................                 $      0  $    0
   Source (on GAAP basis).............................................. $    0  $    0  $      0  $    0
       Investment income............................................... $    0  $    0  $      0  $    0
       Return of capital............................................... $    0  $    0  $150,000  $    0
   Source(on cash basis)
     Sales
     Refinancing....................................................... $    0  $    0  $      0  $    0
     Operations........................................................ $    0  $    0  $      0  $    0
       Other........................................................... $    0  $    0  $      0  $    0
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (Original total acquisition costs of properties retained divided by total acquisition
  costs of all properties in program)..................................     93%     93%       93%      0%

                                   Table III
                        GFG UIT--Fixed Income Series IX
                              Unaudited Statement

                                                                                            2000      2001
                                                                                          --------  --------
Gross revenues........................................................................... $ 27,000  $123,759
Profit on sale of properties............................................................. $      0  $      0
Less
    Operating expenses................................................................... $  2,984  $  5,318
    Interest expense..................................................................... $ 39,305  $121,200
    Depreciation expense................................................................. $      0  $      0
Net income-GAAP basis.................................................................... $(15,289) $ (2,759)
Taxable Income
    From operations...................................................................... $      0  $      0
    From gain on sale.................................................................... $      0  $      0
Cash generated from operations........................................................... $ 27,000  $123,759
Cash generated from sales................................................................ $      0  $      0
  Cash generated from refinancing........................................................ $      0  $      0
  Cash generated from operations, sales and refinancing.................................. $      0  $      0
Less: Cash distributions to investors
  From operating cash flow(1)............................................................ $ 15,289  $  2,759
  From sales and refinancing............................................................. $      0  $      0
  From other............................................................................. $      0  $      0
Cash generated (deficiency) after cash distributions..................................... $      0  $      0
Less: Special items (not including sales and refinancing) (identify
and qualify)............................................................................. $      0  $      0
Cash generated (deficiency) after cash distributions and special items................... $      0  $      0
Tax and distribution data per $1000 invested............................................. $      0  $      0
Federal income tax results:
Ordinary income (loss)................................................................... $      0  $      0
    From operations...................................................................... $      0  $      0
    From recapture....................................................................... $      0  $      0
    Capital gain (loss).................................................................. $      0  $      0
Cash distributions to investors.......................................................... $      0  $      0
    Source (on GAAP basis)
     Investment income................................................................... $      0  $      0
     Return of capital................................................................... $      0  $      0
    Source (on cash basis)
     Sales
     Refinancing......................................................................... $      0  $      0
     Operations.......................................................................... $      0  $      0
     Other............................................................................... $      0  $      0
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (Original total acquisition costs of properties retained
 divided by total acquisition costs of all properties in program)........................       88%       88%

--------
(1) Represents net rental revenue received by the property owner and transmitted to a third party institutional trustee for the benefit of the unitholder investors.

                                   Table III
                        GFG UIT-Fixed Income Series XV
                              Unaudited Statement

                                                                                            2000     2001
                                                                                           ------  --------
Gross revenues............................................................................ $    0  $ 14,077
Profit on sale of properties.............................................................. $    0  $      0
Less
       Operating expenses................................................................. $    0  $  2,250
       Interest expenses.................................................................. $    0  $ 29,625
       Depreciation expense............................................................... $    0  $      0
Net income-GAAP basis..................................................................... $    0  $(17,798)
Taxable Income
       From operations.................................................................... $    0  $      0
       From gain on sale.................................................................. $    0  $      0
Cash generated from operations............................................................ $    0  $ 14,077
Cash generated from sales................................................................. $    0  $      0
   Cash generated from refinancing........................................................ $    0  $      0
   Cash generated from operations, sales and refinancing.................................. $    0  $      0
Less: Cash distributions to investors
   From operating cash flow(1)............................................................ $    0  $ 17,798
   From sales and refinancing............................................................. $    0  $      0
   From other............................................................................. $    0  $      0
Cash generated (deficiency) after cash distributions...................................... $    0  $      0
Less: Special items (not including sales and refinancing) (identify and qualify).......... $    0  $      0
Cash generated (deficiency) after cash distributions and special items.................... $    0  $      0
Tax and distribution data per $1000 invested.............................................. $    0  $      0
Federal income tax results:
Ordinary income (loss).................................................................... $    0  $      0
       From operations.................................................................... $    0  $      0
       From recapture..................................................................... $    0  $      0
       Capital gain (loss)................................................................ $    0  $      0
Cash distributions to investors........................................................... $    0  $      0
       Source (on GAAP basis)
          Investment income............................................................... $    0  $      0
          Return of capital............................................................... $    0  $      0
       Source (on cash basis)
          Sales...........................................................................
          Refinancing..................................................................... $    0  $      0
          Operations...................................................................... $    0  $      0
          Other........................................................................... $    0  $      0
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (Original total acquisition costs of properties retained
  divided by total acquisition costs of all properties in program)........................ $    0%        0%

--------
(1) Represents net rental revenue received by the property owner and transmitted to a third party institutional trustee for the benefit of the unitholder investors.

                                   Table III
                        GFG UIT-Fixed Income Series XVI
                              Unaudited Statement

                                                                                       2000      2001
                                                                                      ------  ----------
Gross revenues....................................................................... $    0  $    3,487
Profit on sale of properties......................................................... $    0  $        0
Less
       Operating expenses............................................................ $    0  $        0
       Interest expense.............................................................. $    0  $    9,768
       Depreciation expense.......................................................... $    0  $        0
Net income-GAAP basis................................................................ $    0  $   (6,281)
Taxable Income
       From operations............................................................... $    0  $        0
       From gain on sale............................................................. $    0  $        0
Cash generated from operations....................................................... $    0  $    3,487
Cash generated from sales............................................................ $    0  $        0
   Cash generated from refinancing................................................... $    0  $        0
   Cash generated from operations, sales and refinancing............................. $    0  $        0
Less: Cash distributions to investors
   From operating cash flow(1)....................................................... $    0  $    6,281
   From sales and refinancing........................................................ $    0  $        0
   From other........................................................................ $    0  $        0
Cash generated (deficiency) after cash distributions................................. $    0  $        0
Less: Special items (not including sales and refinancing) (identify and qualify)..... $    0  $        0
Cash generated (deficiency) after cash distributions and special items............... $    0  $        0
Tax and distribution data per $1000 invested......................................... $    0  $        0
Federal income tax results:
Ordinary income (loss)............................................................... $    0  $        0
   From operations................................................................... $    0  $        0
   From recapture.................................................................... $    0  $        0
   Capital gain (loss)............................................................... $    0  $        0
Cash distributions to investors...................................................... $    0  $        0
   Source (on GAAP basis)
       Investment income............................................................. $    0  $        0
       Return of capital............................................................. $    0  $        0
   Source (on cash basis)
       Sales
       Refinancing................................................................... $    0  $        0
       Operations.................................................................... $    0  $        0
       Other......................................................................... $    0  $        0
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (Original total acquisition costs of properties
  retained divided by total acquisition costs of all properties in program)..........      0%          0%

--------
(1) Represents net rental revenue received by the property owner and transmitted to a third party institutional trustee for the benefit of the unitholder investors.

                                    Table V
                        Sales or Disposals of Property


                                                                                                                    Excess
                                                                                                                 (Deficiency)
                                                                                                                 of Property
                                                                                                      Cost of     Operating
                                                                                                    Properties,      Cash
                                                                                                     Including     Receipts
                  Date    Date                                                                      Closing and   Over Cash
  Property(1)   Acquired of Sale      Selling Price, Net of Closing Costs and GAAP adjustments       Soft Costs  Expenditures
  -----------   -------- ------- ------------------------------------------------------------------ ------------ ------------
                                                          Purchase                                     total
                                                           money   Adjustments                      acquisition
                                     Cash       Mortgage  mortgage  resulting                       cost capital
                                   Received     balance    taken      from                original  improvement
                                    net of     at time of back by  application            mortgage  closing and
                                 closing costs    sale    program    of GAAP     total    financing  soft costs     total
Fraser-Rallys.. 4/25/95  2/28/01   $330,633     $      0  $50,000      $0      $  427,000 $      0    $96,367     $  427,000
Greenfield-Rite
 Aid........... 2/13/97  5/18/99   $790,070     $745,387  $     0      $0      $1,525,387 $850,000    $94,613     $1,620,000

(1) Properties owned by Genesis Financial Group, Inc. for the benefit of the Fixed Income Series I unitholders.

                                                                      EXHIBIT C

                       GEN-NET LEASE INCOME TRUST, INC.

                             FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 2000 AND 2001

                       GEN-NET LEASE INCOME TRUST, INC.

                    YEARS ENDED DECEMBER 31, 2000 AND 2001

                                   CONTENTS

              Independent accountants' audit report...........  97
              Financial statements:
                 Balance sheet................................  98
                 Statement of income..........................  99
                 Statement of changes in shareholder's equity. 100
                 Statement of cash flows...................... 101
                 Notes to financial statements................ 102

                         INDEPENDENT AUDITOR'S REPORT

Shareholder
Gen-Net Lease Income Trust, Inc.
Grosse Ile, Michigan

   We have audited the accompanying balance sheet of Gen-Net Lease Income Trust, Inc. as of December 31, 2000 and 2001, and the related statement of income, changes shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of Gen-Net Income Trust, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of Gen-Net Lease Income Trust, Inc. as of December 31, 2000 and 2001 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

                                          ZWICK & STEINBERGER, P.L.L.C.

Southfield, Michigan
January 10, 2002

                       GEN-NET LEASE INCOME TRUST, INC.

                                 BALANCE SHEET
                        (See Accountants' Audit Report)


                                                                         December 31,
                                                                        -------------- August 31,
                                                                        2000    2001      2002
                                                                        ----- -------- -----------
                                                                                       (unaudited)
                                ASSETS
                                ------
Cash and cash equivalents.............................................. $  -- $    956  $     --
Investments:
   Public offering expenses (note 2)...................................    --  180,145   262,612
                                                                        ----- --------  --------
          Total assets................................................. $  -- $181,101  $262,612
                                                                        ===== ========  ========
                 LIABILITIES AND SHAREHOLDER'S EQUITY
                 ------------------------------------
Liabilities:
   Bank overdraft...................................................... $  -- $     --  $  5,225
   Accrued public offering expenses.................................... $  -- $  4,649  $     --
   Line of credit (Note 6)............................................. $  -- $     --  $ 38,660
   Accrued income taxes................................................ $  -- $    725  $     51
   Accounts payable.................................................... $  -- $     --  $ 14,552
   Notes payable, related party (Note 3)............................... $  -- $ 75,112  $     --
                                                                        ----- --------  --------
          Total liabilities............................................ $  -- $ 80,486  $ 58,495
                                                                        ===== ========  ========
Shareholder's equity
   Common stock, ($10 par; 10,000,000 shares authorized, 20,346 issued
     and outstanding)..................................................    --  100,000   203,460
   Retained earnings...................................................    --      615       657
                                                                        ----- --------  --------
       Total shareholder's equity......................................    --  100,615   204,117
                                                                        ----- --------  --------
                                                                        $  -- $181,101  $262,612
                                                                        ===== ========  ========



   The accompanying notes are an integral part of the financial statements.

                       GEN-NET LEASE INCOME TRUST, INC.

                              STATEMENT OF INCOME
                        (See Accountant's Audit Report)

                                        Year ended    For the eight months
                                       December 31,   Ended August 31,
                                     ---------------- --------------------
                                                      (unaudited)
                                     1999 2000  2001  2001      2002
                Dividend income..... $ -- $ -- $1,340 $ --      $  93
                Income taxes........ $ -- $ --    725 $ --      $  51
                                     ---- ---- ------   ----      -----
                Net income.......... $ -- $ -- $  615 $ --      $  42
                                     ==== ==== ======   ====      =====
                Net income per share $ -- $ -- $  .06 $ --      $ .00
                                     ==== ==== ======   ====      =====



   The accompanying notes are an integral part of the financial statements.

                       GEN-NET LEASE INCOME TRUST, INC.

                 STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                        (See Accountants' Audit Report)


                                          Common stock
                                         --------------- Retained
                                         Shares  Amount  Earnings  Total
                                         ------ -------- -------- --------
     Balance, January 1, 1999...........     -- $     --   $ --   $     --
     Net income.........................     --       --     --         --
     Balance December 31, 1999..........     --       --     --         --
     Net income.........................     --       --     --         --
     Balance, December 31, 2000.........     --       --     --         --
     Net income.........................     --       --    615        615
     Stock issued for cash.............. 10,000  100,000     --    100,000
                                         ------ --------   ----   --------
     Balance, December 31, 2001......... 10,000 $100,000   $615   $100,615
     Stock issued for conversion of debt 10,346  103,460     --    103,460
     Net Income.........................     --       --     42         42
                                         ------ --------   ----   --------
     Balance August 21, 2002 (unaudited) 20,346 $203,460   $657   $204,117
                                         ====== ========   ====   ========




   The accompanying notes are an integral part of the financial statements.

                       GEN-NET LEASE INCOME TRUST, INC.

                            STATEMENT OF CASH FLOWS
                        (See Accountants' Audit Report)


                                                                                   For the eight
                                                                Year ended          Months ended
                                                               December 31,          August 31,
                                                         -----------------------  ---------------
                                                                                    (unaudited)
                                                          1999   2000     2001     2001      2002
                                                         ------ ------ ---------  ------   --------
Cash flows from operating activities:
   Net income...........................................     --     -- $     615  $   --   $     42
                                                         ------ ------ ---------  ------   --------
   Adjustments to reconcile net income to net
     cash used in operating activities:
       Changes in assets and liabilities:
          Increase in accrued expense...................     --     --     4,649      --     (4,649)
          Increase (decrease) in accrued
            income tax..................................     --     --       725      --       (674)
          Increase in accounts payable..................     --     --        --      --     14,559
          Increase in public offering
            expense.....................................     --     --  (180,145)     --    (82,467)
                                                         ------ ------ ---------  ------   --------
              Total adjustments.........................     --     --  (174,771)     --    (73,231)
                                                         ------ ------ ---------  ------   --------
              Net cash used in operating
               activities...............................     --     --  (174,156)     --    (73,189)
                                                         ------ ------ ---------  ------   --------
Cash flows provided by financing activities:
   Proceeds (payments) from (to) related party
     borrowings.........................................     --     --    75,112      --    (75,112)
   Increase in bank overdraft...........................     --     --        --      --      5,225
   Proceeds from line of credit.........................     --     --        --      --     38,660
   Proceeds from conversion of debt to equity
     (Note 5)...........................................     --     --        --      --     28,348
   Proceeds from sale of common stock...................     --     --   100,000      --         --
                                                         ------ ------ ---------  ------   --------
              Net cash provided by financing
                activities..............................     --     --   175,112      --     72,233
                                                         ------ ------ ---------  ------   --------
Net increase (decrease) in cash.........................     --     --       956      --       (956)
Cash, beginning.........................................     --     --         0      --        956
                                                         ------ ------ ---------  ------   --------
Cash, ending............................................ $   -- $   -- $     956  $   --   $     --
                                                         ====== ====== =========  ======   ========



   The accompanying notes are an integral part of the financial statements.

                       GEN-NET LEASE INCOME TRUST, INC.

                         NOTES TO FINANCIAL STATEMENTS
                  (See Independent Accountants' Audit Report)

1.  Nature of Business and Operations:

   The Company was incorporated as Genesis Net Lease Realty, Inc. (a Michigan corporation) on September 28, 1998. The Company changed its name on August 30, 2001 to Gen-Net Lease Income Trust, Inc. The Company intends to operate as a Real Estate Investment Trust which will invest in single purpose properties to be leased in a net lease to material businesses or governmental agencies, supported by long-term real estate leases. Net leases generally impose on the leasee responsibility for all or a substantial portion of operating costs and expenses of the property including repairs and maintenance, taxes, assessments, utilities, and insurance. The Company's leases generally provide for a minimum rent plus specified fixed periodic rent increases. The Company will commence operations after receiving approval from the proper regulatory authorities.

   The Company had no operations during 1998, 1999 and 2000, and no assets or liabilities during that period of time.

2.  Public offering expense:

   Public offering expenses will be treated as a reduction of proceeds upon successful completion of the offering. In the event the offering is not completed, these expenses will be written off.

3.  Loan payable:

   The loan payable related party, are for amounts due to the shareholder for public offering expenses advanced on behalf of the Company.

4.  Income taxes:

   The Company intends to become a Real Estate Investment Trust as defined under Internal Revenue Code Section 856 through 860. The trust and its' unit holders will be subject to taxation under Internal Revenue Code Section 857, whereby, the taxable income of the trust will be taxable to the shareholders of the trust if at least 90% of its real estate investment trust taxable income is distributed to shareholders and meets certain other requirements. As of December 31, 2001, the Company was not a Real Estate Investment Trust.


5.  Conversion of debt to equity (unaudited):



   As of December 31, 2001 the Company owed a related party $75,112, and from the period of January 2002 through August 2002 the debt increased to $103,467. At August 30, 2002, by agreement of both parties, the Company converted the debt to equity, which resulted in the issuance of 10,346 shares of additional common stock to the related party. The shares purchased were bought for the same $10 per share that the Company will be offering in its public offering. The remaining $7 from the debt was paid by the Company in September 2002, the amount is included in the Company's accounts payable at August 31, 2002.



6.  Line of credit (unaudited):



   The Company has a $150,000 line of credit with Citizens First Savings Bank of Port Huron, Michigan, on which the Company had drawn $38,660 at August 31, 2002. The line of credit bears interest at a rate of 4.75%. The line of credit is collateralized by the personal guarantees of D. James Barton and Gregg Barton.



7.  Subsequent events:


   The Company filed an initial public offering during 2001 and such registration is currently in progress.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution

               SEC Registration Fee.................... $  6,250
               NASD Filing Fee......................... $  3,000
               Blue Sky Qualification Fees and Expenses $ 20,000
                                                        --------
               Fees of Transfer Agent.................. $      0
               Printing and Engraving.................. $ 85,000
                                                        --------
               Accounting Fees and Expenses............ $ 25,000
                                                        --------
               Legal Fees and Expenses................. $ 60,000
                                                        --------
                  Total(1)............................. $199,250
                                                        --------

--------
(1) The amounts set forth above, except for SEC and NASD fees, are in each case estimated. All expenses itemized above will be paid by Registrant.

Item 32.  Sales to Special Parties.

         None.

Item 33.  Recent Sales of Unregistered Securities.




   (a) Securities Sold. On August 30, 2002, the registrant sold 10,346 shares of common stock.



   (b) Underwriters and Other Purchasers. Genesis Financial Group, Inc. was the purchaser.



   (c) Consideration. Conversion of loans totaling $103,460.00 into equity at per share price of $10.00.



   (d) Exemption from Registration Claimed. The debt-to-equity conversion effective August 30, 2002, was a transaction between the registrant and Genesis Financial Group, Inc., the Sponsor and sole shareholder. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as it did not involve a public offering.



   (e) Not applicable.



   (f) Not applicable.


Item 34.  Indemnification of Directors and Officers.

         Section 5.12 of the Bylaws of the Company provides for indemnification of the officers, directors, or their affiliates by the Company against any claim or loss imposed on them relative to the Company and provided the course of conduct causing the loss was determined, in good faith, to be in the best interests of the Company and that the Directors, or their affiliates were not guilty of misconduct or negligence. Section 5.12 also provides that no Director or affiliate shall be indemnified for any liability imposed by judgment arising out of a violation of state or federal securities laws. The Section conforms with Michigan law.

         Section 9(a) of the Underwriting Agreement provides that the Company shall indemnify the Underwriter, its officers and Directors and each person, if any, who controls the Underwriter for liabilities arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the prospectus or any amendment or supplement to the prospectus or (ii) the omission or alleged omission to state in the prospectus or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 9(b) of the Underwriting Agreement provides that the Underwriter agrees to indemnify the Company, its officers and directors, and each person, if any, who controls the Company for liabilities arising out of
(i) any untrue statement or alleged untrue statement of a material fact contained in the prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the prospectus or any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation of the prospectus or any such amendment or supplement thereto, or (iii) any omission or alleged omission to state in the prospectus or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading if the person asserting the loss purchased securities from the Underwriter and a copy of the prospectus (as amended or supplemented) was not sent or given by or on behalf of the Underwriter to such person if required by law to have been delivered at or prior to the written confirmation of the sale to such person and if the prospectus (as amended or supplemented) would have cured the defect giving rise to the liability.

Item 35.  Treatment of Proceeds from Stock Being Registered.

         Not applicable.

Item 36.  Financial Statements and Exhibits.

   (a) Financial Statements

      (1) Gen-Net Lease Income Trust, Inc. Financial Statements and Independent Auditors' Report, for years ended December 31, 2000 and 2001 (filed with Prospectus)

   (b) Exhibits


                          Title                                    Method of Filing
                          -----                                    ----------------
1    Form of Underwriting Agreement between           Filed with Amendment No. 2.
     Registrant and Investors Capital Corporation
3    Restated Articles of Incorporation               Filed with Amendment No. 1.

3.1  Form of Amended and Restated Bylaws              Filed herewith.

4    Specimen of Stock Certificate                    Filed with Amendment No. 3.

5    Opinion of David A. Sims, P.C. as to legality of Filed with Amendment No. 1.
     securities being registered, including consent

8    Form of Opinion of Lieben, Whitted, Houghton,    Filed with Amendment No. 1.
     Slowiaczek & Cavanagh, P.C., L.L.O. as to tax
     matters, including consent

10.1 Escrow Agreement                                 Filed with Amendment No. 2.

10.2 Form of Omnibus Services Agreement with          Filed with Amendment No. 3.
     Genesis Financial Group, Inc.
23   Consent of Zwick & Steinberger, P.L.L.C.,        Filed herewith.
     Independent Certified Public Accountants

23.1 Consent of Lieben, Whitted, Houghton,            Included in Exhibit 8.
     Slowiaczek & Cavanagh, P.C., L.L.O.

24   Power of Attorney with respect to signing future Filed as part of signature page of initial
     amendments to this Registration Statement        Registration Statement.

99   Prior Performance Table VI                       Filed with Amendment No. 1.


Item 37.   Undertakings.

   (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

      (4) To file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Limited Partners. Each sticker supplement should disclose all compensation and fees received by the General Partner(s) and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

   The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering, and to provide the information contained in such report to the Limited Partners at least once each quarter after the distribution period of the offering has ended.

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Grosse Ile, State of Michigan, on the 4th day of October, 2002.



                                              GEN-NET LEASE INCOME TRUST, INC.
                                                      /s/ JERRY D. BRINGARD
                                              By: -----------------------------
                                                        Jerry D. Bringard
                                                      Chair of the Board of
                                                            Directors

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                      Capacity                  Date
          ---------                      --------                  ----
    /s/ JERRY D. BRINGARD      Chair of the Board of          October 4, 2002
-----------------------------  Directors, President,
      Jerry D. Bringard        Secretary and Director
                               (Principal Executive Officer)
         BRUCE BAUM*           Treasurer (Principal           October 4, 2002
-----------------------------  Financial Officer) (Principal
         Bruce Baum            Accounting Officer)
     THOMAS D. PESCHIO*        Independent Director           October 4, 2002
-----------------------------
      Thomas D. Peschio
   RICHARD H. SCHWACHTER*      Independent Director           October 4, 2002
-----------------------------
    Richard H. Schwachter


       /s/ JERRY D. BRINGARD
*By: -------------------------
        Jerry D. Bringard,
         Attorney-in-Fact

                                 EXHIBIT INDEX


              Exhibit No. Title
              ----------- -----
                  3.1     Form of Amended and Restated Bylaws
                 23       Consent of Zwick & Steinberger, P.L.L.C.